Exhibit 99.2
Financial Statements of Wachovia Corporation
(Note: The page numbers in this Exhibit 99.2 correspond to Wachovia Corporation’s
2007 Annual Report and 2008 Third Quarter Form 10-Q)

Management’s Report
WACHOVIA CORPORATION AND SUBSIDIARIES
MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

     Management of Wachovia Corporation and subsidiaries (the “Company”) is responsible for establishing and maintaining effective internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.
     Under the supervision and with the participation of management, including the principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation under the framework in Internal Control – Integrated Framework, management of the Company has concluded the Company maintained effective internal control over financial reporting, as such term is defined in Securities Exchange Act of 1934 Rules 13a-15(f), as of December 31, 2007.
     Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting can also be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.
     Management is also responsible for the preparation and fair presentation of the consolidated financial statements and other financial information contained in this report. The accompanying consolidated financial statements were prepared in conformity with U.S. generally accepted accounting principles and include, as necessary, best estimates and judgments by management.
     KPMG LLP, an independent, registered public accounting firm, has audited the Company’s consolidated financial statements as of and for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, as stated in their reports, which are included herein.

G. Kennedy Thompson	Thomas J. Wurtz
Chairman, President and	Senior Executive Vice President and
Chief Executive Officer	Chief Financial Officer

February 25, 2008
68       Wachovia Corporation 2007 Annual Report

Independent Auditors’ Report
WACHOVIA CORPORATION AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Wachovia Corporation
     We have audited Wachovia Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Wachovia Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     In our opinion, Wachovia Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Wachovia Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated February 25, 2008 expressed an unqualified opinion on those consolidated financial statements.

Charlotte, North Carolina
February 25, 2008
Wachovia Corporation 2007 Annual Report      69

Independent Auditors’ Report
WACHOVIA CORPORATION AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Wachovia Corporation
     We have audited the accompanying consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.
     As discussed in Note 1 to the consolidated financial statements, Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance during 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Wachovia Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated February 25, 2008 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Charlotte, North Carolina
February 25, 2008
70     Wachovia Corporation 2007 Annual Report

Audited Financial Statements
WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,

(In millions, except per share data)	2007	2006

ASSETS
Cash and due from banks	$15,124	15,826
Interest-bearing bank balances	3,057	2,167
Federal funds sold and securities purchased under resale agreements	15,449	16,923

Total cash and cash equivalents	33,630	34,916

Trading account assets	55,882	44,741
Securities (amortized cost $116,327 in 2007; $109,589 in 2006)	115,037	108,619
Loans, net of unearned income ($7,900 in 2007; $7,394 in 2006)	461,954	420,158
Allowance for loan losses	(4,507)	(3,360)

Loans, net	457,447	416,798

Loans held for sale	16,772	12,568
Premises and equipment	6,605	6,141
Due from customers on acceptances	1,418	855
Goodwill	43,122	38,379
Other intangible assets	2,119	1,635
Other assets	50,864	42,469

Total assets	$782,896	707,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	60,893	66,572
Interest-bearing deposits	388,236	340,886

Total deposits	449,129	407,458
Short-term borrowings	50,393	49,157
Bank acceptances outstanding	1,424	863
Trading account liabilities	21,585	18,228
Other liabilities	19,151	20,004
Long-term debt	161,007	138,594

Total liabilities	702,689	634,304

Minority interest in net assets of consolidated subsidiaries	3,335	3,101

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	—	—
Dividend Equalization Preferred shares, no par value, outstanding 97 million shares in 2007 and in 2006	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $ 100,000 liquidation preference per share, 25,010 shares authorized	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding in 2007	2,300	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.960 billion shares in 2007; 1.890 billion shares in 2006	6,534	6,300
Paid-in capital	56,149	51,793
Retained earnings	13,456	13,723
Accumulated other comprehensive income, net	(1,567)	(2,100)

Total stockholders’ equity	76,872	69,716

Total liabilities and stockholders’ equity	$782,896	707,121

See accompanying Notes to Consolidated Financial Statements.
Wachovia Corporation 2007 Annual Report     71

Audited Financial Statements
WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,

(In millions, except per share data)	2007	2006	2005

INTEREST INCOME
Interest and fees on loans	$31,258	21,976	13,970
Interest and dividends on securities	6,097	6,433	5,783
Trading account interest	2,062	1,575	1,581
Other interest income	2,814	2,281	2,355

Total interest income	42,231	32,265	23,689

INTEREST EXPENSE
Interest on deposits	12,961	9,119	5,297
Interest on short-term borrowings	2,849	3,114	2,777
Interest on long-term debt	8,291	4,783	1,934

Total interest expense	24,101	17,016	10,008

Net interest income	18,130	15,249	13,681
Provision for credit losses	2,261	434	249

Net interest income after provision for credit losses	15,869	14,815	13,432

FEE AND OTHER INCOME
Service charges	2,686	2,480	2,151
Other banking fees	1,797	1,756	1,491
Commissions	2,878	2,406	2,343
Fiduciary and asset management fees	4,433	3,368	3,115
Advisory, underwriting and other investment banking fees	1,503	1,345	1,109
Trading account profits (losses)	(856)	535	286
Principal investing	759	525	401
Securities gains (losses)	(278)	118	89
Other income	375	2,132	1,338

Total fee and other income	13,297	14,665	12,323

NONINTEREST EXPENSE
Salaries and employee benefits	12,190	10,903	9,671
Occupancy	1,343	1,173	1,064
Equipment	1,233	1,184	1,087
Advertising	264	204	193
Communications and supplies	720	653	633
Professional and consulting fees	857	790	662
Other intangible amortization	424	423	416
Merger-related and restructuring expenses	265	179	292
Sundry expense	2,526	2,087	1,933

Total noninterest expense	19,822	17,596	15,951

Minority interest in income of consolidated subsidiaries	571	414	342

Income from continuing operations before income taxes	8,773	11,470	9,462
Income taxes	2,461	3,725	3,033

Income from continuing operations	6,312	7,745	6,429
Discontinued operations, net of income taxes	—	46	214

Net income	$6,312	7,791	6,643

PER COMMON SHARE DATA
Basic
Income from continuing operations	$3.31	4.70	4.13
Net income	3.31	4.72	4.27
Diluted
Income from continuing operations	3.26	4.61	4.05
Net income	3.26	4.63	4.19
Cash dividends	$2.40	2.14	1.94
AVERAGE COMMON SHARES
Basic	1,907	1,651	1,556
Diluted	1,934	1,681	1,585

See accompanying Notes to Consolidated Financial Statements.
72     Wachovia Corporation 2007 Annual Report

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Years Ended December 31, 2007, 2006 and 2005

							Accumulated
							Other
	Preferred Stock		Common Stock		Paid-in	Retained	Comprehensive
(In millions, except per share data)	Shares	Amount	Shares	Amount	Capital	Earnings	Income, Net	Total

Balance, December 31, 2004	—	$—	1,576	$5,253	31,161	10,178	725	47,317
Comprehensive income
Net income	—	—	—	—	—	6,643	—	6,643
Minimum pension liability	—	—	—	—	—	—	(19)	(19)
Net unrealized losses, net of reclassification adjustments on
Debt and equity securities	—	—	—	—	—	—	(1,424)	(1,424)
Derivative financial instruments	—	—	—	—	—	—	(55)	(55)

Total comprehensive income	—	—	—	—	—	6,643	(1,498)	5,145
Purchases of common stock	—	—	(52)	(173)	(711)	(1,809)	—	(2,693)
Common stock issued for
Stock options and restricted stock	—	—	19	62	836	—	—	898
Acquisitions	—	—	—	—	3	—	—	3
Deferred compensation, net	—	—	—	—	(70)	—	—	(70)
Dividends at $1.94 per common share	—	—	—	—	—	(3,039)	—	(3,039)

Balance, December 31, 2005	—	—	1,543	5,142	31,219	11,973	(773)	47,561
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	—	41	—	41
Comprehensive income
Net income	—	—	—	—	—	7,791	—	7,791
Minimum pension liability	—	—	—	—	—	—	29	29
Net unrealized gains (losses), net of reclassification adjustments on
Debt and equity securities	—	—	—	—	—	—	(293)	(293)
Derivative financial instruments	—	—	—	—	—	—	23	23

Total comprehensive income	—	—	—	—	—	7,791	(241)	7,550
Adjustment to initially apply SFAS 158, net of income taxes	—	—	—	—	—	—	(1,086)	(1,086)
Purchases of common stock	—	—	(82)	(274)	(1,746)	(2,493)	—	(4,513)
Common stock issued for
Stock options and restricted stock	—	—	25	83	1,037	—	—	1,120
Acquisitions	—	—	404	1,349	21,098	—	—	22,447
Deferred compensation, net	—	—	—	—	185	—	—	185
Dividends at $2.14 per common share	—	—	—	—	—	(3,589)	—	(3,589)

Balance, December 31, 2006	—	—	1,890	6,300	51,793	13,723	(2,100)	69,716
Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	—	—	(1,447)	—	(1,447)
Comprehensive income
Net income	—	—	—	—	—	6,312	—	6,312
Unamortized gains under employee benefit plans, net of reclassification adjustments	—	—	—	—	—	—	608	608
Net unrealized gains (losses), net of reclassification adjustments on
Debt and equity securities	—	—	—	—	—	—	(231)	(231)
Derivative financial instruments	—	—	—	—	—	—	156	156

Total comprehensive income	—	—	—	—	—	6,312	533	6,845
Preferred shares issued	92	2,300	—	—	(37)	—	—	2,263
Purchases of common stock	—	—	(22)	(72)	(609)	(515)	—	(1,196)
Common stock issued for
Stock options and restricted stock	—	—	20	64	1,151	—	—	1,215
Acquisitions	—	—	72	242	3,700	—	—	3,942
Deferred compensation, net	—	—	—	—	151	—	—	151
Dividends at $2.40 per common share	—	—	—	—	—	(4,617)	—	(4,617)

Balance, December 31, 2007	92	$2,300	1,960	$6,534	56,149	13,456	(1,567)	76,872

See accompanying Notes to Consolidated Financial Statements.
Wachovia Corporation 2007 Annual Report     73

Audited Financial Statements
WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

(In millions)	2007	2006	2005

OPERATING ACTIVITIES
Net income	$6,312	7,791	6,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	—	(46)	(214)
Accretion and amortization of securities discounts and premiums, net	232	(37)	216
Provision for credit losses	2,261	434	249
Gain on securitization transactions	(38)	(278)	(210)
Gain on sale of mortgage servicing rights	(5)	(29)	(26)
Securities transactions	278	(118)	(89)
Depreciation and other amortization	1,869	1,686	1,449
Deferred income taxes	(185)	530	803
Trading account assets, net	(10,074)	(2,825)	3,241
(Gain) loss on sales of premises and equipment	5	(1)	107
Contribution to qualified pension plan	(270)	(600)	(330)
Excess income tax benefits from share-based payment arrangements	(158)	(152)	(162)
Loans held for sale, net	(5,483)	(6,339)	(5,527)
Deferred interest on certain loans	(1,518)	(362)	—
Other assets, net	(5,286)	(2,550)	3,917
Trading account liabilities, net	3,357	630	(4,111)
Other liabilities, net	(762)	4,209	(250)

Net cash provided (used) by operating activities	(9,465)	1,943	5,706

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	21,599	31,595	54,571
Maturities of securities	60,765	18,848	40,877
Purchases of securities	(83,414)	(40,204)	(101,001)
Origination of loans, net	(46,127)	(25,512)	(23,565)
Sales of premises and equipment	204	292	2,155
Purchases of premises and equipment	(1,121)	(1,756)	(2,762)
Goodwill and other intangible assets	(690)	(100)	(501)
Divestiture of Corporate and Institutional Trust businesses	—	—	740
Purchase of bank-owned separate account life insurance, net	(1,637)	(2,544)	(1,791)
Cash equivalents acquired, net of purchases of banking organizations	(1,340)	(2,532)	34

Net cash used by investing activities	(51,761)	(21,913)	(31,243)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	41,527	13,268	29,841
Securities sold under repurchase agreements and other short-term borrowings, net	(944)	(17,246)	(2,240)
Issuances of long-term debt	57,594	42,429	10,486
Payments of long-term debt	(35,181)	(13,904)	(8,283)
Issuances of preferred shares	2,263	—	—
Issuances of common stock, net	336	664	337
Purchases of common stock	(1,196)	(4,513)	(2,693)
Excess income tax benefits from share-based payment arrangements	158	152	162
Cash dividends paid	(4,617)	(3,589)	(3,039)

Net cash provided by financing activities	59,940	17,261	24,571

Decrease in cash and cash equivalents	(1,286)	(2,709)	(966)
Cash and cash equivalents, beginning of year	34,916	37,625	38,591

Cash and cash equivalents, end of year	$33,630	34,916	37,625

CASH PAID FOR
Interest	$23,423	16,379	9,629
Income taxes	4,976	2,471	3,032
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	6,198	2,422	931
Transfer to securities from loans held for sale resulting from securitizations	—	60	212
Transfer to loans from securities resulting from terminated securitizations	310	—	—
Transfer to loans held for sale from loans	633	—	—
Transfer to loans from loans held for sale	—	335	12,636
Cumulative effect of an accounting change, net of income taxes	(1,447)	41	—
Issuance of common stock, options and notes for purchase accounting acquisitions	$4,474	22,447	—

See accompanying Notes to Consolidated Financial Statements.
74     Wachovia Corporation 2007 Annual Report

WACHOVIA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007, 2006 AND 2005

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
GENERAL
     Wachovia Corporation (the “Parent Company”) is a bank holding company whose principal wholly owned subsidiaries are Wachovia Bank, National Association (“Wachovia Bank”), a national banking association; Wachovia Mortgage, FSB (formerly World Savings Bank, FSB), a federally chartered savings bank; and Wachovia Capital Markets, LLC, an institutional and investment banking company. The Company also holds a 62 percent interest in Wachovia Securities Financial Holdings, LLC, the parent company of Wachovia Securities, LLC (“Wachovia Securities”), a retail brokerage company (see Note 2 for further discussion of the Company’s majority interest). The Company also holds a majority interest in Wachovia Preferred Funding Corp., a Real Estate Investment Trust (“REIT”), which has publicly traded preferred stock outstanding. Wachovia Corporation and subsidiaries (together “Wachovia” or the “Company”) is a diversified financial services company whose operations are principally domestic.
     The accounting and reporting policies of the Company are in accordance with U.S. generally accepted accounting principles, and they conform to general practices within the applicable industries. The consolidated financial statements include the accounts of the Parent Company and all its majority-owned subsidiaries as well as variable interest entities where the Company is the primary beneficiary. In consolidation, all significant intercompany accounts and transactions are eliminated.
     The preparation of the financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions. The accounting policies that are particularly sensitive to judgments and the extent to which significant estimates are used include allowance for loan losses and the reserve for unfunded lending commitments, fair value of certain financial instruments, consolidation, goodwill impairment and contingent liabilities.
CASH AND CASH EQUIVALENTS
     Cash and cash equivalents include cash and due from banks, interest-bearing bank balances and federal funds sold and securities purchased under resale agreements. Generally, cash and cash equivalents have maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to be fair value.
SECURITIES PURCHASED AND SOLD AGREEMENTS
     Securities purchased under resale agreements and securities sold under repurchase agreements are generally accounted for as collateralized financing transactions and are recorded at the amount at which the securities were acquired or sold plus accrued interest. It is the Company’s policy to take possession of securities purchased under resale agreements, which are primarily U.S. Government and Government agency securities. The Company monitors the market value of securities purchased and sold and obtains collateral from or returns it to counterparties when appropriate.
SECURITIES AND TRADING ACTIVITIES
     Securities are classified at the date of commitment or purchase as trading or as available for sale securities. The fair value of securities is based on quoted market prices, or if quoted market prices are not available, then the fair value is estimated using quoted market prices for similar securities, pricing models or discounted cash flow analyses using observable market data where available. The determination of fair value includes various factors such as exchange or over-the-counter market price quotations; time value and volatility factors for options, warrants and derivatives; observed prices for equivalent or synthetic instruments; and counterparty credit quality.
Trading Account Assets and Liabilities
     Trading account assets and liabilities include primarily debt securities, securities sold short and trading derivatives, and are recorded at fair value with realized and unrealized gains and losses recorded in trading account profits in the results of operations. Interest and dividends on trading account debt and equity securities, including securities sold short, are recorded in interest income or interest expense on an accrual basis. Interest and dividends on trading account derivatives are included in trading account profits (losses) in the results of operations. The fair value of derivatives in a gain position, as well as purchased options, are reported as trading account assets. Similarly, the fair value of derivatives in a loss position, as well as written options, are reported as trading account liabilities. The reported amounts related to trading derivatives include the effect of master netting agreements, where applicable.
Securities Available for Sale
     Securities available for sale, which include debt securities and marketable equity securities, are used as part of the Company’s interest rate risk management strategy, and they may be sold in response to changes in interest rates, changes in prepayment risks and other factors. Securities available for sale are carried at fair value with unrealized gains and losses recorded net of income taxes as a component of other comprehensive income in stockholders’ equity. Interest and dividends on securities are recognized in interest income on an accrual basis. Premiums and discounts on debt securities are amortized as an adjustment to yield over the contractual term of the security. If a prepayment occurs on a security, any related premium or discount is recognized as an adjustment to yield in the results of operations in the period in which the prepayment occurs. Realized gains and losses are recognized on a specific identification, trade date basis. Realized gains and losses are included in fee and other income as securities gains (losses) in the results of operations.
Wachovia Corporation 2007 Annual Report      75

Audited Financial Statements

     On a quarterly basis, the Company makes an assessment to determine whether there have been any events or economic circumstances to indicate that a security on which there is an unrealized loss is impaired on an other-than-temporary basis. The Company considers many factors including the severity and duration of the impairment; the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value; recent events specific to the issuer or industry; and for debt securities, external credit ratings and recent downgrades. Securities on which there is an unrealized loss that is deemed to be other-than-temporary are written down to fair value with the write-down recorded as a realized loss in securities gains (losses).
Derivatives
     See Note 19 for the applicable policies for trading account derivatives (including economic hedges) and derivatives designated and accounted for as hedges. In connection with the Company’s derivative activities, the Company may obtain collateral from, or deliver collateral to derivative counterparties. The amount of collateral required is based on the level of credit risk and on the strength of the individual counterparty. Generally, the form of the collateral required is cash. In the third quarter of 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) FIN 39-1, which expands the scope of FASB Interpretation (“FIN”) No. 39, “Offsetting of Amounts Related to Certain Contracts,” to permit netting of cash collateral received or posted against the applicable derivative asset or liability in situations where the applicable netting criteria are met. This new interpretation, which the FASB issued in April 2007, is effective January 1, 2008, with early adoption permitted. The FSP requires retrospective adoption to earlier periods. The interest income or expense related to netted cash collateral is included in trading account profits (losses) in the results of operations.
SERVICING RIGHTS
     In connection with certain transactions where the Company securitizes and sells originated or purchased loans with servicing retained, servicing assets or liabilities are recorded based on the fair value of the servicing rights on the date the loans are sold. The Company also purchases certain servicing assets.
     With the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets,” on January 1, 2006, the Company determined that certain mortgage servicing rights (“MSRs”) would be recorded at fair value on an ongoing basis, with changes in fair value recorded in the results of operations (“fair value MSRs”). See Note 5 for additional information on the adoption of SFAS 156. Servicing assets carried at amortized cost (“amortizing MSRs”) are amortized in proportion to and over the estimated period of net servicing income.
CONSOLIDATION
     The Company consolidates those entities in which it holds a controlling financial interest, which is typically measured as a majority of the outstanding common stock. However, in certain situations, a voting interest may not be indicative of control, and in those cases, control is measured by other factors. Variable interest entities (“VIEs”), certain of which are also referred to as special-purpose entities (“SPEs”), are entities in which equity investors do not have the characteristics of a controlling financial interest. A company is deemed to be the “primary beneficiary,” and thus required to consolidate a VIE, if the company has a variable interest (or combination of variable interests) that will absorb a majority of the VIE’s expected losses, that will receive a majority of the VIE’s expected residual returns, or both. A “variable interest” is a contractual, ownership or other interest that changes with changes in the fair value of the VIE’s net assets. “Expected losses” and “expected residual returns” are measures of variability in the expected cash flows of a VIE.
SECURITIZATIONS AND BENEFICIAL INTERESTS
     In certain asset securitization transactions that meet the applicable criteria to be accounted for as a sale, assets are sold to an entity referred to as a “qualifying special purpose entity” (“QSPE”), which then issues beneficial interests in the form of senior and subordinated interests collateralized by the assets. In some cases, the Company may retain as much as 90 percent of the beneficial interests. Additionally, from time to time, the Company may also resecuritize certain assets in a new securitization transaction.
     The assets and liabilities sold to a QSPE are excluded from the Company’s consolidated balance sheet, subject to a quarterly evaluation to ensure the entity continues to meet the requirements to be a QSPE. If the Company’s portion of the beneficial interests exceeds 90 percent, a QSPE would no longer qualify for off-balance sheet treatment and the Company may be required to consolidate the SPE, subject to determining whether the entity is a VIE and to determining who is the primary beneficiary. In these cases, any beneficial interests previously held by the Company are derecognized from the balance sheet and the underlying assets and liabilities of the SPE are recorded at fair value to the extent interests were previously held by outside parties.
     The carrying amount of the assets transferred to a QSPE, excluding servicing rights, is allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. A gain or loss is recorded in other fee income for the difference between the carrying amount and the fair value of the assets sold. Fair values are based on quoted market prices, quoted market prices for similar assets, or if market prices are not available, then the fair value is estimated using discounted cash flow analyses with assumptions for credit losses, prepayments and discount rates that are corroborated by and independently verified against market observable data, where possible. Retained interests from securitizations with off-balance sheet entities, including QSPEs and VIEs where the Company is not the primary beneficiary, are classified as either available for sale securities, trading account assets or loans, and are accounted for as described herein.
76     Wachovia Corporation 2007 Annual Report

LOANS
     Loans are recorded at the principal balance outstanding, net of unearned income. Interest income is recognized on an accrual basis. Loan origination fees and direct costs as well as premiums and discounts are amortized as an adjustment to yield over the term of the loan. Loan commitment fees are generally deferred and amortized on a straight-line basis over the commitment period.
     A loan is considered to be impaired when based on current information, it is probable the Company will not receive all amounts due in accordance with the contractual terms of a loan agreement. The allowance for loan losses for an impaired loan is the difference between the carrying amount and fair value of the loan. The fair value is measured based on either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. When the ultimate collectibility of the principal balance of an impaired loan is in doubt, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are recorded as recoveries of any amounts previously charged off, and then to interest income to the extent any interest was forgone. In situations where the Company grants a concession it would not otherwise consider to a borrower experiencing financial difficulty, the related loan is classified as a troubled debt restructuring. Such loans are also considered impaired.
     The accrual of interest is generally discontinued on commercial loans and leases that become 90 days past due as to principal or interest, or where reasonable doubt exists as to collection, unless well secured and in the process of collection. Certain consumer loans, including auto and installment, that become 120 days past due are placed on nonaccrual status. Consumer real estate-secured loans that become 180 days past due are placed on nonaccrual status, with the exception of Pick-a-Payment loans (see Note 6) that are placed on nonaccrual status at 90 days past due.
     Generally, consumer loans that become 180 days past due are charged off. When borrowers demonstrate over an extended period the ability to repay a loan in accordance with the contractual terms of a loan classified as nonaccrual, the loan is returned to accrual status.
Leases
     Loans also include direct financing leases that are recorded at the aggregate of minimum lease payments receivable plus the estimated residual value of the leased property, less unearned income. Leveraged leases, which are a form of direct financing leases, are recorded net of nonrecourse debt. Unearned income on leases is amortized under a method that results in a level rate of return.
     On January 1, 2007, the Company adopted FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction.” FSP 13-2 amends SFAS 13, “Accounting for Leases,” such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. Prior to FSP 13-2, only changes in important lease assumptions that changed the total estimated net income under a lease triggered a recalculation; changes affecting only the timing of leveraged lease cash flows did not.
     The Company has two primary classes of leveraged lease transactions that are affected by FSP 13-2: Lease-In, Lease-Out transactions (“LILOs”) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out transactions (“SILOs”). The Company settled with the Internal Revenue Service (“IRS”) in June 2004 on all matters relating to the portfolio of LILOs. On SILOs, the Company has concluded that it is possible that upon ultimate resolution with the IRS, the Company may not realize all of the income tax benefits originally recorded. On January 1, 2007, the Company recorded a $1.4 billion after-tax charge to beginning retained earnings entirely related to recalculation of the Company’s portfolios of LILOs and SILOs to reflect the actual change in the timing of income tax cash flows on LILOs and the expected change on SILOs.
     In performing the leveraged lease recalculation, the Company made certain assumptions relative to the amount and timing of income tax cash flows. If new information becomes available in the future causing a change in the assumptions, the Company would then be required to perform another recalculation, the effect of which would be reported in the results of operations, and could, depending on the assumption that changed, result in either an increase or a decrease to the net investment in the leases.
ALLOWANCE FOR LOAN LOSSES AND RESERVE FOR UNFUNDED LENDING COMMITMENTS
     The allowance for loan losses and reserve for unfunded lending commitments (which is reported in other liabilities) are maintained at levels that are adequate to absorb probable losses inherent in the loan portfolio and in unfunded commercial lending commitments, respectively, as of the date of the consolidated financial statements. The Company has developed policies and procedures for assessing the adequacy of the allowance for loan losses and reserve for unfunded lending commitments that reflect the assessment of credit risk considering all available information. Where appropriate, this assessment includes monitoring qualitative and quantitative trends including changes in the levels of past due, criticized and nonperforming loans. In developing this assessment, the Company must rely on estimates and exercise judgment in assessing credit risk. Depending on changes in circumstances, future assessments of credit risk may yield materially different results from the estimates, which may require an increase or a decrease in the allowance for loan losses or reserve for unfunded lending commitments.
Wachovia Corporation 2007 Annual Report      77

Audited Financial Statements

     The Company employs a variety of modeling and estimation tools for measuring credit risk that are used in developing an appropriate allowance for loan losses and reserve for unfunded lending commitments. The allowance for loan losses consists of formula-based components for both the commercial and consumer portfolios, each of which includes an adjustment for historical loss variability, a reserve for impaired commercial loans and an unallocated component. The factors supporting the allowance for loan losses and the reserve for unfunded lending commitments do not diminish the fact that the entire allowance for loan losses and reserve for unfunded lending commitments are available to absorb losses in the loan portfolio and related commitment portfolio, respectively. The Company’s principal focus, therefore, is on the adequacy of the total allowance for loan losses and reserve for unfunded lending commitments.
     The allowance for loan losses and the reserve for unfunded lending commitments are subject to review by banking regulators. The Company’s primary bank regulators regularly conduct examinations of the allowance for loan losses and the reserve for unfunded lending commitments and make assessments regarding their adequacy and the methodology employed in their determination.
LOANS HELD FOR SALE
     Loans are classified as held for sale based on management’s intent to sell the loans, either as part of a core business strategy or related to a risk mitigation strategy. Loans held for sale and any related unfunded commercial lending commitments are recorded at the lower of cost or market value (“LOCOM”). At the time of the transfer to loans held for sale, if the market value is less than cost (which is the carrying amount net of deferred fees and costs and applicable allowance for loan losses and reserve for unfunded lending commitments), the difference is recorded as additional provision for credit losses in the results of operations. Market value is determined based on quoted market prices for the same or similar loans where such information is available; otherwise the Company uses outstanding investor commitments or discounted cash flow analyses with market assumptions. Loans held for sale are aggregated for purposes of calculating the market value, consistent with the strategy for sale of the loans.
     For a relationship that includes an unfunded commercial lending commitment, the cost basis is the outstanding balance of the loan net of the allowance for loan losses and net of any reserve for unfunded lending commitments. This cost basis is compared to the market value of the entire relationship including the unfunded lending commitment, where applicable. The market values of loans in loans held for sale are reviewed at least quarterly. Subsequent declines or recoveries of previous declines in the market value are recorded in other fee income in the results of operations. Market value changes occur due to changes in interest rates, the borrower’s credit, the secondary loan market or the market for a particular borrower’s debt.
     Individual loans or pools of loans are transferred from the loan portfolio to loans held for sale when the intent to hold the loans has changed and there is a plan to sell the loans within a reasonable period of time. When the Company no longer has the intent to sell loans, individual loans or pools of loans are transferred from loans held for sale to the loan portfolio.
     For unfunded lending commitments where management’s intent is to sell all or part of the funded loan, the Company records a reserve when management believes that a loss is both probable and estimable. The loss estimate is based on management’s assessment of either the amount the Company would pay to transfer the commitment or the difference between the assumed funded amount, if the loan were to fund currently, and the amount at which the loan could be sold currently.
     If an unfunded commercial lending commitment expires before a sale occurs, the reserve associated with the unfunded commercial lending commitment is recognized as a credit to other fee income in the results of operations.
PREMISES AND EQUIPMENT
     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized using the straight-line method over the estimated useful lives of the assets. Depreciation is discontinued at the time an asset is determined to be held for disposal. Premises and equipment include certain costs associated with the acquisition or development of internal-use software, leasehold improvements and capitalized leases. For leasehold improvements, the estimated useful life is the lesser of the remaining lease term or estimated useful life. For capitalized leased assets, the estimated useful life is generally the lease term.
PRINCIPAL INVESTMENTS
     Principal investments are recorded at fair value with realized and unrealized gains and losses included in principal investing income in the results of operations, and are included in other assets on the balance sheet. For public equity investments, fair value is based on quoted market prices, net of applicable blockage discounts for trading restrictions and liquidity. Investments in non-public securities are recorded at the Company’s estimate of fair value, which is generally the original cost basis unless either the investee has raised additional debt or equity capital and the Company believes the transaction, taking into consideration differences in the terms of securities, is a better indicator of fair value; or the Company believes the fair value is less than the carrying amount.
     For investments in private equity funds, the Company uses information provided by the fund managers in the initial determination of estimated fair value. Valuation factors such as the age of the fund and industry concentrations are used in the final determination of estimated fair value.
     In situations where a portion of an investment in a non-public security or fund is sold, the Company recognizes a realized gain or loss on the portion sold and an unrealized gain or loss on the portion retained.
78     Wachovia Corporation 2007 Annual Report

EQUITY METHOD INVESTMENTS
     The Company accounts for investments in which the Company has significant influence, generally represented by an investment in 20 percent or more of the common stock of the investee, under the equity method of accounting, except for equity investments carried at fair value as described in “Principal Investing” above. Equity method investments are recorded at cost adjusted to reflect the Company’s portion of income, loss or dividends of the investee. The Company recognizes gain or loss in the results of operations on transactions where a subsidiary or an equity method investee issues common stock subject to a determination that the gain is realizable and that there are no plans to reacquire the shares; otherwise, the gain or loss is recorded net of income taxes directly in stockholders’ equity.
REVENUE RECOGNITION
     Revenue is recognized when the earnings process is complete, generally on the trade date, and collectibility is assured. Specifically, brokerage commission fees are recognized in income on a trade date basis. Asset management fees, measured by assets at a particular date, are accrued as earned. Advisory and underwriting fees are recognized when the related transaction is complete. Commission expenses are recorded when the related revenue is recognized.
     For derivative contracts, gains and losses at inception are recognized only if the fair value of the contract is evidenced by a quoted market price in an active market, an observable price of other market transactions or other observable data supporting a valuation technique. For those gains and losses that are not evidenced by market data, the transaction price is used as the fair value of the contract, and no gain or loss is recognized at inception. Any gains or losses not meeting the criteria for initial recognition are deferred and recognized when realized.
INCOME TAXES
     On January 1, 2007, the Company adopted FIN No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” The Company’s accounting policies related to income taxes and adoption of FIN 48 are included in Note 17.
GOODWILL AND OTHER INTANGIBLE ASSETS
     Goodwill and identified intangible assets with indefinite useful lives are not subject to amortization. Rather these assets are subject to impairment testing on an annual basis, or more often if events or circumstances indicate there may be impairment. This test involves assigning tangible assets and liabilities, identified intangible assets and goodwill to reporting units and comparing the fair value of each reporting unit to its carrying amount. If the fair value is less than the carrying amount, a further test is required to measure the amount of impairment. The Company determined that lines of business that are one level below operating segments are its reporting units.
     Identified intangible assets that have a finite useful life are amortized over that life in a manner that approximates the estimated decline in the economic value of the identified intangible asset. Identified intangible assets that have a finite useful life are periodically reviewed to determine whether there have been any events or circumstances to indicate the recorded amount is not recoverable from projected undiscounted net operating cash flows. If the projected undiscounted net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value, and when appropriate, the amortization period is also reduced.
     Unamortized intangible assets associated with disposed assets are included in the determination of gain or loss on sale of the disposed assets and for businesses sold, a portion of the goodwill, based on the relative fair value of the business sold as compared with the fair value of the applicable reporting unit, is included in the determination of gain or loss.
     The Company’s impairment evaluations for the year ended December 31, 2007, indicated that none of the Company’s goodwill or identified intangible assets with an indefinite useful life are impaired.
BUSINESS COMBINATIONS
     The purchase price of an acquired entity or business, to the extent the proceeds include the Company’s common stock, is based on the weighted average closing prices of the Company’s common stock for a period two trading days before the announcement and two trading days after the announcement of the merger, which includes the announcement date. The assets and liabilities of an acquired entity or business are recorded at their respective fair values as of the closing date of the merger. Fair values are preliminary and subject to refinement for up to one year after the closing date of a merger as information relative to closing date fair values becomes available. The results of operations of an acquired entity are included in the Company’s consolidated results from the closing date of the merger, and prior periods are not restated.
     To the extent that an acquired entity’s employees hold stock options, such options are typically converted into options of the Company at the applicable exchange ratio for the common stock, and the exercise price is adjusted accordingly. The fair values of such options are determined using the Black-Scholes option pricing model with market assumptions. For vested options, including those that fully vested upon change in control, the fair value is included as a component of the purchase price. For options that continue to vest post-merger, the fair value is amortized in accordance with the Company’s policies for stock-based compensation as described herein.
Wachovia Corporation 2007 Annual Report      79

Audited Financial Statements

STOCK-BASED COMPENSATION
     The Company has stock-based compensation plans under which incentive and nonqualified stock options and restricted stock awards (“RSAs”) may be granted periodically to certain employees. These awards generally vest based on continued service with the Company with the vesting of certain RSAs subject to performance conditions. These plans are described in detail in Note 12.
     The Company adopted the fair value method of accounting for stock options effective as of the beginning of the year in which the decision was made, or January 1, 2002, and only for stock option awards made in 2002 and thereafter. Under the fair value method, fair value is measured on the date of grant using the Black-Scholes option pricing model with market assumptions. This amount is amortized as salaries and employee benefits expense on a straight-line basis over the vesting period. Option pricing models require the use of highly subjective assumptions, including expected stock price volatility, which if changed can significantly affect fair value estimates. Awards prior to 2002 continue to be accounted for under the intrinsic value method, and all such awards had fully vested by December 31, 2005.
     For restricted stock, deferred compensation is measured as the fair value of the shares on the date of grant, and the deferred compensation is amortized as salaries and employee benefits expense in the results of operations in accordance with the applicable vesting schedule, generally straight-line over three years to five years. Certain of the Company’s restricted stock awards vest if the Company achieves certain performance conditions and these awards are amortized on an accelerated basis. Note 12 has additional information on stock-based compensation.
     The Company adopted SFAS 123 (revised), “Share-Based Payments” (“SFAS 123R”), effective January 1, 2006, and the primary impact of this new standard on the Company was the different treatment of awards granted after January 1, 2006, to retirement-eligible employees, which must be expensed in full at the date of grant, or from the date of grant to the date that an employee will become retirement-eligible, if that is before the end of the stated vesting period.
     For the year ended December 31, 2005, both the reported stock-based employee compensation expense, net of income taxes, and the total stock-based compensation expense determined as if the fair value method had been applied for all awards, net of income taxes, were $67 million. As a result, there was no difference in basic and diluted earnings per common share.
EARNINGS PER SHARE
     Basic earnings per share is determined by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is determined by dividing income available to common stockholders by the weighted average number of shares adjusted to include the effect of potentially dilutive shares (typically stock options and restricted stock). Income available to common stockholders is computed as net income less dividends on preferred stock.
FOREIGN CURRENCY TRANSLATION
     The assets, liabilities and results of operations of foreign branches and subsidiaries are recorded based on the applicable functional currency for each entity. For the majority of the Company’s foreign operations, the functional currency is the U.S. dollar, and accordingly, the remeasurement gains or losses on non-U.S. dollar denominated assets and liabilities are included in the consolidated results of operations.
NEW ACCOUNTING PRONOUNCEMENTS
     In addition to the adoption in 2006 of the new accounting pronouncements described above, including SFAS 156 and SFAS 123R, the Company also adopted SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” on its effective date of December 31, 2006. Note 15 includes additional information on the adoption of SFAS 158.
     On January 1, 2007, the Company adopted FSP 13-2, which is described above, FIN 48 which is described in Note 17, SFAS 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” Emerging Issues Task Force (“EITF”) Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, ‘Accounting for Purchases of Life Insurance,’” and FSP FIN 39-1, “Amendment of FASB Interpretation No 39,” which is described elsewhere in Note 1.
     SFAS 155 permits companies to record certain hybrid financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Hybrid financial instruments are those containing an embedded derivative. SFAS 155 also provides a one-time opportunity to elect to record certain hybrid financial instruments existing on January 1, 2007, at fair value. Wachovia did not elect to carry any such financial instruments at fair value, and accordingly, had no cumulative effect adjustment from the adoption. Going forward, certain retained interests in securitizations will be carried at fair value under SFAS 155 with unrealized gains and losses recorded in the results of operations.
     EITF Issue No. 06-5 addresses the accounting for certain bank and corporate-owned life insurance policies. The impact of adoption of this standard amounted to a $4 million reduction in the Company’s January 1, 2007, investment in bank and corporate-owned life insurance of $13.3 billion, with an offsetting $4 million reduction in beginning retained earnings on January 1, 2007.
80      Wachovia Corporation 2007 Annual Report

     In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires the use of both an income statement approach and a balance sheet approach when evaluating whether an error is material to an entity’s financial statements, based on all relevant quantitative and qualitative factors. The SEC issued SAB 108 to address what the SEC identified as diversity in practice whereby entities were using either an income statement approach or a balance sheet approach, but not both. The Company consistently used an income statement approach in prior periods. SAB 108 became effective December 31, 2006, and any material adjustments arising from the adoption of SAB 108 were required to be recorded as a cumulative effect adjustment to beginning retained earnings.
     In the fourth quarter of 2006, the Company completed its analysis in accordance with SAB 108 using both the income statement approach and the balance sheet approach and concluded the Company had no prior year misstatements that were material to its consolidated financial statements.
OTHER INCOME
     Other income for the year ended December 31, 2007, includes $1.3 billion of valuation losses related to commercial mortgage, consumer mortgage and leveraged finance.
RECLASSIFICATIONS
     Certain amounts in 2006 and 2005 were reclassified to conform with the presentation in 2007. These reclassifications had no effect on the Company’s previously reported consolidated financial position or results of operations.
SUBSEQUENT EVENT
     On February 8, 2008, the Company issued $3.5 billion of non-cumulative perpetual preferred stock with a dividend of 7.98 percent for ten years and thereafter a floating interest rate. The Company may redeem the preferred stock after ten years.
Wachovia Corporation 2007 Annual Report      81

Audited Financial Statements

NOTE 2: BUSINESS COMBINATIONS AND DISPOSITIONS
BUSINESS COMBINATIONS
     The Company employs a disciplined, deliberate and methodical process of integration for its mergers. As part of this process, detailed plans are developed and then approved by senior management prior to execution of the plans. Amounts are recorded as exit cost purchase accounting adjustments only after approval of the associated plan by senior management.
     The Company believes each of the mergers described below enhances stockholder value by building a financial services company with the ability to provide more products and services for customers across an expanded footprint, increased distribution channels available to customers, more investment opportunities for clients, and significant capital to deploy.
Wachovia/A.G. Edwards Merger
     On May 31, 2007, the Company announced the signing of a definitive merger agreement with A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. The merger was completed on October 1, 2007, and the A.G. Edwards retail brokerage business was combined with Wachovia Securities, Wachovia’s majority-owned retail brokerage subsidiary, on January 1, 2008. In accordance with the terms of the merger, the Company exchanged 0.9844 shares of its common stock and $35.80 in cash for each share of A.G. Edwards common stock. Upon completion of the merger, the Company issued 72 million common shares and $2.6 billion to holders of A.G. Edwards common shares. Additionally, employees of A.G. Edwards held 2.1 million stock options, which were converted into 3.5 million Wachovia stock options. These stock options continue to vest post-merger in accordance with their original vesting schedule. Based on the weighted average share price at the date of announcement of the merger on May 31, 2007, of $54.39, the merger was valued at $6.8 billion. The Company’s consolidated statement of income for 2007 includes results of A.G. Edwards for three months.
     In connection with Wachovia’s acquisition of A.G. Edwards and under the terms of Wachovia Securities’ joint venture with Prudential Financial, Inc., Prudential elected to exercise its lookback option, which permits Prudential to delay for two years following the combination of the A.G. Edwards retail brokerage business with Wachovia Securities its decision to make or not make an additional capital contribution to the joint venture or other payments to avoid or limit dilution of its 38 percent ownership interest in the joint venture as of December 31, 2007.
     During the lookback period, Prudential’s share in the joint venture’s earnings and one-time costs associated with the combination will be based on Prudential’s diluted ownership level following the A.G. Edwards combination. At the end of the lookback period, Prudential may elect to make an additional capital contribution or other payment, based on the appraised value of the existing joint venture and the A.G. Edwards business as of the date of the combination with Wachovia Securities, which was January 1, 2008, to avoid or limit dilution. In this case, Prudential also would make a true-up payment of one-time costs to reflect the incremental increase in its ownership interest in the joint venture.
     In addition, in this case, Prudential may not then exercise its existing option to put its joint venture interests to Wachovia at its appraised value, including the A.G. Edwards business, at any time after July 1, 2008, until the first anniversary of the end of the lookback period. Alternatively, at the end of the lookback period, Prudential may put its joint venture interests to Wachovia based on the appraised value of the joint venture, excluding the A.G. Edwards business, as of the date of the combination of the A.G. Edwards business with Wachovia Securities.
     Based on A.G. Edwards tangible equity on the date of the merger of $2.2 billion, an aggregate purchase price of $6.8 billion, including $265 million in fair value of employee stock options and restricted stock, and purchase accounting adjustments amounting to a decrease in net assets of $24 million (excluding $337 million of deferred tax liabilities on intangible assets), the merger resulted in total intangible assets of $5.0 billion. Of the total intangible assets, $850 million ($513 million net of deferred income taxes) was allocated to a customer relationship intangible and $4.1 billion to goodwill. The customer relationship intangible arises from the relationship A.G. Edwards has with its brokerage customers and is being amortized over an estimated life of 15 years using an accelerated method that reflects the estimated pattern over which the economic benefits will be consumed. All fair values are preliminary and subject to change as additional information as of the merger date becomes available and as exit plans are finalized.
     The statement of net assets acquired at fair value at October 1, 2007, and the computation of the purchase price and goodwill related to the merger of Wachovia and A.G. Edwards are presented on the following page.
82       Wachovia Corporation 2007 Annual Report

STATEMENT OF NET ASSETS ACQUIRED (At fair value)

October 1,
(In millions)	2007

ASSETS
Cash and cash equivalents	$1,739
Trading accounts assets	1,067
Securities	1
Loans, net of unearned income	97
Allowance for loan losses	—

Loans, net	97

Goodwill	4,111
Other intangible assets	850
Other assets	2,801

Total assets	$10,666

LIABILITIES
Deposits	144
Short-term borrowings	2,180
Other liabilities	1,499

Total liabilities	3,823

Net assets acquired	$6,843

PURCHASE PRICE AND GOODWILL

(In millions)

Purchase price	$6,843
A.G. Edwards tangible stockholders’ equity	(2,243)

Excess of purchase price over carrying amount of net tangible assets acquired	4,600
Purchase accounting adjustments (affect on goodwill)
Securities	(1)
Other assets	8
Other liabilities	354

Total intangible assets	4,961
Customer relationship intangible	(850)

Goodwill	$4,111

Wachovia/Golden West Merger
     On October 1, 2006, the Company completed a merger with Golden West Financial Corporation (“Golden West”), a California-based retail banking and mortgage lending franchise. In accordance with the terms of the merger, consideration was exchanged amounting to 77 percent in Wachovia common stock and 23 percent in cash, which was equivalent to 1.05105 shares of Wachovia common stock and $18.6461 for each share of Golden West common stock. Upon completion of the merger, the Company issued 326 million common shares and $5.8 billion to holders of Golden West common shares. Additionally, employees of Golden West held 8.3 million stock options, which were converted into 11.4 million Wachovia stock options. These stock options fully vested on the date of the merger.
     Based on a weighted average share price at the date of announcement of the merger in May 2006 of $55.69, the merger was valued at $24.3 billion. The consolidated statement of income for 2006 includes results of Golden West for three months.
     Based on Golden West tangible equity on the date of the merger of $9.7 billion, an aggregate purchase price of $24.3 billion and purchase accounting adjustments amounting to a decrease in net assets of $576 million (excluding $159 million of deferred tax liabilities in intangible assets), the merger resulted in total intangible assets of $15.3 billion. Of the total intangible assets, $405 million ($246 million net of deferred income taxes) was allocated to deposit base intangible and $14.9 billion to goodwill. The deposit base intangible is being amortized over an estimated life of 15 years using an accelerated method that reflects the estimated pattern over which the economic benefits will be consumed.
     In 2007, the Company finalized certain fair value measurements as of the date of the merger and certain exit plans, and in connection therewith recorded a net $19 million increase in goodwill, which is included in the aforementioned total goodwill.
Wachovia Corporation 2007 Annual Report      83

Audited Financial Statements

The statement of net assets acquired at fair value at October 1, 2006, and the computation of the purchase price and goodwill related to the merger of Wachovia and Golden West are presented below.
STATEMENT OF NET ASSETS ACQUIRED (At fair value)

October 1,
(In millions)	2006

ASSETS
Cash and cash equivalents	$2,249
Securities	265
Loans, net of unearned income	123,974
Allowance for loan losses	(303)

Loans, net	123,671

Goodwill	14,873
Other intangible assets	405
Other assets	3,415

Total assets	$144,878

LIABILITIES
Deposits	67,055
Short-term borrowings	4,450
Other liabilities	986
Long-term debt	48,125

Total liabilities	120,616

Net assets acquired	$24,262

PURCHASE PRICE AND GOODWILL

(In millions)

Purchase price	$24,262
Golden West tangible stockholders’ equity	(9,719)

Excess of purchase price over carrying amount of net tangible assets acquired	14,543
Purchase accounting adjustments (affect on goodwill)
Securities	23
Loans, net of unearned income	804
Premises and equipment	(97)
Other assets	(10)
Deposits	74
Other liabilities	(92)
Long-term debt	33

Total intangible assets	15,278
Deposit base intangible	(405)

Goodwill	$14,873

84       Wachovia Corporation 2007 Annual Report

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
     The pro forma consolidated condensed statements of income for Wachovia and Golden West for the years ended December 31, 2006 and 2005, are presented below. The unaudited pro forma information presented below is not necessarily indicative of the results of operations that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods.
     The pro forma purchase accounting adjustments related to securities, loans, deposits and long-term debt are being accreted or amortized into income using methods that approximate a level yield over their respective estimated lives. Interest expense also includes an estimated funding cost of 5.35 percent related to an assumed $5.8 billion of merger-related debt. Purchase accounting adjustments related to premises and equipment and to the deposit base intangible are being amortized into noninterest expense over their respective estimated lives using the straight-line method for premises and equipment and using an accelerated method for the deposit base intangible.

	Year Ended December 31, 2006 (Unaudited)

	The	Golden	Pro Forma	Pro Forma
(In millions, except per share data)	Company (a)	West (b)	Adjustments	Combined

Interest income	$32,265	6,518	212	38,995
Interest expense	17,016	3,838	181	21,035

Net interest income	15,249	2,680	31	17,960
Provision for credit losses	434	7	—	441

Net interest income after provision for credit losses	14,815	2,673	31	17,519
Securities gains	118	368	—	486
Fee and other income	14,427	96	—	14,523
Merger-related and restructuring expenses	179	23	—	202
Noninterest expense	17,297	1,222	116	18,635
Minority interest in income of consolidated subsidiaries	414	—	—	414

Income from continuing operations before income taxes	11,470	1,892	(85)	13,277
Income taxes	3,725	626	(33)	4,318

Income from continuing operations	$7,745	1,266	(52)	8,959

PER COMMON SHARE DATA
Basic earnings from continuing operations	$4.70	4.10	—	4.73
Diluted earnings from continuing operations	$4.61	4.06	—	4.65
AVERAGE SHARES
Basic	1,651	309	(66)	1,894
Diluted	1,681	312	(66)	1,927

(a)	Includes Wachovia for the year ended December 31, 2006, and Golden West for the three months ended December 31, 2006.
(b)	Includes Golden West for the nine months ended September 30, 2006.
Wachovia Corporation 2007 Annual Report      85

Audited Financial Statements

	Year Ended December 31, 2005 (Unaudited)

		Golden	Pro Forma	Pro Forma
(In millions, except per share data)	Wachovia	West	Adjustments	Combined

CONSOLIDATED SUMMARIES OF INCOME
Interest income	$23,689	6,544	289	30,522
Interest expense	10,008	3,263	233	13,504

Net interest income	13,681	3,281	56	17,018
Provision for credit losses	249	7	—	256

Net interest income after provision for credit losses	13,432	3,274	56	16,762
Securities gains	89	—	—	89
Fee and other income	12,130	111	—	12,241
Merger-related and restructuring expenses	292	—	—	292
Other noninterest expense	15,555	958	176	16,689
Minority interest in income of consolidated subsidiaries	342	—	—	342

Income from continuing operations before income taxes	9,462	2,427	(120)	11,769
Income taxes	3,033	941	(47)	3,927

Income from continuing operations	$6,429	1,486	(73)	7,842

PER COMMON SHARE DATA
Basic earnings from continuing operations	$4.13	4.83	—	4.17
Diluted earnings from continuing operations	$4.05	4.77	—	4.10
AVERAGE COMMON SHARES OUTSTANDING
Basic	1,556	307	16	1,879
Diluted	1,585	312	16	1,913

Wachovia/Westcorp Merger
     On March 1, 2006, the Company completed a merger with Westcorp and WFS Financial Inc. (“WFS”), California-based auto loan origination businesses. The common stock of WFS was 84 percent owned by Westcorp and 16 percent publicly traded. In accordance with the terms of the merger, the Company exchanged 1.2749 shares and 1.4661 shares of its common stock for each share of Westcorp and WFS common stock, respectively. Upon completion of the merger, the Company issued an aggregate of 77 million common shares to holders of Westcorp and WFS common shares. Additionally, employees of Westcorp held 1.3 million stock options, which were converted into 1.6 million Wachovia stock options. These stock options continue to vest post-merger in accordance with their original vesting schedule.
     Based on the weighted average share price at the date of announcement in September 2005 of $49.60 ($63.24 for each share of Westcorp common stock and $72.72 for each share of WFS common stock), the merger was valued at $3.8 billion. The Company’s consolidated statement of income for 2006 includes results of Westcorp for 10 months.
     Based on Westcorp tangible equity on the date of the merger of $1.9 billion, an aggregate purchase price of $3.8 billion and purchase accounting adjustments amounting to an increase in net assets of $226 million (excluding $152 million of deferred tax liabilities on intangible assets), the merger resulted in total intangible assets of $1.9 billion. Of the total intangible assets, $52 million ($32 million net of deferred income taxes) was allocated to a deposit base intangible, $353 million ($221 million net of deferred income taxes) to a customer relationship intangible and $1.5 billion to goodwill. The customer relationship intangible arises from the relationship Westcorp has with certain auto dealers. The deposit base intangible and the customer relationship intangible are each being amortized over estimated lives of 15 years using an accelerated method that reflects the estimated pattern over which the economic benefits will be consumed.
     In the first two months of 2007, the Company finalized certain fair value measurements as of the date of the merger and certain exit plans, and in connection therewith recorded a net $16 million decrease in goodwill, which is included in the aforementioned total goodwill.
Wachovia/ECM Transaction
     On January 31, 2007, Wachovia completed the acquisition of a majority interest in privately held European Credit Management Ltd. (“ECM”), a London-based fixed income investment management firm with approximately $26 billion (€20 billion) in assets under management as of the acquisition date. The remaining increase in goodwill in 2007 relates primarily to this acquisition.
86       Wachovia Corporation 2007 Annual Report

DISPOSITIONS
     In December 2005, the Company completed the divestiture of most of its Corporate and Institutional Trust (“CIT”) businesses in two separate transactions for $740 million. In 2006, an additional $76 million, or $46 million after tax, was recorded based on the level of business retained in the 12-month period following the completion of the disposition and the reversal of related disposition cost accruals. The 2005 after-tax gain of $214 million ($447 million pre-tax), and the $46 million after-tax gain in 2006, have been presented as a gain on sale of discontinued operations in the results of operations in 2005 and 2006. This disposition reduced goodwill and other intangible assets by $210 million in 2005. Financial results of the CIT businesses have not been presented as discontinued operations based on materiality, but have been excluded from the Capital Management business segment and included in the Parent for the year ended December 31, 2005 (see Note 14). These businesses did not have significant assets or liabilities associated with them and substantially all activities are reflected in operating cash flows on the consolidated statements of cash flows. Financial results of the CIT business included in the statement of income for the year ended December 31, 2005, are presented below.

Year Ended
December 31,
(In millions)	2005

Interest income	$6
Interest expense	36
Fee and other income	183
Noninterest expense	123
Income taxes	11

Net income	$19

NOTE 3: TRADING ACCOUNT ASSETS AND LIABILITIES

	December 31,

(In millions)	2007	2006

TRADING ACCOUNT ASSETS
U. S. Treasury	$604	970
U. S. Government agencies	2,811	2,459
State, county and municipal	3,898	2,193
Mortgage-backed securities	2,208	1,816
Other asset-backed securities	11,427	8,697
Corporate bonds and debentures	5,340	4,320
Equity securities	4,411	3,803
Derivative financial instruments (a)	19,116	12,609
Sundry	6,067	7,874

Total trading account assets	$55,882	44,741

TRADING ACCOUNT LIABILITIES
Securities sold short	6,287	8,205
Derivative financial instruments (a)	15,298	10,023

Total trading account liabilities	$21,585	18,228

(a)	Derivative financial instruments are reported net of cash collateral received and paid of $2.8 billion and $4.8 billion, respectively, at December 31, 2007, pursuant to the adoption of FSP FIN 39-1. See Note 1 for additional information on FSP FIN 39-1. Such amounts for 2006 were not material.
Wachovia Corporation 2007 Annual Report      87

Audited Financial Statements

NOTE 4: SECURITIES

	December 31, 2007

									Average
	1 Year	1-5	5-10	After 10		Gross Unrealized		Amortized	Maturity
(In millions)	or Less	Years	Years	Years	Total	Gains	Losses	Cost	in Years

MARKET VALUE
U.S. Treasury	$273	176	163	41	653	9	—	644	3.58
Mortgage-backed securities	512	26,626	40,081	29	67,248	290	688	67,646	5.46
Asset-backed
Residual interests from securitizations	29	276	169	18	492	117	15	390	4.23
Retained bonds from securitizations	1,776	207	73	—	2,056	4	39	2,091	1.35
Collateralized mortgage obligations	1,089	13,142	3,407	44	17,682	111	191	17,762	3.54
Commercial mortgage-backed	675	830	1,389	26	2,920	65	52	2,907	4.49
Other	1,411	2,940	543	24	4,918	20	202	5,100	2.73
State, county and municipal	44	614	565	2,398	3,621	138	12	3,495	14.06
Sundry	914	1,945	5,604	6,984	15,447	78	923	16,292	9.26

Total market value	$6,723	46,756	51,994	9,564	115,037	832	2,122	116,327	5.66

MARKET VALUE
Debt securities	$6,723	46,756	51,994	7,577	113,050	762	1,886	114,174
Equity securities	—	—	—	1,987	1,987	70	236	2,153

Total market value	$6,723	46,756	51,994	9,564	115,037	832	2,122	116,327

AMORTIZED COST
Debt securities	$6,732	46,857	52,710	7,875	114,174
Equity securities	—	—	—	2,153	2,153

Total amortized cost	$6,732	46,857	52,710	10,028	116,327

WEIGHTED AVERAGE YIELD
U.S. Treasury	3.35%	2.00	2.75	4.95	2.94
Mortgage-backed securities	4.17	5.37	5.30	6.14	5.32
Asset-backed
Residual interests from securitizations	81.87	13.89	18.43	4.22	17.70
Retained bonds from securitizations	5.06	6.47	8.74	—	5.37
Collateralized mortgage obligations	5.87	6.20	5.94	7.03	6.13
Commercial mortgage-backed	7.51	8.46	5.09	11.30	6.61
Other	6.22	6.99	7.12	12.63	6.82
State, county and municipal	9.16	7.70	8.07	6.51	6.98
Sundry	4.82	5.78	4.90	5.13	5.11
Consolidated	5.69%	5.84	5.37	5.51	5.59

88      Wachovia Corporation 2007 Annual Report

	December 31, 2006

									Average
	1 Year	1-5	5-10	After 10		Gross Unrealized		Amortized	Maturity
(In millions)	or Less	Years	Years	Years	Total	Gains	Losses	Cost	in Years

MARKET VALUE
U.S. Treasury	$1,066	162	140	41	1,409	—	9	1,418	1.93
Mortgage-backed securities	84	24,908	47,583	22	72,597	61	1,382	73,918	6.01
Asset-backed
Residual interests from securitizations	72	544	192	8	816	251	—	565	3.57
Retained bonds from securitizations	345	2,303	102	12	2,762	19	2	2,745	1.79
Collateralized mortgage obligations	268	5,615	2,866	5	8,754	40	89	8,803	4.67
Commercial mortgage-backed	37	1,365	1,237	26	2,665	96	37	2,606	5.28
Other	70	385	156	18	629	4	7	632	4.29
State, county and municipal	71	685	569	2,178	3,503	178	4	3,329	13.99
Sundry	1,096	2,181	6,405	5,802	15,484	144	233	15,573	10.15

Total market value	$3,109	38,148	59,250	8,112	108,619	793	1,763	109,589	6.48

MARKET VALUE
Debt securities	$3,109	38,148	59,250	6,324	106,831	707	1,755	107,879
Equity securities	—	—	—	1,788	1,788	86	8	1,710

Total market value	$3,109	38,148	59,250	8,112	108,619	793	1,763	109,589

AMORTIZED COST
Debt securities	$3,089	38,278	60,152	6,360	107,879
Equity securities	—	—	—	1,710	1,710

Total amortized cost	$3,089	38,278	60,152	8,070	109,589

WEIGHTED AVERAGE YIELD
U.S. Treasury	5.08%	2.10	2.63	5.08	4.48
Mortgage-backed securities	4.74	5.11	5.23	5.97	5.19
Asset-backed
Residual interests from securitizations	42.53	18.83	19.89	92.00	21.63
Retained bonds from securitizations	6.51	6.13	6.46	5.00	6.19
Collateralized mortgage obligations	4.42	5.37	5.65	6.00	5.43
Commercial mortgage-backed	5.97	7.67	5.04	11.17	6.41
Other	7.20	5.58	5.50	7.43	5.79
State, county and municipal	8.21	8.08	8.44	6.46	7.12
Sundry	4.66	4.95	4.48	5.23	4.84
Consolidated	5.79%	5.46	5.23	5.61	5.35

Wachovia Corporation 2007 Annual Report      89

Audited Financial Statements

     At December 31, 2007 and 2006, all securities not classified as trading were classified as available for sale.
     At December 31, 2007, mortgage-backed securities consist principally of obligations of U.S. Government agencies and sponsored entities. Included in mortgage-backed securities are Federal National Mortgage Association securities with an amortized cost of $50.2 billion and a market value of $49.9 billion ($53.8 billion and $52.8 billion, respectively, at December 31, 2006), and Federal Home Loan Mortgage Corporation securities with an amortized cost of $14.8 billion and a market value of $14.7 billion ($17.6 billion and $17.3 billion, respectively, at December 31, 2006).
     Also included in mortgage-backed securities are U.S. Government agency and Government-sponsored entity securities retained from the securitization of residential mortgage loans. These securities had an amortized cost of $9.4 billion and a market value of $9.6 billion at December 31, 2007 (amortized cost and market value of $3.9 billion at December 31, 2006).
     Included in asset-backed securities are retained bonds primarily from the securitization of commercial and consumer real estate, SBA, student and auto loans. At December 31, 2007, retained bonds with an amortized cost and market value of $2.0 billion were considered investment grade based on external ratings, with $1.7 billion having credit ratings of AA and above. At December 31, 2006, retained bonds with an amortized cost and market value of $2.7 billion were considered investment grade based on external ratings, with $2.2 billion having credit ratings of AA and above.
     Sundry consists principally of foreign-denominated mortgage-backed securities.
     Securities with an aggregate amortized cost of $62.7 billion at December 31, 2007, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
     Expected maturities of beneficial interests and the contractual maturities of all other securities are summarized in the table. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average maturity excludes equity securities and money market funds.
     Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates.
     At December 31, 2007 and 2006, there were forward commitments to purchase securities on both a regular way and non-regular way basis at a cost that approximates a market value of $15 million and $664 million, respectively. At December 31, 2007 and 2006, there were commitments to sell securities at a cost that approximates a market value of $337 million and $1.2 billion, respectively.
     The components of realized gains and losses on sales of debt and equity securities for 2007, 2006 and 2005 follow.

(In millions)	2007	2006	2005

Debt securities
Gross gains	$123	254	498
Gross losses (a)	(421)	(195)	(471)

Net gains (losses) on sales of debt securities	(298)	59	27

Equity securities
Gross gains	57	61	66
Gross losses (b)	(37)	(2)	(4)

Net gains on sales of equity securities	20	59	62

Total securities gains (losses)	$(278)	118	89

(a)	Impairment losses were $402 million, $60 million and $135 million in 2007, 2006 and 2005, respectively.
(b)	Impairment losses were $36 million, and $3 million in 2007 and 2005, respectively; none in 2006.
     The market values and unrealized losses on securities at December 31, 2007 and 2006, segregated by those securities that have been in an unrealized loss position for less than one year and one year or more are presented on the following page. The applicable date for determining when securities are in an unrealized loss position is year-end. As such, it is possible that a security had a market value that exceeded its amortized cost on other days during the past twelve-month period. The gross unrealized losses at December 31, 2007 and 2006, were caused by interest rate changes. The Company has reviewed these securities in accordance with its accounting policy for other-than-temporary impairment, which is described in Note 1, and does not consider the balances presented in the table to be other-than temporarily impaired.
90     Wachovia Corporation 2007 Annual Report

	December 31, 2007

	Less Than 1 Year		1 Year or More		Total

	Market	Unrealized	Market	Unrealized	Market	Unrealized
(In millions)	Value	Loss	Value	Loss	Value	Loss

AAA/AA-RATED SECURITIES
U.S. Treasury	$199	—	—	—	199	—
U.S. Government agencies and sponsored entities	9,368	(133)	35,851	(555)	45,219	(688)
Asset-backed	8,469	(287)	4,807	(103)	13,276	(390)
State, county and municipal	616	(10)	69	(2)	685	(12)
Sundry	1,656	(60)	6,180	(414)	7,836	(474)

Total AAA/AA-rated securities	20,308	(490)	46,907	(1,074)	67,215	(1,564)

A/BBB-RATED SECURITIES
Asset-backed	687	(58)	31	—	718	(58)
State, county and municipal	30	—	2	—	32	—
Sundry	3,830	(328)	684	(19)	4,514	(347)

Total A/BBB-rated securities	4,547	(386)	717	(19)	5,264	(405)

BELOW INVESTMENT GRADE OR NON-RATED SECURITIES
Asset-backed	721	(49)	4	(2)	725	(51)
State, county and municipal	11	—	8	—	19	—
Sundry	813	(101)	44	(1)	857	(102)

Total below investment grade or non-rated securities	1,545	(150)	56	(3)	1,601	(153)

Total	$26,400	(1,026)	47,680	(1,096)	74,080	(2,122)

	December 31, 2006

	Less Than 1 Year		1 Year or More		Total

	Market	Unrealized	Market	Unrealized	Market	Unrealized
(In millions)	Value	Loss	Value	Loss	Value	Loss

AAA/AA-RATED SECURITIES
U.S. Treasury	$—	—	300	(9)	300	(9)
U.S. Government agencies and sponsored entities	30,912	(528)	34,654	(854)	65,566	(1,382)
Asset-backed	2,614	(16)	6,015	(119)	8,629	(135)
State, county and municipal	—	—	81	(3)	81	(3)
Sundry	4,654	(122)	1,709	(86)	6,363	(208)

Total AAA/AA-rated securities	38,180	(666)	42,759	(1,071)	80,939	(1,737)

A/BBB-RATED SECURITIES
Sundry	580	(11)	155	(6)	735	(17)

Total A/BBB-rated securities	580	(11)	155	(6)	735	(17)

BELOW INVESTMENT GRADE OR NON-RATED SECURITIES
State, county and municipal	37	(1)	—	—	37	(1)
Sundry	226	(5)	346	(3)	572	(8)

Total below investment grade or non-rated securities	263	(6)	346	(3)	609	(9)

Total	$39,023	(683)	43,260	(1,080)	82,283	(1,763)

Wachovia Corporation 2007 Annual Report     91

Audited Financial Statements

NOTE 5: VARIABLE INTEREST ENTITIES, SECURITIZATIONS AND RETAINED BENEFICIAL INTERESTS, AND SERVICING ASSETS
VARIABLE INTEREST ENTITIES
     The Company administers a multi-seller commercial paper conduit that arranges financing for certain customer transactions thereby providing customers with access to the commercial paper market. The Company provides liquidity facilities on all the commercial paper issued by the conduit. The conduit is a VIE and the liquidity agreements are considered a variable interest; however, because the Company does not hold a majority of the expected losses or expected residual returns through variable interests, the Company does not consolidate the conduit on the balance sheet. At the discretion of the administrator, the provisions of the liquidity agreements require the Company to purchase assets from the conduit at par value plus interest, including in situations where the conduit is unable to issue commercial paper. Par value may be different from fair value. Any losses incurred on such purchases would be initially absorbed by the third party holder of a subordinated note in the conduit. The ability of the conduit to issue commercial paper is a function of general market conditions and the credit rating of the liquidity provider. This conduit has always been able to issue commercial paper. At December 31, 2007 and 2006, the conduit had total assets of $15.0 billion and $11.4 billion, respectively, and the Company had a maximum exposure to losses of $26.1 billion and $20.0 billion, respectively, including funded positions and committed exposure, related to its liquidity agreement.
     As more fully described in Note 20, the Company provides liquidity to certain third party commercial paper conduits and other entities in connection with collateralized debt obligation (“CDO”) securitization transactions. The Company has also entered into derivative contracts with certain entities in connection with CDO securitization transactions that may require the Company to purchase assets at a specified price. These entities are VIEs and the Company’s liquidity facilities and derivative exposures are variable interests. The Company does not consolidate these entities because the Company does not hold a majority of the expected losses or expected residual returns through its variable interests. At December 31, 2007 and 2006, the Company had a maximum exposure to losses of $7.3 billion and $9.6 billion, respectively, related to these agreements.
     On September 30, 2007, as a result of the disruption in the capital markets, the Company consolidated a structured lending vehicle we administered, adding $4.9 billion of assets to our consolidated balance sheet. The structured lending vehicle was considered a VIE. The Company consolidated the structured lending vehicle because our expectation of the variability associated with our variable interests changed, primarily due to a decline in the fair value of the entity’s assets.
     The Company has an ownership interest in three investment funds managed by ECM. In January 2007, the Company purchased a majority interest in ECM. This purchase did not alter the Company’s conclusion that these funds are not subject to consolidation. At December 31, 2007, these funds had total assets of $20.0 billion. The Company’s maximum exposure to losses was $3.2 billion.
     In the third quarter of 2007, the Company purchased and placed in the securities available for sale portfolio $1.1 billion of asset-backed commercial paper from Evergreen money market funds, which the Company manages. The Company recorded $57 million of valuation losses in 2007 on this purchase, which are included in securities gains (losses) in the results of operations. The Company was not required by contract to purchase these or any other assets from the Evergreen funds. There are certain circumstances under which a money market fund may be considered a VIE and consolidated by the manager. At December 31, 2007, the Company did not consolidate the money market funds it manages.
SECURITIZATIONS AND RETAINED BENEFICIAL INTERESTS
     The Company originates, securitizes, sells and services certain loans, primarily commercial and consumer real estate, student and auto. The Company may also provide liquidity agreements to investors in the beneficial interests and credit enhancements in the form of standby letters of credit. Subordinated and residual interests for which there are no quoted market prices are valued using discounted cash flow analyses with assumptions for credit losses, prepayments and discount rates.
     The Company recognized gains of $257 million, $311 million and $254 million in 2007 (largely through June 30, 2007), 2006 and 2005, respectively, related to the securitization and sale of commercial real estate loans, including gains and losses related to economic hedges; gains of $123 million, $23 million and $60 million in 2007, 2006 and 2005, respectively, related to the securitization and sale of consumer real estate loans; gains of $5 million and $24 million in 2006 and 2005, respectively, (none in 2007) related to the sale and securitization of student loans; and losses of $18 million, $20 million and $74 million in 2007, 2006 and 2005, respectively, related to the securitization and sale of auto loans. Substantially all securitization and sale gains are included in other income with the exception of $62 million in 2007 that was included in securities gains (losses) and $207 million in 2005 that was included in trading account profits.
     At December 31, 2007, the Company had $12.4 billion of retained interests from securitizations, which included $9.6 billion of retained government-sponsored entity securities, $2.2 billion of senior and subordinated notes, receivables and servicing assets, and $624 million of residual interests, of which $131 million are carried at fair value under SFAS 155. Of the $12.4 billion, $9.8 billion (including the $9.6 billion of retained agency securities) were valued using quoted market prices or quoted market prices for similar assets. The remaining $2.6 billion consists of subordinated and residual interests for which there are no quoted market prices.
     At December 31, 2006, the Company had $8.2 billion of retained interests from securitizations, which included $3.9 billion of retained government-sponsored entity securities, $3.5 billion of senior and subordinated notes, receivables and servicing assets, and $816 million of residual interests. Of the $8.2 billion, $4.6 billion (including the $3.9 billion of retained agency securities) were valued using quoted market prices or quoted market prices for similar assets. The remaining $3.6 billion of retained interests consists of subordinated and residual interests, receivables and servicing assets for which there are no quoted market prices.
92     Wachovia Corporation 2007 Annual Report

     At December 31, 2005, the Company had $6.4 billion of retained interests from securitizations, which included $2.1 billion of retained government-sponsored entity securities, $3.4 billion of senior and subordinated notes, receivables and servicing assets, and $860 million of residual interests. Of the $6.4 billion of retained interests, $3.0 billion (including the $2.1 billion of retained agency securities) were valued using quoted market prices or quoted market prices for sales of similar assets. The remaining $3.4 billion of retained interests consists of subordinated and residual interests for which there are no quoted market prices.
     Original economic assumptions used for valuing certain retained interests in securitizations using discounted cash flow analyses and the cash flow activity from those securitizations completed in 2007, 2006 and 2005 are presented below.

	December 31, 2007

	Commercial		Consumer	Auto
(In millions)	Real Estate		Real Estate	Loans

ORIGINAL ECONOMIC
ASSUMPTIONS (a)
Prepayment speed (CPR)	—%		47.98	23.76
Weighted average life	—	yrs	2.53	1.80
Expected credit losses	—%		0.15	0.65
Discount rate	—%		14.23	10.15

CASH FLOW ACTIVITY
Proceeds from
New securitizations	$23,285		3,518	642
Collections used by trust to purchase new balances in revolving securitizations	—		1,852	—
Service fees received	27		10	1
Cash flow received from retained interests	—		—	3
Servicing advances, net	$38		—	—

	December 31,

	2006					2005

	Commercial		Consumer	Auto	Student	Commercial	Consumer	Auto	Student
(In millions)	Real Estate		Real Estate	Loans	Loans	Real Estate	Real Estate	Loans	Loans

ORIGINAL ECONOMIC ASSUMPTIONS (a)
Prepayment speed (CPR)	—%		—	16.42	6.93	—	34.69	18.66	6.00
Weighted average life	—	yrs	—	3.00	8.75	—	2.33	1.91	8.58
Expected credit losses	—%		—	4.95	0.16	—	1.39	0.95	0.17
Discount rate	—%		—	10.57	11.71	—	11.73	10.54	11.71

CASH FLOW ACTIVITY
Proceeds from
New securitizations	$20,669		—	1,295	1,604	16,190	4,344	2,774	1,737
Collections used by trust to purchase new balances in revolving securitizations	—		667	—	—	—	1,661	—	—
Service fees received	23		—	3	3	19	8	5	—
Cash flow received from retained interests	—		—	3	—	—	8	4	—
Servicing advances, net	$40		—	—	—	31	9	—	—

(a)	There were no beneficial interests in commercial real estate loan securitizations retained in 2007, 2006 and 2005 that were valued using discounted cash flow analyses.
Wachovia Corporation 2007 Annual Report     93

Audited Financial Statements

     At December 31, 2007, the Company had $2.2 billion of retained interests in consumer real estate securitizations valued using weighted average prepayment speeds of 15.33 percent to 29.80 percent and expected credit losses of 0.24 percent to 3.21 percent. Discount rates fluctuate based on the credit rating of the retained interest: AAA/AA rated securities – LIBOR plus 0.35 percent to LIBOR plus 0.55 percent (5.37 percent to 5.57 percent), A/BBB rated securities – LIBOR plus 0.75 percent (5.77 percent) to 7.70 percent, below investment grade securities – 58.90 percent and non-rated securities – 17.78 percent to 32.83 percent.
     Adverse changes of 10 percent and 20 percent in key economic assumptions used to value retained interests were analyzed. The price sensitivity to these adverse changes for all retained interests in securitizations valued using discounted cash flow analysis is not significant.
     Managed loans at December 31, 2007 and 2006, loans past due 90 days or more and net loan losses are presented below.

	December 31,

	2007			2006

		Loans Past	Loan		Loans Past	Loan
		Due 90	Losses,		Due 90	Losses,
(In millions)	Balance	Days (a)	Net	Balance	Days (a)	Net

MANAGED LOANS
Commercial
Loans held in portfolio	$208,351	107	252	171,298	52	24
Securitized loans (b)	131	1	(3)	194	2	(6)
Loans held for sale	9,414	—	—	8,866	—	—
Consumer
Loans held in portfolio	261,503	601	720	256,254	598	342
Securitized loans (b)	12,304	69	44	12,015	58	54
Securitized loans included in securities	10,854	13	5	5,510	35	18
Loans held for sale	7,358	22	20	3,702	5	5

Total managed loans	509,915	813	1,038	457,839	750	437
Less
Securitized loans (b)	(12,435)	(70)	(41)	(12,209)	(60)	(48)
Securitized loans included in securities	(10,854)	(13)	(5)	(5,510)	(35)	(18)
Loans held for sale	(16,772)	(22)	(20)	(12,568)	(5)	(5)

Loans held in portfolio	$469,854	708	972	427,552	650	366

(a)	Includes bankruptcies and foreclosures.
(b)	Excludes securitized loans the Company continues to service but for which the Company has no other continuing involvement except market-making activities.
94    Wachovia Corporation 2007 Annual Report

SERVICING ASSETS
     SFAS 156, effective January 1, 2006, requires that all servicing assets and liabilities initially be recognized at fair value, rather than at allocated cost based on relative fair value (see Note 1). Additionally, SFAS 156 permits entities to choose to recognize individual classes of servicing assets at fair value on an ongoing basis, with subsequent changes in fair value recorded in earnings. The Company determined its classes of servicing assets based on the asset type being serviced along with the methods used to manage the risk inherent in the servicing assets, which includes the market inputs used to value the servicing assets. The risks inherent in these servicing assets vary based on asset class but include changes in market interest rates, prepayments, default rates and cost to service in event of default, among other factors. The Company elected to record a class of originated residential mortgage servicing assets at fair value on an ongoing basis with the adoption of SFAS 156. Accordingly, the Company recorded a $41 million after-tax cumulative effect adjustment to beginning retained earnings on January 1, 2006, as required by SFAS 156, for the difference between the carrying amount of originated residential MSRs and their fair value at that date. Valuation of the originated residential MSRs recorded at fair value is estimated using discounted cash flows with prepayment speeds and discount rates as significant assumptions. At December 31, 2007, the weighted average prepayment speed assumption was 19.64 percent and the weighted average discount rate used was 11.58 percent.
     Valuation of amortizing MSRs is also estimated using discounted cash flows with key assumptions including prepayment speeds, discount rates, estimated default rates and cost to service. Amortizing MSRs are periodically evaluated for impairment based on the fair value of those assets. If, by individual stratum, the carrying amount of these MSRs exceeds fair value, a valuation reserve is established. The valuation reserve is adjusted as the fair value changes. For purposes of impairment evaluation and measurement, the Company stratifies servicing assets based on predominant risk characteristics of the underlying loans, including loan type, amortization type, loan coupon rate, and in certain circumstances, period of origination.
     At December 31, 2007 and 2006, the gross carrying amount and accumulated amortization of amortizing MSRs were $1.6 billion and $602 million, respectively, and $1.2 billion and $477 million, respectively. In connection with certain acquisitions and transactions in 2007, the Company recorded fair value MSRs of $195 million and amortizing MSRs of $457 million. In connection with certain acquisitions and transactions in 2006, the Company recorded fair value MSRs of $166 million and amortizing MSRs of $490 million. Amortizing MSRs have weighted average amortization periods of 8 years in both 2007 and 2006. Amortization expense related to amortizing MSRs in 2007, 2006 and 2005 was $191 million, $260 million and $292 million, respectively. Servicing fee income in 2007, 2006 and 2005 was $286 million, $424 million and $404 million, respectively, and is included in other banking fees on the consolidated statements of income. Changes in the fair value and amortization of servicing assets are included in other banking fees.
     Amortization expense for amortizing MSRs in each of the five years subsequent to December 31, 2007, is as follows (in millions): 2008, $183; 2009, $152; 2010, $132; 2011, $121; and 2012, $99.
     The change in the fair value of originated residential MSRs and the change in the carrying amount of amortizing MSRs for the years ended December 31, 2007 and 2006, are presented on the following page.
Wachovia Corporation 2007 Annual Report      95

Audited Financial Statements

	Year Ended December 31, 2007

	Servicing Assets

	Fair Value	Amortized Cost

		Fixed Rate
	Originated	Commercial
	Residential	Mortgage-
(In millions)	Mortgages	Backed	Other	Total

Balance, January 1, 2007	$326	524	224	1,074
Fair value of servicing assets purchased, assumed or originated, or retained from securitizations	195	388	69	652
Servicing sold or otherwise disposed of	(8)		(1)	(9)
Change in fair value due to changes in model inputs and/or assumptions	(4)	—	—	(4)
Other changes in fair value, primarily principal repayments	(72)	—	—	(72)
Amortization of servicing assets	—	(141)	(50)	(191)
Impairment	—	—	(2)	(2)

Balance, December 31, 2007	$437	771	240	1,448

FAIR VALUE
December 31, 2007	$437	991	261	1,689
December 31, 2006	$326	725	268	1,319

	Year Ended December 31, 2006

	Servicing Assets

	Fair Value	Amortized Cost

		Fixed Rate
	Originated	Commercial
	Residential	Mortgage-
(In millions)	Mortgages	Backed	Other	Total

Balance, December 31, 2005	$195	372	400	967
Cumulative effect of an accounting change, pre-tax	64	—	—	64

Balance, January 1, 2006	259	372	400	1,031
Fair value of servicing assets purchased, assumed or originated, or retained from securitizations	166	252	238	656
Servicing sold or otherwise disposed of	(37)	(1)	(248)	(286)
Change in fair value due to changes in model inputs and/or assumptions	(2)	—	—	(2)
Other changes in fair value, primarily principal repayments	(60)	—	—	(60)
Amortization of servicing assets	—	(99)	(161)	(260)
Impairment	—	—	(5)	(5)

Balance, December 31, 2006	$326	524	224	1,074

FAIR VALUE
December 31, 2006	$326	725	268	1,319
December 31, 2005	$259	516	515	1,290

96       Wachovia Corporation 2007 Annual Report

NOTE 6: LOANS, NET OF UNEARNED INCOME

	December 31,

(In millions)	2007	2006

COMMERCIAL
Commercial, financial and agricultural	$112,509	96,285
Real estate - construction and other	18,543	16,182
Real estate - mortgage	23,846	20,026
Lease financing	23,913	25,341
Foreign	29,540	13,464

Total commercial	208,351	171,298

CONSUMER
Real estate secured	227,719	225,826
Student loans	8,149	7,768
Installment loans	25,635	22,660

Total consumer	261,503	256,254

Total loans	469,854	427,552
UNEARNED INCOME	(7,900)	(7,394)

Loans, net of unearned income	$461,954	420,158

     Loans to directors and executive officers of the Parent Company and their related interests did not exceed 5 percent of stockholders’ equity at December 31, 2007 and 2006. In the opinion of management, these loans do not involve more than the normal risk of collectibility, nor do they include other features unfavorable to the Company.
     At December 31, 2007 and 2006, nonaccrual loans amounted to $5.1 billion and $1.3 billion, respectively; restructured loans were not significant at either year-end. In 2007, 2006 and 2005, gross interest income of $425 million, $109 million and $89 million, respectively, would have been recorded if all nonaccrual loans had been performing in accordance with their original terms and if they had been outstanding throughout the entire period, or since origination if held for part of the period. Interest collected on these loans and included in interest income in 2007, 2006 and 2005 amounted to $130 million, $43 million and $21 million, respectively.
     At December 31, 2007 and 2006, impaired loans amounted to $1.7 billion and $319 million, respectively. Included in the allowance for loan losses was $226 million related to $1.2 billion of impaired loans at December 31, 2007, and $14 million related to $58 million of impaired loans at December 31, 2006. Included in the reserve for unfunded lending commitments was $4 million related to the $12 million of impaired unfunded commercial lending commitments at December 31, 2007, and $5 million related to $16 million of impaired unfunded commercial lending commitments at December 31, 2006. In 2007, 2006 and 2005, the average recorded investment in impaired loans was $538 million, $394 million and $617 million, respectively. In 2007, 2006 and 2005, $22 million, $26 million and $19 million, respectively, of interest income was recognized on loans while they were impaired. This income was recognized using the cash-basis method of accounting.
     At December 31, 2007, the Company had $62.0 billion of loans pledged as collateral for outstanding Federal Home Loan Bank borrowings, $78.0 billion of loans pledged as collateral for the contingent ability to borrow from the Federal Reserve Bank and $1.3 billion of loans pledged for other purposes.
     In connection with the merger with Golden West, the Company acquired a portfolio of Pick-a-Payment loans, a payment option mortgage product, and continues to originate this product. The majority of the Company’s Pick-a-Payment loans have an interest rate that changes monthly based on movements in certain indices. Interest rate changes and available options relating to monthly payments of principal and interest are subject to contractual limitations based on the Company’s lending policies. Negative amortization occurs, under an available option subject to certain limits, when the payment amount is less than the interest due on the loan. Borrowers may repay the deferred interest in whole or in part at any time. The amount of deferred interest related to all Pick-a-Payment loans was $3.1 billion at December 31, 2007 and $1.6 billion at December 31, 2006.
     At December 31, 2007, Pick-a-Payment loans represented 46 percent of the Company’s consumer loans and 25 percent of the Company’s total loans. Properties securing the Company’s Pick-a-Payment loans are concentrated primarily in California (59 percent) and Florida (10 percent). No other state concentration is more than 5 percent of total Pick-a-Payment loans.
Wachovia Corporation 2007 Annual Report      97

Audited Financial Statements

     The components of the net investment in leveraged leases at December 31, 2007 and 2006, are presented below.

	December 31,

(In millions)	2007	2006

Net rental income receivable	$19,215	19,510
Estimated unguaranteed residual values	1,555	2,399
Unearned income	(9,015)	(8,484)

Investment in leveraged leases	11,755	13,425
Less related deferred income taxes	(7,241)	(7,147)

Net investment in leveraged leases	$4,514	6,278

     The Company recognized income before income taxes from leveraged leases of $441 million, $526 million and $571 million in 2007, 2006 and 2005, respectively, and the related income tax expense was $207 million, $202 million and $220 million in 2007, 2006 and 2005, respectively. Future minimum lease receipts relating to direct financing leases, including leveraged leases, were $21.4 billion at December 31, 2007, with $2.6 billion receivable within the next five years.
     In connection with the adoption of FASB FSP 13-2 on January 1, 2007, the Company recorded a $1.4 billion after-tax charge ($2.2 billion pre-tax) to beginning retained earnings as a cumulative effect of applying this new accounting standard related to recalculation of certain of the Company’s leveraged leases to reflect a change in the actual and expected timing of income tax cash flows. See Note 1 for additional information on FASB FSP 13-2.
98       Wachovia Corporation 2007 Annual Report

NOTE 7: ALLOWANCE FOR LOAN LOSSES AND RESERVE FOR UNFUNDED LENDING COMMITMENTS
     The allowance for loan losses and the reserve for unfunded lending commitments, which is reported in other liabilities on the balance sheet, for each of the years in the three-year period ended December 31, 2007, are presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of year	$3,360	2,724	2,757
Provision for credit losses	2,191	430	227
Provision for credit losses relating to loans transferred to loans held for sale or sold	14	8	18
Balance of acquired entities at acquisition date	—	603	—
Allowance relating to loans transferred to loans held for sale or sold	(86)	(39)	(71)

Total	5,479	3,726	2,931

Loan losses	(1,288)	(641)	(456)
Loan recoveries	316	275	249

Net charge-offs	(972)	(366)	(207)

Balance, end of year	$4,507	3,360	2,724

	Years Ended December 31,

(In millions)	2007	2006	2005

RESERVE FOR UNFUNDED LENDING COMMITMENTS
Balance, beginning of year	$154	158	154
Provision for credit losses	56	(4)	4

Balance, end of year	$210	154	158

Wachovia Corporation 2007 Annual Report      99

Audited Financial Statements

NOTE 8: GOODWILL AND OTHER INTANGIBLE ASSETS
     Changes in the carrying amount of goodwill related to each of the Company’s business segments for each of the years in the two-year period ended December 31, 2007, are presented below.

	December 31, 2007 and 2006

			Corporate
			and
	General	Wealth	Investment	Capital
(In millions)	Bank	Management	Bank	Management	Total

Balance, December 31, 2005	$16,184	989	2,446	2,188	21,807
Purchase accounting adjustments	(55)	8	5	19	(23)
Additions to goodwill	16,430	—	37	128	16,595

Balance, December 31, 2006	32,559	997	2,488	2,335	38,379
Purchase accounting adjustments	(40)	—	(13)	25	(28)
Additions to goodwill	129	—	—	4,642	4,771

Balance, December 31, 2007	$32,648	997	2,475	7,002	43,122

     At December 31, 2007 and 2006, the Company had $90 million assigned as the carrying amount of its tradename, which based on its indefinite useful life, is not subject to amortization.
     The gross carrying amount and accumulated amortization for each of the Company’s identified intangible assets subject to amortization at December 31, 2007 and 2006, are presented below. Fully amortized amounts for prior years are not included.

	December 31,

	2007		2006
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
(In millions)	Amount	Amortization	Amount	Amortization

Deposit base	$3,033	2,415	3,038	2,155
Customer relationship	1,889	478	976	314

Total	$4,922	2,893	4,014	2,469

     In connection with certain acquisitions in 2007, primarily A.G. Edwards, the Company recorded customer relationship intangibles of $913 million. These intangible assets have weighted average amortization periods of 15 years. In 2006, the Company recorded deposit base intangibles of $461 million related to the Golden West and Westcorp acquisitions, and $391 million of customer relationship intangibles related primarily to Westcorp. These intangible assets have weighted average amortization periods of 15 years and 14 years, respectively.
     Other intangible amortization expense related to identified intangible assets for each of the years in the three-year period ended December 31, 2007, is presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

OTHER INTANGIBLE AMORTIZATION
Deposit base	$260	283	343
Customer relationship	164	140	73

Total other intangible amortization	$424	423	416

     Other intangible amortization expense related to identified intangible assets in each of the five years subsequent to December 31, 2007, is as follows (in millions): 2008, $378; 2009, $306; 2010, $248; 2011, $209; and 2012, $179.
100     Wachovia Corporation 2007 Annual Report

NOTE 9: OTHER ASSETS

	December 31,

(In millions)	2007	2006

Accounts receivable	$3,775	4,997
Customer receivables, including margin loans	7,026	5,244
Interest and dividends receivable	4,249	3,886
Bank and corporate-owned life insurance	15,042	13,252
Equity method investments, including principal investing	3,977	2,774
Prepaid pension costs	2,295	1,237
Federal Home Loan Bank stock	1,924	2,008
Federal Reserve Bank stock	1,569	1,135
Sundry assets	11,007	7,936

Total other assets	$50,864	42,469

NOTE 10: SHORT-TERM BORROWINGS
     Short-term borrowings at December 31, 2007, 2006 and 2005, and the related maximum amounts outstanding at the end of any month in each of the three years, are presented below.

	December 31,			Maximum Outstanding

(In millions)	2007	2006	2005	2007	2006	2005

Federal funds purchased	$2,127	2,009	2,225	8,060	4,355	5,104
Securities sold under repurchase agreements	29,256	34,828	46,561	51,029	49,278	54,834
Commercial paper	6,708	4,732	3,900	10,586	5,309	13,938
Other	12,302	7,588	9,267	12,302	7,744	9,267

Total short-term borrowings	$50,393	49,157	61,953

	December 31,

	2007	2006	2005

WEIGHTED AVERAGE INTEREST RATES
Federal funds purchased and securities sold under repurchase agreements	4.10%	4.82	3.73
Commercial paper	2.53%	4.47	3.55
WEIGHTED AVERAGE MATURITIES (In days)
Federal funds purchased and securities sold under repurchase agreements	43	44	15
Commercial paper	8	5	7

Wachovia Corporation 2007 Annual Report      101

Audited Financial Statements

NOTE 11: LONG-TERM DEBT

	December 31,

(In millions)	2007	2006

NOTES AND DEBENTURES ISSUED BY THE PARENT COMPANY
Notes
Floating rate, 4.61% to 5.49%, due 2008 to 2017 (par value $200 to $2,000) (a)	$15,514	11,149
Equity-linked and commodity-linked, due 2008 to 2012 (a)	792	869
3.50% to 5.80%, due 2008 to 2020 (par value $200 to $1,350) (a)	9,011	6,327
Floating rate, EMTN notes, due 2011 to 2014 (par value $1,302 to $1,894) (a)	3,649	1,975
4.375%, EMTN notes, due 2016 (par value $947) (a)	1,090	982
Floating rate, Australian notes, due 2012 (par value $743) (a)	789	—
6.75%, Australian notes, due 2012 (par value $124) (a)	131	—
Subordinated notes
4.875% to 6.40%, due 2008 to 2035 (par value $150 to $1,500) (a)	6,454	6,444
Floating rate, due 2015 to 2016, (par value $600 to $650) (a)	1,250	1,250
6.605%, due 2025 (par value $250) (a)	250	250
6.30%, Putable/Callable, due 2028 (par value $200)	200	200
Floating rate, hybrid trust securities, due 2037 to 2047 (b)	2,513	—
5.20%, income trust securities, due 2042	2,501	2,501
4.375% to 4.875%, EMTN notes, due 2018 to 2035 (par value $640 to $1,356) (a)	2,099	2,004
Subordinated debentures
6.55% to 7.574%, due 2026 to 2035 (par value $250 to $299) (b)	795	795
Hedge-related basis adjustments	406	(21)

Total notes and debentures issued by the Parent Company	47,444	34,725

NOTES ISSUED BY SUBSIDIARIES
Notes
Primarily notes issued under global bank note programs, varying rates and terms to 2040	23,562	18,383
Floating rate, 4.40% to 5.25%, due 2008 to 2011, (par value $250 to $983) (a)	5,133	7,730
4.125% to 4.75%, due 2008 to 2012, (par value $400 to $800) (a)	2,390	2,686
Floating rate, EMTN notes, due 2009 to 2011 (par value $309 to $3,490) (a)	4,316	3,622
Subordinated notes
Bank, 4.75% to 9.625%, due 2008 to 2038 (par value $25 to $2,500)	12,955	8,032
7.95%	—	100
Floating rate, due 2013 (par value $417) (c)	417	417
6.75%, Australian notes, due 2017 (par value $165) (a)	175	—
Floating rate, Australian notes, due 2017 (par value $165) (a)	175	—
5.25%, EMTN notes, due 2023 (par value $1,385) (a)	1,477	1,452

Total notes issued by subsidiaries	50,600	42,422

OTHER DEBT
Auto secured financing, 3.07% to 7.05%, due 2008 to 2014	6,679	9,539
Collateralized notes, floating rate, 1.73% to 6.13%, due 2008	4,300	4,420
Junior subordinated debentures, floating rate, due 2026 to 2029	3,098	3,099
Advances from the Federal Home Loan Bank, 1.00% to 8.45%, due 2008 to 2031	41,888	36,614
Preferred units issued by subsidiaries	2,852	2,852
Capitalized leases, rates generally ranging from 4.53% to 14.29%	8	30
Mortgage notes and other debt of subsidiaries, varying rates and terms	3,870	4,856
Hedge-related basis adjustments	268	37

Total other debt	62,963	61,447

Total long-term debt	$161,007	138,594

(a)	Not redeemable prior to maturity.

(b)	Redeemable in whole or in part at the option of the holders only on certain specified dates.

(c)	Redeemable in whole or in part at the option of a nonbank subsidiary only on certain specified dates.
102     Wachovia Corporation 2007 Annual Report

     The equity-linked and commodity-linked derivative component of the equity-linked and commodity-linked notes has been separated from the host component and is classified as a trading derivative.
     The interest rate on $2.2 billion and $1.4 billion of floating rate Euro Medium Term Note Programme (“EMTN”) notes is 4.35 percent to January 30, 2008, and 4.55 percent to February 11, 2008, respectively.
     The interest rate on the floating rate subordinated notes is 5.32 percent to 5.61 percent with reset dates in January 2008.
     The 6.30 percent putable/callable notes are subject to mandatory redemption on April 15, 2008, and under certain specified conditions, they may be put to the Parent Company by the trustee on or after this date.
     In January 2006, the Company issued a junior subordinated note and a forward contract for the sale of noncumulative perpetual preferred stock to a trust. The $2.5 billion of securities qualify as tier 1 capital.
     At December 31, 2007, bank notes of $21.6 billion had floating rates of interest ranging from 4.32 percent to 5.40 percent, and $2.0 billion of the notes had fixed rates of interest ranging from 0.25 percent to 8.00 percent. Included in bank notes are $374 million and $622 million of equity-linked notes at December 31, 2007 and 2006, respectively.
     The interest rate on $300 million and $4.0 billion of floating rate EMTN notes is 6.68 percent to March 15, 2008, and 4.22 percent to March 17, 2008, respectively.
     The interest rate on $417 million of floating rate notes is 6.28 percent to January 1, 2008.
     The hybrid trust securities and junior subordinated debentures are included in tier 1 capital for regulatory purposes.
     The junior subordinated debentures issued by the Parent Company have interest rates ranging generally from 7.64 percent to 8.04 percent and maturities ranging from December 1, 2026, to November 15, 2029. These junior subordinated debentures are redeemable in whole or in part beginning on December 1, 2006, or at any time in whole but not in part from the date of issuance on the occurrence of certain events.
     Included in the $3.1 billion of junior subordinated debentures at December 31, 2007, are junior subordinated debentures issued by Wachovia Bank with a par value of $300 million and an 8.00 percent rate of interest, and a par value of $450 million and a LIBOR-indexed floating rate of interest. The related maturities range from December 15, 2026, to February 15, 2027. These junior subordinated debentures have terms substantially the same as the junior subordinated debentures issued by the Parent Company.
     At December 31, 2007, preferred units issued by subsidiaries were $2.9 billion. Floating rate notes of $2.0 billion had LIBOR-indexed interest rates ranging from 5.14 percent to 5.29 percent with reset dates in March 2008. Fixed rate notes of $795 million had rates of interest ranging from 6.29 percent to 6.39 percent. For $57 million in preferred units, distributions are payable to preferred unit holders on a cumulative basis until an annual return of 12.50 percent has been paid. In addition, distributions on the preferred units must be paid before the Company can declare or pay a dividend on its common stock. The Company’s subsidiary can redeem the preferred units at defined premiums beginning in September 2009. The preferred units have a mandatory redemption date of September 2012 at the stated value.
     At December 31, 2007, the Company had $6.3 billion of senior or subordinated debt securities or equity securities available for issuance under a shelf registration statement filed with the SEC. In addition, the Company had $14.7 billion of senior or subordinated debt securities available for issuance under a medium-term note program.
     At December 31, 2007, the Company or Wachovia Bank had $33.7 billion of senior or subordinated debt securities available for issuance under the EMTN established in July 2006. These securities are not registered with the SEC and may not be offered in the United States without applicable exemptions from registration.
     In May 2007, the Company and Wachovia Bank established an A$10.0 billion Australian Medium Term Note Programme (“AMTN”). At December 31, 2007, the Company or Wachovia Bank had A$8.5 billion of senior or subordinated debt securities available for issuance under the AMTN. These securities are not registered with the SEC and may not be offered in the United States without applicable exemptions from registration.
     At December 31, 2007, Wachovia Bank had $6.3 billion of senior or subordinated notes available for issuance under a global note program. Wachovia Bank has a $1.9 billion committed back-up line of credit that expires in 2010. This credit facility contains a covenant that requires a minimum level of $30 billion of adjusted total equity capital be maintained. This line of credit has not been used.
     At December 31, 2007, a nonbank subsidiary had a $5.0 billion committed backup line of credit that expires in 2011. This credit facility has no financial covenants associated with it. This line of credit has no outstanding balance at December 31, 2007.
     The weighted average rate paid for long-term debt in 2007, 2006 and 2005 was 5.37 percent, 5.28 percent and 4.46 percent, respectively, before the impact of risk management derivatives. See Note 19 for information on interest rate and foreign exchange derivatives entered into in connection with the issuance of long-term debt.
     Long-term debt maturing in each of the five years subsequent to December 31, 2007, is as follows (in millions): 2008, $40,074; 2009, $29,030; 2010, $15,839; 2011, $14,692; and 2012, $14,969.
Wachovia Corporation 2007 Annual Report      103

Audited Financial Statements

NOTE 12: COMMON AND PREFERRED STOCK AND CAPITAL RATIOS

	December 31,

	2007		2006		2005

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
(Options and shares in thousands)	Number	Price (b)	Number	Price (b)	Number	Price (b)

STOCK OPTIONS
Options outstanding, beginning of year	137,697	$39.87	133,870	$38.67	136,736	$36.85
Granted	4,692	58.04	14,288	56.03	12,878	50.41
Options of acquired entities	3,527	26.51	12,996	26.72	—	—
Exercised	(15,261)	30.80	(21,430)	34.49	(14,267)	31.82
Expired (a)	(610)	52.07	(408)	48.93	—	—
Forfeited (a)	(1,074)	50.84	(1,619)	46.91	(1,477)	45.68

Options outstanding, end of year	128,971	$41.09	137,697	$39.87	133,870	$38.67

Options vested and expected to vest, end of year	127,443	$40.94	134,235	$39.63

Options exercisable, end of year	100,958	$38.46	102,600	$36.74	100,261	$36.69

RESTRICTED STOCK
Unvested shares, beginning of year	14,303	$52.38	14,055	$48.59	12,270	$40.56
Granted	8,707	57.45	6,941	56.13	8,835	52.35
Restricted stock of acquired entities	4,322	50.15	—	—	—	—
Vested	(6,577)	51.81	(5,665)	47.55	(6,472)	38.50
Forfeited	(841)	55.22	(1,028)	51.70	(578)	48.76

Unvested shares, end of year	19,914	$54.18	14,303	$52.38	14,055	$48.59

(a) Separate expired and forfeited information is not available for 2005.
(b) The weighted-average price for stock options is the weighted-average exercise price of the options, and for restricted stock, the weighted-average fair value of the stock at the date of grant.
STOCK PLANS
     The Company has stock option plans under which incentive and nonqualified stock options as well as restricted stock may be granted periodically to certain employees. The options are granted at an exercise price equal to the fair value of the underlying shares at the date of grant, vest based on continued service with the Company for a specified period, generally three years to five years following the date of grant, and have a contractual life of ten years. The restricted stock generally vests over three years to five years, during which time the holder receives dividends and has full voting rights. Employee stock compensation expense was $574 million in 2007, including $455 million related to restricted stock awards and $119 million related to stock option awards. The related income tax benefit was $201 million. Employee stock compensation expense was $522 million in 2006, including $348 million related to restricted stock awards and $174 million related to stock option awards. The related income tax benefit was $183 million. Employee stock compensation expense was $333 million in 2005, including $230 million related to restricted stock awards and $103 million related to stock option awards. The related income tax benefit was $116 million. Employee stock compensation expense in the years ended December 31, 2007 and 2006, includes $94 million and $107 million, respectively, related to the impact of awards granted to employees who were retirement-eligible at the date of grant.
     Of the stock compensation awards in 2007, 2.4 million shares of restricted stock vest over five years if the Company achieved a specified return on average tangible common stockholders’ equity for 2007, otherwise these shares would be forfeited. The Company achieved the specified return for 2007.
104      Wachovia Corporation 2007 Annual Report

     At December 31, 2007, there was $519 million and $145 million of total unrecognized compensation costs related to restricted stock and stock options, respectively. Those costs are expected to be recognized over a weighted-average period of 1.1 years and 1.2 years, respectively. The fair value of restricted stock vested in 2007, 2006 and 2005 was $364 million, $304 million and $350 million, respectively. The total intrinsic value of stock option awards exercised in 2007, 2006 and 2005 was $350 million, $448 million and $295 million, respectively. The amount of cash received from the exercise of stock options granted under share-based payment arrangements was $456 million in 2007, and the related income tax benefit realized from stock options exercised was $108 million. At December 31, 2007, the weighted average remaining contractual term and aggregate intrinsic value for options exercisable was 4.1 years and $356 million, respectively, and for options vested and expected to vest, 4.8 years and $366 million, respectively.
     On August 31, 2006, shareholder approval was received to reserve for issuance an additional 50 million shares of common stock. At December 31, 2007, the Company had authorization to reserve 105 million shares of its common stock for issuance under its stock option plans.
     The weighted average grant date fair values of options under the stock option plans were $9.10, $10.07 and $10.03 in 2007, 2006 and 2005, respectively. The more significant assumptions used in estimating the fair value of stock options in 2007, 2006 and 2005 include risk-free interest rates of 4.67 percent, 4.83 percent and 3.97 percent, respectively; expected dividend yields of 3.84 percent, 3.64 percent and 3.65 percent, respectively; expected volatility of the Company’s common stock of 17 percent in 2007, 19 percent in 2006 and 25 percent in 2005; and weighted average expected lives of the stock options of 7.0 years in 2007 and 2006 and 6.0 years in 2005. In 2007 and 2006, the Company calculated its volatility estimate from implied volatility of actively traded options on the Company’s common stock with remaining maturities of two years. This represents a change from prior years, in which the Company calculated its volatility estimate based on historical volatility adjusted for significant changes in the Company’s business activities. In 2007, the Company determined the estimated life based on historical stock option experience. In 2006, the Company used the simple average of the 10-year contractual term of the stock options and the vesting term (using an average of the 5-year graded vesting period) to determine estimated life. In years prior to 2006, the Company determined estimated life based on historical stock option experience.
DIVIDEND REINVESTMENT PLAN
     Under the terms of the Dividend Reinvestment Plan, a participating stockholder’s cash dividends and optional cash payments may be used to purchase the Company’s common stock. Common stock issued under the Dividend Reinvestment Plan was (in thousands): 1,936 shares, 1,585 shares and 1,673 shares in 2007, 2006 and 2005, respectively. In accordance with the terms of the Dividend Reinvestment Plan, the common stock issued in 2007, 2006 and 2005 was purchased in the open market. At December 31, 2007, the Company had 7.8 million additional shares of common stock reserved for issuance under the Dividend Reinvestment Plan.
TRANSACTIONS BY THE COMPANY IN ITS COMMON STOCK
     At December 31, 2007, the Company had the authority to repurchase up to 19 million shares of its common stock. In 2007, 2006 and 2005, the Company repurchased 22 million, 82 million and 52 million shares, respectively, of common stock, at a cost of $1.2 billion, $4.5 billion and $2.7 billion, respectively, in the open market, or in 2005 through the settlement of equity collars as noted below.
     In 2005, the Company recorded $15 million in net losses on equity collars in the results of operations. The cost of purchasing shares under these agreements was $365 million for 8 million shares. In 2007 and 2006, there were no equity collar transactions outstanding. Equity collars are financial instruments that involve the contemporaneous purchase of a call option and the sale of a put option to the same counterparty.
Wachovia Corporation 2007 Annual Report      105

Audited Financial Statements

PREFERRED SHARES
     In December 2007, the Company issued 92 million depositary shares, each representing a 1/40th ownership interest in a share of 8.00 percent non-cumulative perpetual preferred stock with a $1,000 liquidation preference per share. The shares may be redeemed, at the Company’s option, after December 14, 2017. This preferred stock qualifies for tier 1 capital treatment under risk-based capital guidelines.
     In connection with the merger of the former Wachovia, the Company issued 97 million shares of a new class of preferred stock entitled Dividend Equalization Preferred Shares (“DEPs”), which paid dividends equal to the difference between the last dividend paid by the former Wachovia of 30 cents per share and the common stock dividend declared by the Company. The Company’s total dividends for four consecutive quarters in 2003 equaled at least $1.20 per common share, and accordingly, there is no further requirement to pay dividends on the DEPs. The shares may be redeemed, at the Company’s option and with 30 days to 60 days prior notice, after December 31, 2021, for $0.01 per share.
SHAREHOLDER PROTECTION RIGHTS AGREEMENT
     In accordance with a Shareholder Protection Rights Agreement, the Company issued a dividend of one right for each share of the Company’s common stock outstanding as of December 28, 2000, and they continue to attach to all common stock issued thereafter. The rights will become exercisable if any person or group either commences a tender or exchange offer that would result in their becoming the beneficial owner of 10 percent or more of the Company’s common stock or acquires beneficial ownership of 10 percent or more of the Company’s common stock. Once exercisable and upon a person or group acquiring 10 percent or more of the Company’s common stock, each right (other than rights owned by such person or group) will entitle its holder to purchase, for an exercise price of $105.00, a number of shares of the Company’s common stock (or at the option of the Board of Directors, shares of participating class A preferred stock) having a market value of twice the exercise price, and under certain conditions, common stock of an acquiring company having a market value of twice the exercise price. If any person or group acquires beneficial ownership of 10 percent or more of the Company’s common stock, the Board of Directors may, at its option, exchange for each outstanding right (other than rights owned by such acquiring person or group) two shares of the Company’s common stock or participating Class A preferred stock having economic and voting terms similar to two shares of common stock. The rights are subject to adjustment if certain events occur, and they will initially expire on December 28, 2010, if not terminated sooner.
CAPITAL RATIOS
     Risk-based capital regulations require a minimum ratio of tier 1 capital to risk-weighted assets of 4 percent and a minimum ratio of total capital to risk-weighted assets of 8 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3 percent to 4 percent. The regulations also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board has indicated it will continue to consider a tangible tier 1 leverage ratio (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised the Company of any specific minimum leverage ratio applicable to it. Each subsidiary bank is subject to similar capital requirements. None of the Company’s subsidiary banks have been advised of any specific minimum capital ratios applicable to them.
     The regulatory agencies also have adopted regulations establishing capital tiers for banks. To be in the highest capital tier, or considered well capitalized, banks must have a leverage ratio of 5 percent, a tier 1 capital ratio of 6 percent and a total capital ratio of 10 percent.
     At December 31, 2007, the Company’s tier 1 capital ratio, total capital ratio and leverage ratio were 7.35 percent, 11.82 percent and 6.09 percent, respectively. At December 31, 2006, the Company’s tier 1 capital ratio, total capital ratio and leverage ratio were 7.42 percent, 11.33 percent and 6.01 percent, respectively. At December 31, 2007, the Company’s deposit-taking bank subsidiaries met the capital and leverage ratio requirements for well capitalized banks. The Company does not anticipate or foresee any conditions that would reduce these ratios to levels at or below minimum or that would cause its deposit-taking bank subsidiaries to be less than well capitalized.
106     Wachovia Corporation 2007 Annual Report

NOTE 13: ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
     Accumulated other comprehensive income, net, for each of the years in the three-year period ended December 31, 2007, is presented below.

	Years Ended December 31,
	2007, 2006 and 2005

		Income Tax
	Pre-tax	(Expense)	After-tax
(In millions)	Amount	Benefit	Amount

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Accumulated other comprehensive income, net, December 31, 2004	$1,136	(411)	725
Minimum pension liability	(23)	4	(19)
Unrealized net holding loss on securities	(1,866)	697	(1,169)
Net gain on cash flow hedge derivatives	27	(10)	17
Reclassification adjustment for realized gains (losses) on securities	(411)	156	(255)
Reclassification adjustment for realized gains (losses) on cash flow hedge derivatives	(116)	44	(72)

Accumulated other comprehensive income, net, December 31, 2005	(1,253)	480	(773)
Minimum pension liability	43	(14)	29
Unrealized net holding loss on securities	(467)	167	(300)
Net gain on cash flow hedge derivatives	48	(18)	30
Reclassification adjustment for realized gains (losses) on securities	11	(4)	7
Reclassification adjustment for realized gains (losses) on cash flow hedge derivatives	(11)	4	(7)
Adjustment to initially apply SFAS 158	(1,685)	599	(1,086)

Accumulated other comprehensive income, net, December 31, 2006	(3,314)	1,214	(2,100)
Unrealized net holding loss on securities	(302)	82	(220)
Net gain on cash flow hedge derivatives	255	(97)	158
Reclassification adjustment for realized gains (losses) on securities	(17)	6	(11)
Reclassification adjustment for realized gains (losses) on cash flow hedge derivatives	(3)	1	(2)
Reclassification adjustment for employee benefit plans	95	(33)	62
Unamortized gains under employee benefit plans	846	(300)	546

Accumulated other comprehensive income, net, December 31, 2007	$(2,440)	873	(1,567)

Wachovia Corporation 2007 Annual Report     107

Audited Financial Statements

NOTE 14: BUSINESS SEGMENTS
     The Company has five operating segments that by virtue of exceeding certain quantitative thresholds are reportable segments. The four core business segments are the General Bank, Wealth Management, the Corporate and Investment Bank, Capital Management, plus the Parent segment (“Parent”). The Company’s Capital Management segment includes 100 percent of the majority-owned retail brokerage entity. The minority interest is included in the Parent. Each of these reportable segments offers a different array of products and services. Business segment earnings are the primary measure of segment profit or loss that the Company uses to assess segment performance and to allocate resources. Business segment earnings are presented excluding merger-related and restructuring expenses, other intangible amortization, minority interest expense, discontinued operations and changes in accounting principles. These items are included in the Parent. The Company believes that while these items apply to overall corporate operations, they are not meaningful to understanding or evaluating the performance of the Company’s individual business segments. The Company does not take these items into account as it manages business segment operations or allocates capital, and therefore, the Company’s operating segments exclude these items.
     The accounting policies of these reportable segments are the same as those of the Company as disclosed in Note 1, except as noted below. There are no significant reconciling items between the reportable segments and consolidated amounts. Certain amounts are not allocated to reportable segments, and as a result, they are included in the Parent as discussed below. Substantially all the Company’s revenues are earned from customers in the United States, and no single customer accounts for a significant amount of any reportable segment’s revenues.
     For segment reporting purposes, net interest income reflects tax-exempt interest income on a tax-equivalent basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The Company uses a management reporting model that includes methodologies for funds transfer pricing, allocation of economic capital, expected losses and cost transfers to measure business segment results. Exposure to market risk is managed centrally within the Parent. In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (“FTP”) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk. A risk-based methodology is used to allocate capital based on the credit, market and operational risks associated with each business segment. In 2007, 2006 and 2005, the cost of capital was 11 percent.
     Intersegment revenues, or referral fees, are paid by the segment that distributes or services the product to the referring segment. The amount of the referral fee is based on comparable fees paid in the market or negotiated amounts that approximate the value provided by the selling segment. Cost transfers are made for services provided by one segment to another. Additionally, in 2007, 2006 and 2005, fee and other income in the Corporate and Investment Bank included $111 million, $137 million and $94 million, respectively, of fees related to certain corporate underwriting and structured products activities, which were eliminated in the Parent. Activity-based costing studies are continually being refined to better align expenses with products and their revenues.
     A provision for credit losses is allocated to each core business segment based on net charge-offs, and any difference between the total for all core segments and the consolidated provision for credit losses is recorded in the Parent. On certain consumer loans in the General Bank, loan origination fees are recognized when earned and direct loan origination costs are recognized when incurred, with the offsetting adjustments recorded in the Parent to defer and amortize such fees and costs. Certain loans in the General Bank are securitized and sold, but continue to be reported as loans in the General Bank, with the associated earnings. The Parent includes offsetting adjustments for these loans and related earnings. Income tax expense or benefit is generally allocated to each core business segment based on a statutory tax rate adjusted for items unique to each business segment. Any difference between the total for all core business segments and the consolidated amount is included in the Parent. Affordable housing results are recorded in Corporate and Investment Bank fee and other income, net of the related income tax benefit, and the income tax benefit is eliminated in the Parent.
     The Parent also includes certain nonrecurring revenue items; certain expenses that are not allocated to the business segments; corporate charges; and the results of businesses that have been divested or are being wound down and that are not material, and as such, are not presented as discontinued operations. Additionally, because merger-related and restructuring expenses are not allocated to the Company’s business segments, they are presented separately in the tables that follow.
     The Company continuously updates segment information for changes that occur in the management of the Company’s businesses. In 2007, the Company realigned the General Bank’s private advisory business to Wealth Management and the General Bank’s commercial real estate business to the Corporate Lending subsegment within the Corporate and Investment Bank. Also, cross-border leasing activity was moved from the Corporate and Investment Bank to the Parent to keep it aligned with the way in which this activity is reported to senior management subsequent to the adoption of FSP 13-2, which is described in Notes 1 and 6. Additionally, certain intercompany fee arrangements between Capital Management and the Parent were discontinued and the reporting of MSR hedging results were realigned such that, beginning in 2007, all volatility associated with MSRs is now reported in the Parent. The impact of these and other changes to 2006 segment earnings as reported at December 31, 2006, was a $626 million decrease in the General Bank, a $35 million increase in Wealth Management, a $493 million increase in the Corporate and Investment Bank, a $20 million decrease in Capital Management and a $118 million increase in the Parent. The impact of these and other changes to 2005 segment earnings as reported at December 31, 2006, was a $581 million decrease in the General Bank, a $46 million increase in Wealth Management, a $405 million increase in the Corporate and Investment Bank, a $17 million decrease in Capital Management and a $147 million increase in the Parent.
108     Wachovia Corporation 2007 Annual Report

     The Company’s business segment information for each of the years in the three-year period ended December 31, 2007, follows.

	Year Ended December 31, 2007

			Corporate			Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(In millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$13,717	735	3,316	1,120	(606)	(152)	18,130
Fee and other income	3,771	798	1,832	6,668	228	—	13,297
Intersegment revenue	165	13	(140)	(38)	—	—	—

Total revenue (a)	17,653	1,546	5,008	7,750	(378)	(152)	31,427
Provision for credit losses	858	16	117	—	1,270	—	2,261
Noninterest expense	8,163	1,026	3,663	5,844	861	265	19,822
Minority interest	—	—	—	—	582	(11)	571
Income taxes (benefits)	3,108	184	399	695	(1,827)	(98)	2,461
Tax-equivalent adjustment	43	—	49	1	59	(152)	—

Net income (loss)	$5,481	320	780	1,210	(1,323)	(156)	6,312

Lending commitments	$131,334	7,011	127,429	1,021	599	—	267,394
Average loans, net	297,100	21,258	81,247	1,916	27,607	—	429,128
Average core deposits	$290,406	17,099	35,980	33,116	2,660	—	379,261

	Year Ended December 31, 2006

			Corporate			Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(In millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$10,746	715	2,912	1,034	(3)	(155)	15,249
Fee and other income	3,536	782	4,833	5,103	411	—	14,665
Intersegment revenue	140	11	(126)	(33)	8	—	—

Total revenue (a)	14,422	1,508	7,619	6,104	416	(155)	29,914
Provision for credit losses	426	4	(34)	—	38	—	434
Noninterest expense	6,825	1,029	3,756	4,670	1,137	179	17,596
Minority interest	—	—	—	—	412	2	414
Income taxes (benefits)	2,577	173	1,370	522	(851)	(66)	3,725
Tax-equivalent adjustment	41	—	52	1	61	(155)	—

Income from continuing operations	4,553	302	2,475	911	(381)	(115)	7,745
Discontinued operations, net of income taxes	—	—	—	—	46	—	46

Net income (loss)	$4,553	302	2,475	911	(335)	(115)	7,791

Lending commitments	$119,200	6,504	117,957	803	507	—	244,971
Average loans, net	189,520	18,958	69,390	1,139	28,715	—	307,722
Average core deposits	$224,775	16,927	31,708	31,393	4,223	—	309,026

Wachovia Corporation 2007 Annual Report      109

Audited Financial Statements

	Year Ended December 31, 2005

			Corporate			Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(In millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$8,461	674	2,928	860	977	(219)	13,681
Fee and other income	2,799	723	3,768	4,639	394	—	12,323
Intersegment revenue	138	10	(116)	(34)	2	—	—

Total revenue (a)	11,398	1,407	6,580	5,465	1,373	(219)	26,004
Provision for credit losses	271	7	(22)	—	(7)	—	249
Noninterest expense	6,060	936	3,246	4,393	1,024	292	15,951
Minority interest	—	—	—	—	367	(25)	342
Income taxes (benefits)	1,817	170	1,133	393	(380)	(100)	3,033
Tax-equivalent adjustment	42	—	99	1	77	(219)	—

Income from continuing operations	3,208	294	2,124	678	292	(167)	6,429
Discontinued operations, net of income taxes	—	—	—	—	214	—	214

Net income	$3,208	294	2,124	678	506	(167)	6,643

Lending commitments	$92,455	5,840	112,327	680	488	—	211,790
Average loans, net	134,005	15,767	59,347	755	18,048	—	227,922
Average core deposits	$194,848	15,388	28,662	34,659	5,164	—	278,721

(a)	Tax-equivalent.

(b)	The tax-equivalent amounts included in each segment are eliminated herein in order for “Consolidated” amounts to agree with amounts appearing in the Consolidated Statements of Income.
110     Wachovia Corporation 2007 Annual Report

NOTE 15: PERSONNEL EXPENSE AND RETIREMENT BENEFITS
     The Company has a savings plan under which eligible employees are permitted to make contributions to the plan of one percent to 30 percent of eligible compensation. Annually, upon executive management approval, employee contributions may be matched up to 6 percent of the employee’s eligible compensation. A 6 percent matching level was in place for each of the periods presented. The first one percent of the Company’s matching contribution is made in the Company’s common stock. Each employee can immediately elect to liquidate the Company’s common stock credited to the employee’s account by transferring the value of the common stock to any of a number of investment options available within the savings plan. Savings plan expense in 2007, 2006 and 2005 was $292 million, $240 million and $228 million, respectively.
     Group insurance expense for active employees in 2007, 2006 and 2005 was $513 million, $414 million and $406 million, respectively.
     The Company has a noncontributory, tax-qualified defined benefit pension plan (the “Qualified Pension”) covering the majority of employees that have at least one year of service and that have reached the age of 21. The Qualified Pension benefit expense is determined by an actuarial valuation, and it is based on assumptions that are evaluated annually. Contributions are made each year to a trust in an amount that is determined by the actuary to meet the minimum requirements of ERISA and to fall at or below the maximum amount that can be deducted on the Company’s tax return. The projected unit credit valuation method is used to determine the liabilities of the Qualified Pension.
     The Company has noncontributory, nonqualified pension plans (the “Nonqualified Pension”) covering certain employees. The Nonqualified Pension benefit expense is determined annually by an actuarial valuation. At September 30, 2007 and 2006, the accumulated benefit obligation of $345 million and $376 million, respectively, exceeded the accrued benefit expense.
     The Company also provides certain health care and life insurance benefits for retired employees (the “Other Postretirement Benefits”). Substantially all the Company’s employees may become eligible for Other Postretirement Benefits if they reach retirement age while working for the Company.
     In May 2003, the Company amended the Qualified Pension to convert to a cash balance plan effective January 1, 2008. Through December 31, 2007, benefits continued to be earned and paid in accordance with provisions of the current Qualified Pension. At the same time, the Company amended certain provisions related to Other Postretirement Benefits effective January 1, 2008.
     SFAS 158 amended several existing pronouncements that address employers’ accounting and reporting for defined benefit pension and other postretirement plans and represents the initial phase of a comprehensive project on employers’ accounting for these plans. SFAS 158 requires an employer to recognize the overfunded or underfunded status of defined benefit pension and other postretirement plans, measured solely as the difference between the fair value of plan assets and the benefit obligation, as an asset or liability on the balance sheet. Unrecognized actuarial gains and losses and unrecognized prior service costs, which previously were recorded as part of the postretirement asset or liability, are included as a component of accumulated other comprehensive income. Actuarial gains and losses and prior service costs and credits that arise during a period are included in other comprehensive income to the extent they are not included in net periodic pension cost (a component of salaries and employee benefits expense). The Company adopted SFAS 158 on its effective date of December 31, 2006, and the incremental effect included in certain balance sheet classifications at December 31, 2006, was a reduction in other assets of $972 million, an increase in other liabilities of $114 million and a reduction in accumulated other comprehensive income, net, of $1.1 billion. During 2007, $533 million of net actuarial gains and $249 million of reductions in prior service cost due to plan amendments were recognized in other comprehensive income associated with the Company’s Qualified Pension and Nonqualified Pension. In addition, $64 million of net actuarial gains were recognized in other comprehensive income associated with the Company’s Other Postretirement Benefits. SFAS 158 also requires employers to use a plan measurement date that is the same as its fiscal year-end. The Company has historically used a measurement date of September 30, and will be required to change to a December 31 measurement date by no later than December 31, 2008. The Company plans to change its measurement date using the alternative provided in SFAS 158 where the September 30, 2007, measurement establishes a 15-month cost, three-fifteenths of which is recorded as an adjustment to retained earnings during 2008.
     The actual asset allocation of the Company’s Qualified Pension plan, which is held by Wachovia Bank in a bank-administered trust fund, and of the Other Postretirement Benefits plans at September 30, 2007 and 2006, are presented on the following page.
Wachovia Corporation 2007 Annual Report      111

Audited Financial Statements

			Other Postretirement
	Qualified Pension		Benefits

(Percent)	2007	2006	2007	2006

Equity Securities	63%	51	—	—
Other Securities
Debt securities	28	43	67	75
Real estate	4	2	—	—
Other	5	4	33	25

Total	100%	100	100	100

     The change in benefit obligation and the change in fair value of plan assets related to each of the Qualified Pension, the Nonqualified Pension and the Other Postretirement Benefits plans using a September 30 measurement date for each of the years in the two-year period ended December 31, 2007, is presented below. The information below does not include foreign benefit plans with a total benefit obligation of $42 million, a fair value of plan assets of $41 million, and an underfunded status of $1 million.

					Other Postretirement
	Qualified Pension		Nonqualified Pension		Benefits

(In millions)	2007	2006	2007	2006	2007	2006

CHANGE IN BENEFIT OBLIGATION
Benefit obligation, October 1	$4,749	4,743	389	476	892	921
Service cost	184	198	3	4	4	5
Interest cost	263	251	21	24	45	46
Retiree contributions	—	—	—	—	37	37
Plan amendments	(241)	—	(8)	—	—	—
Benefit payments	(490)	(453)	(43)	(28)	(79)	(46)
Settlements	—	—	—	(65)	—	—
Business combinations	—	—	—	—	5	6
Actuarial (gains) losses	(172)	10	(17)	(22)	(63)	(77)

Benefit obligation, September 30	4,293	4,749	345	389	841	892

CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair value of plan assets, October 1	5,986	5,378	—	—	105	101
Actual return on plan assets	822	461	—	—	4	4
Employer contributions	270	600	43	93	43	9
Retiree contributions	—	—	—	—	37	37
Settlements	—	—	—	(65)	—	—
Benefit payments	(490)	(453)	(43)	(28)	(79)	(46)

Fair value of plan assets, September 30	6,588	5,986	—	—	110	105

RECONCILIATION OF FUNDED STATUS
Funded status of plans	2,295	1,237	(345)	(389)	(731)	(787)
Unamortized prior service cost	(468)	(253)	(9)	—	—	(8)
Unamortized net losses	1,200	1,824	74	98	31	96
Employer contributions in the fourth quarter	—	—	11	12	(6)	39
Minimum pension liability	—	—	—	(85)	—	—
Adjustment to apply SFAS 158	(732)	(1,571)	(65)	(13)	(31)	(88)

Prepaid (accrued) benefit expense at December 31,	$2,295	1,237	(334)	(377)	(737)	(748)

ASSUMPTIONS USED TO DETERMINE BENEFIT OBLIGATIONS AS OF SEPTEMBER 30
Discount rate	6.25%	5.75	6.25	5.75	6.25	5.75
Weighted average rate of increase in future compensation levels	3.50%	3.50	3.50	3.50	3.50	3.50

112     Wachovia Corporation 2007 Annual Report

     The discount rate used to determine the benefit obligation is established at an amount that reflects the rate of return on a portfolio of high-quality bonds with maturities matching the projected future cash flows of the plan (commonly referred to as a yield-curve approach).
     The expected return on plan assets used in the annual valuation is established at an amount that reflects the targeted asset allocation and expected returns for each component of the plan assets. The rate is reviewed annually and adjusted as appropriate to reflect changes in expected market performance or in targeted asset allocation ranges. The Company’s investment objective relating to Qualified Pension assets is to have a portfolio of assets adequate to support the liability associated with the Qualified Pension defined benefit obligation. The Company uses an asset allocation strategy to achieve this objective, focusing on return objectives over the long-term period associated with the benefit obligation. The current targeted range for asset allocation is 67 percent to 73 percent in equity securities and 27 percent to 33 percent in debt securities and cash. Rebalancing occurs on a periodic basis to maintain the targeted allocation, but normal market activity may result in deviations. While the investment objective is based on the long-term nature of the Qualified Pension, the Company uses certain measurements on rolling five-year periods to assess asset results and manager performance.
     Actuarial calculations are performed annually to determine the minimum required contributions and maximum contributions allowed as an income tax deduction for all benefit plans. In 2007, the Company contributed $270 million to the Qualified Pension plan. The Company does not expect to make any contributions to the Qualified Pension plan in 2008.
     The components of the retirement benefit costs included in salaries and employee benefits for each of the years in the three-year period ended December 31, 2007, are presented below.

	Qualified Pension			Nonqualified Pension
	Years Ended December 31,			Years Ended December 31,

(In millions)	2007	2006	2005	2007	2006	2005

RETIREMENT BENEFIT COSTS
Service cost	$184	198	178	3	4	4
Interest cost	263	251	243	21	24	26
Expected return on plan assets	(492)	(426)	(418)	—	—	—
Amortization of prior service cost	(26)	(26)	(26)	—	1	—
Amortization of actuarial losses	121	139	88	8	12	9
Settlement loss	—	—	—	—	20	—

Net retirement benefit costs	$50	136	65	32	61	39

ASSUMPTIONS USED TO DETERMINE RETIREMENT BENEFIT COSTS
Discount rate	5.75%	5.50	6.00	5.75	5.50	6.00
Expected return on plan assets	8.50	8.50	8.50	—	—	—
Weighted average rate of increase in future compensation levels	3.50%	3.50	3.50	3.50	3.50	3.50

Wachovia Corporation 2007 Annual Report     113

Audited Financial Statements

	Other Postretirement Benefits
	Years Ended December 31,

(In millions)	2007	2006	2005

RETIREMENT BENEFIT COSTS
Service cost	$4	5	4
Interest cost	45	46	51
Expected return on plan assets	(3)	(3)	(3)
Amortization of prior service cost	(8)	(8)	(8)
Amortization of actuarial losses	—	5	7
Special termination benefit cost	—	—	1

Net retirement benefit costs	$38	45	52

ASSUMPTIONS USED TO DETERMINE RETIREMENT BENEFIT COSTS
Discount rate	5.75%	5.50	6.00
Expected return on plan assets	3.00	3.00	3.00
Weighted average rate of increase in future compensation levels	3.50%	3.50	3.50

     Medical trend rates assumed with respect to Other Postretirement Benefits were 7.50 percent grading to 5.00 percent (pre-65 years of age) and 6.50 percent grading to 5.00 percent (post-65 years of age), and 12.00 percent grading to 5.00 percent for prescription drugs at December 31, 2007; 8.00 percent grading to 5.00 percent (pre-65 years of age) and 7.00 percent grading to 5.00 percent (post-65 years of age), and 13.00 percent grading to 5.00 percent for prescription drugs at December 31, 2006; and 9.50 percent grading to 5.00 percent (pre-65 years of age) and 11.50 percent grading to 5.00 (post-65 years of age) at December 31, 2005, including prescription drugs.
     At December 31, 2007, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on service and interest costs is a $3 million increase and a $2 million decrease, respectively, and on the accumulated postretirement benefit obligation, a $31 million increase and a $28 million decrease, respectively.
     Estimated future Qualified Pension benefit payments that reflect expected future service in each of the five years subsequent to December 31, 2007, are as follows (in millions): 2008, $324; 2009, $342; 2010, $356; 2011, $373; 2012, $394; and subsequent years through 2018, $2.1 billion; and estimated payments for other pension and postretirement benefits (in millions): 2008, $96; 2009, $96; 2010, $96; 2011, $97; 2012, $96; and subsequent years through 2018, $483. Amortization of net actuarial losses and prior service cost for the Qualified Pension plan expected to be recognized in net periodic benefit cost in 2008 are $77 million and $(46) million, respectively, and for the Nonqualified Pension and Other Postretirement Benefits plans, $4 million and $(1) million, respectively.
114     Wachovia Corporation 2007 Annual Report

NOTE 16: MERGER-RELATED AND RESTRUCTURING EXPENSES
     The Company defines merger-related and restructuring expenses as those costs related to exit or disposal activities and integration costs generally incurred as part of a business combination. Specifically, merger-related and restructuring expenses include costs associated with employee termination, contract and lease termination, and integration costs related to combining operations such as system conversions.
     Merger-related and restructuring expenses related to A.G. Edwards, Golden West, Westcorp, the SouthTrust merger in November 2004 and other mergers for each of the years in the three-year period ended December 31, 2007, are presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

MERGER-RELATED AND RESTRUCTURING EXPENSES — A.G. EDWARDS
Personnel costs	$84	—	—
System conversion costs	3	—	—
Other	37	—	—

Total merger-related and restructuring expenses — A.G. Edwards	124	—	—

MERGER-RELATED AND RESTRUCTURING EXPENSES — GOLDEN WEST
Personnel costs	1	26	—
Occupancy and equipment	8	—	—
Advertising	22	—	—
System conversion costs	30	2	—
Other	57	12	—

Total merger-related and restructuring expenses — Golden West	118	40	—

MERGER-RELATED AND RESTRUCTURING EXPENSES — WESTCORP
Personnel costs	3	7	—
Occupancy and equipment	2	—	—
Advertising	2	—	—
System conversion costs	4	7	—
Other	6	7	—

Total merger-related and restructuring expenses — Westcorp	17	21	—

MERGER-RELATED AND RESTRUCTURING EXPENSES — SOUTHTRUST
Personnel costs	—	37	23
Occupancy and equipment	(2)	11	70
Advertising	—	1	25
System conversion costs	—	7	76
Other	—	8	33

Total merger-related and restructuring expenses — SouthTrust	(2)	64	227

OTHER MERGER-RELATED AND RESTRUCTURING EXPENSES
Merger-related and restructuring expenses from other mergers, net	6	13	65
HomEq merger-related and restructuring expenses	2	41	—

Total merger-related and restructuring expenses	$265	179	292

Wachovia Corporation 2007 Annual Report     115

Audited Financial Statements

NOTE 17: INCOME TAXES
     The aggregate amount of income taxes included in the consolidated statements of income and in the consolidated statements of changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2007, is presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

CONSOLIDATED STATEMENTS OF INCOME
Income taxes related to continuing operations	$2,461	3,725	3,033
Income taxes related to discontinued operations	—	30	233
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Income taxes related to Minimum pension liability	—	14	(4)
Unrealized net holding losses on securities, net of reclassification adjustments	(88)	(163)	(853)
Net gains (losses) on cash flow hedge derivatives, net of reclassification adjustments	96	14	(34)
Unrealized gains (losses) on pension or other post-retirement benefits	333	(599)	—
Employee stock plans	(158)	(152)	(162)

Total	$2,644	2,869	2,213

     The provision for income taxes for each of the years in the three-year period ended December 31, 2007, is presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

CURRENT INCOME TAXES
Federal	$2,235	2,837	1,850
State	163	111	174

Total	2,398	2,948	2,024
Foreign	248	247	206

Total current income taxes	2,646	3,195	2,230

DEFERRED INCOME TAXES
Federal	(177)	441	828
State	(8)	89	(25)

Total deferred income taxes	(185)	530	803

Total income taxes	$2,461	3,725	3,033

     The reconciliation of federal income tax rates and amounts to the effective income tax rates and amounts for each of the years in the three-year period ended December 31, 2007, is presented on the following page.
116     Wachovia Corporation 2007 Annual Report

	Years Ended December 31,

	2007		2006		2005
		Percent of		Percent of		Percent of
		Pre-tax		Pre-tax		Pre-tax
(In millions)	Amount	Income	Amount	Income	Amount	Income

Income from continuing operations before income taxes	$8,773		$11,470		$9,462

Tax at federal income tax rate	$3,071	35.0%	$4,014	35.0%	$3,312	35.0%
Reasons for difference in federal income tax rate and effective income tax rate
Tax-exempt interest, net of cost to carry	(82)	(0.9)	(88)	(0.8)	(132)	(1.4)
State income taxes, net of federal tax benefit	100	1.1	130	1.1	97	1.0
Life insurance, increase in cash surrender value	(183)	(2.1)	(176)	(1.5)	(171)	(1.8)
Tax credits, net of related basis adjustments	(146)	(1.7)	(145)	(1.3)	(156)	(1.6)
Change in the beginning-of-the-year deferred tax assets valuation allowance	2	—	33	0.3	(4)	(0.1)
Foreign income tax rate differential	(245)	(2.8)	93	0.8	19	0.2
Other items, net	(56)	(0.6)	(136)	(1.1)	68	0.7

Total income taxes	$2,461	28.0%	$3,725	32.5%	$3,033	32.0%

     Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in income in the period that includes the enactment date. The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax assets and liabilities for each of the years in the three-year period ended December 31, 2007, are presented below.

	December 31,

(In millions)	2007	2006	2005

DEFERRED INCOME TAX ASSETS
Allowance for loan losses, net	$1,749	1,300	1,069
Accrued expenses, deductible when paid	2,175	1,765	1,444
REMIC residual interests	—	51	235
Net operating loss and tax credit carryforwards	483	517	225
Unrealized losses on debt and equity securities, derivative financial instruments and pension liabilities	907	1,288	480
Unrecognized income tax benefits from uncertain tax positions	257	—	—
Unrealized losses on investments	1,153	919	983

Other	298	364	334

Total deferred income tax assets	7,022	6,204	4,770

Deferred income tax assets valuation allowance	104	142	34

DEFERRED INCOME TAX LIABILITIES
Depreciation	154	162	127
Federal Home Loan Bank stock dividends	214	229	3
Loan product assets	370	384	73
Intangible assets	558	330	495
Deferred income	68	112	198
Leasing activities	8,207	8,097	7,189
Employee benefits	426	439	361
Other	161	249	129

Total deferred income tax liabilities	10,158	10,002	8,575

Net deferred income tax liabilities	$3,240	3,940	3,839

Wachovia Corporation 2007 Annual Report      117

Audited Financial Statements

     The change in the net deferred income tax liability for each of the years in the three-year period ended December 31, 2007, is presented below.

	Years Ended December 31,

(In millions)	2007	2006	2005

NET DEFERRED INCOME TAX LIABILITY
Balance, beginning of year	$3,940	3,839	4,016
Balance, deferred income tax assets related to unrecognized income tax benefits at January 1, 2007	(253)	—	—
Deferred income taxes related to continuing operations	(185)	530	803
Deferred income taxes related to discontinued operations	—	—	(12)
Recorded directly to stockholders’ equity as a component of accumulated other comprehensive income
Minimum pension liability	—	14	(4)
Unrealized net holding losses on securities, net of reclassification adjustments	(88)	(163)	(853)
Net gains (losses) on cash flow hedge derivatives, net of reclassification adjustments	96	14	(34)
Unrealized gains (losses) on pension and other post-retirement benefits, net of valuation allowance	333	(599)	—
Cumulative effect of an accounting change	(738)	24	—
Deferred income taxes acquired in purchase acquisitions	125	281	(77)
Reduction to deferred income tax assets related to unrecognized income tax benefits resulting from settlements with taxing authorities	10	—	—

Balance, end of year	$3,240	3,940	3,839

     The realization of deferred income tax assets may be based on the utilization of carrybacks to prior taxable periods, the anticipation of future taxable income in certain periods and the utilization of tax planning strategies. The Company has determined it is more likely than not that the deferred income tax assets can be supported by carrybacks to federal taxable income in the two-year federal carryback period and by expected future taxable income that will exceed amounts necessary to fully realize remaining deferred income tax assets resulting from net operating loss carryforwards and from the scheduling of temporary differences. The valuation allowance primarily relates to certain state temporary differences and to state net operating loss carryforwards. Unrealized gains (losses) on pension and other postretirement benefits are reflected net of a $35 million and $75 million valuation allowance at December 31, 2007 and 2006, respectively.
     The operating results of the Parent Company and its eligible subsidiaries are included in a consolidated federal income tax return. Each subsidiary included in the consolidated federal income tax return pays its allocation of federal income taxes to the Parent Company or receives payment from the Parent Company to the extent income tax benefits are realized. Various subsidiaries not eligible for inclusion in the Parent Company’s consolidated federal income tax returns are included in separate consolidated federal income tax returns with other non-eligible subsidiaries. Where federal or state income tax laws do not permit consolidated or combined income tax returns, applicable separate company federal or state income tax returns are filed, and payment, if any, is remitted directly to the federal or state governments.
     Federal income tax carryforwards at December 31, 2007, consisted of net operating loss and foreign tax credit carryforwards with related deferred income tax assets of $351 million and $46 million, respectively. Utilization of these net operating losses and foreign tax credit carryforwards is subject to limitations under federal income tax laws, and will expire, if not utilized, in varying amounts through 2027.
     State income tax carryforwards at December 31, 2007, consisted of net operating loss carryforwards with related deferred income tax assets of $86 million. These state income tax carryforwards were generated by certain subsidiaries in various jurisdictions and their utilization is subject to limitations under various state income tax laws. The state net operating loss carryforwards expire, if not utilized, in varying amounts through 2027.
     At December 31, 2007, the Company has undistributed earnings of $1.2 billion related to foreign subsidiaries. The Company intends to reinvest these earnings indefinitely and has not recorded any related federal or state income tax expense. If these earnings are repatriated to the United States, the Company will record additional income tax expense of $474 million.
     The Company has a tax bad debt reserve, of which $252 million at December 31, 2007, 2006 and 2005, was attributable to pre-1988 tax years. The amount of unrecognized deferred income tax liability related thereto is $88 million at those dates. This deferred income tax liability may be subject to recognition if certain distributions are made with respect to stock, or the bad debt reserve is used for any purpose other than for absorbing bad debt losses.
     Income tax expense related to securities transactions was $59 million, $66 million and $85 million in 2007, 2006 and 2005, respectively.
     FIN 48, which became effective on January 1, 2007, clarifies the accounting for uncertain income tax positions. Upon adoption of FIN 48, the Company recognized a decrease of $69 million in income tax reserves for uncertain income tax positions. Of this amount, $4 million was accounted for as a reduction to beginning retained earnings and $73 million as a reduction to goodwill.
118      Wachovia Corporation 2007 Annual Report

     At adoption, the Company had $2.5 billion of gross unrecognized income tax benefits (UTBs), including $1.3 billion of UTBs attributed to income tax on timing differences and $816 million of UTBs, net of deferred federal and state income tax benefits, that would impact the effective tax rate if recognized. The tax on timing items relates to income tax positions for which the ultimate deductibility is highly certain, but the timing of the deductibility is uncertain. The income tax liability for the change in the period of deduction would not impact the effective tax rate.
     A reconciliation of the change in the UTB balance from January 1, 2007, to December 31, 2007, is as follows:

					Unrecognized
					Income Tax
			Gross	Deferred	Benefits, Net
	Federal,	Accrued	Unrecognized	Federal and	of Deferred
	State and	Interest and	Income Tax	State Income	Federal and
(In millions)	Foreign Tax	Penalties	Benefits	Tax Benefits	State Benefits

Balance at January 1, 2007	$2,119	342	2,461	(253)	2,208
Additions for tax positions related to the current year	346	—	346	(19)	327
Additions for tax positions related to prior years	78	186	264	(92)	172
Reduction for tax positions related to prior years	(44)	(4)	(48)	17	(31)
Reduction for tax positions related to prior years due to IRS RAR	(95)	(31)	(126)	14	(112)
Reductions for tax positions related to acquired entities in prior years, offset to goodwill	(102)	(30)	(132)	47	(85)
Reductions related to lapse of statute of limitations	(38)	(18)	(56)	19	(37)
Reductions related to settlements with taxing authorities	(47)	(20)	(67)	10	(57)

Balance at December 31, 2007	2,217	425	2,642	(257)	2,385
Less: tax attributable to timing items included above	(1,485)	—	(1,485)	—	(1,485)
Less: UTBs included above that relate to acquired entities that would impact goodwill if recognized	(80)	(14)	(94)	24	(70)

Total UTBs that, if recognized, would impact the effective income tax rate as of December 31, 2007	$652	411	1,063	(233)	830

     The Company recognizes accrued interest and penalties, if any, related to UTBs in the effective tax rate. The Company recognized $122 million in interest in 2007. The balance of accrued interest and penalties for the year ended December 31, 2007, is presented in the above table.
     The IRS and the Company have settled all issues related to the Company’s federal income tax returns for 1999 and all prior years. In addition, all issues related to the federal income tax returns of the former Wachovia for years 1996 through 2001, SouthTrust for 2004 and prior years, Golden West for 2004 and prior years, and A.G. Edwards for February 28, 2005, and prior years are resolved or closed. The Company’s previously recorded income tax liabilities were sufficient to cover the resulting assessments of income taxes and interest.
     On March 30, 2007, the IRS issued a Revenue Agent’s Report (“RAR”) for the years 2000 through 2002 challenging certain deductions claimed by the Company, including deductions related to its leveraged leasing activities. The Company believes the proposed adjustments are inconsistent with existing law and intends to vigorously defend the claimed deductions. In the first quarter of 2007, based on the issuance of the RAR, the Company updated its analysis of various uncertain income tax positions identified at January 1, 2007, resulting in a net reduction of $112 million to the UTB balance. In the second quarter of 2007, the Company made a cash payment to the IRS related to the RAR, which resulted in a net reduction of $51 million to the UTB balance. Resolution of the appeal of unagreed issues is not expected to occur within the next twelve months.
     The IRS began an examination of the Company for tax years 2003 through 2005. The IRS is also examining tax returns of certain non-consolidated subsidiaries for the years 2001-2006. The federal income tax returns of A.G. Edwards for years ending February 2006, February 2007 and period ending October 1, 2007, are being examined. Resolution of these items is not expected to have a material impact on the Company’s consolidated financial position or results of operations.
     In addition to the IRS examinations, the Company and its subsidiaries are currently subject to examination by various other taxing authorities. While it is possible that one or more of these examinations may be resolved within the next twelve months, the Company does not anticipate that there will be a significant impact to the UTB balance. The expiration of statutes of limitations for various jurisdictions is expected to reduce the UTB balance by an insignificant amount within the next twelve months.
     During the second quarter of 2007, the Company completed its analysis of certain acquired entities and reduced related income tax reserves by $85 million, offset by a reduction to goodwill.
     Management monitors changes in tax statutes and regulations and the issuance of judicial decisions to determine the potential impact to uncertain income tax positions. In 2007, the Department of Treasury issued proposed regulations that, when issued in final form, could limit a company’s ability to retain the benefit of certain foreign tax credits. Management believes these regulations will not have a significant impact on the Company when issued in final form. At December 31, 2007, management had identified no potential subsequent events that are expected to have a significant impact on the UTB balance within the next twelve months.
Wachovia Corporation 2007 Annual Report      119

Audited Financial Statements

NOTE 18: BASIC AND DILUTED EARNINGS PER COMMON SHARE
     The calculation of basic and diluted earnings per common share for each of the years in the three-year period ended December 31, 2007, is presented below. In 2007, 2006 and 2005, options to purchase an average 33 million, 21 million and 15 million shares, respectively, were antidilutive, and accordingly, were excluded in determining diluted earnings per common share.

	Years Ended December 31,

(In millions, except per share data)	2007	2006	2005

Income from continuing operations	$6,312	7,745	6,429
Discontinued operations, net of income taxes	—	46	214

Net income	$6,312	7,791	6,643

Basic earnings per common share
Income from continuing operations	$3.31	4.70	4.13
Discontinued operations	—	0.02	0.14

Net income	$3.31	4.72	4.27

Diluted earnings per common share
Income from continuing operations	$3.26	4.61	4.05
Discontinued operations	—	0.02	0.14

Net income	$3.26	4.63	4.19

Average common shares — basic	1,907	1,651	1,556
Common share equivalents and unvested restricted stock	27	30	29

Average common shares — diluted	1,934	1,681	1,585

120      Wachovia Corporation 2007 Annual Report

NOTE 19: DERIVATIVES
     The Company uses derivatives to manage exposure to market risk, interest rate risk, credit risk and foreign currency risk to generate profits from proprietary trading and to assist customers with their risk management objectives. Derivative transactions are measured in terms of the notional amount, but this amount is not recorded on the balance sheet and is not, when viewed in isolation, a meaningful measure of the risk profile of the instruments. The notional amount is not exchanged, but is used only as the basis on which interest and other payments are determined.
     All derivatives are recorded on the balance sheet at their respective fair values with realized and unrealized gains and losses recorded either in other comprehensive income, net of applicable income taxes, or in the results of operations, depending on the purpose for which the derivative is held. Derivatives include accounting hedges, trading derivatives and economic hedges. Accounting hedges are those derivatives that are designated in a hedging relationship and that are termed “derivatives used for risk management” as discussed below, and are included in other assets or other liabilities. Those derivatives that are held for trading purposes are considered trading derivatives and are included in trading account assets or liabilities. Economic hedges are freestanding derivatives entered into for certain risk management purposes that do not meet the criteria for designation as a hedge for accounting purposes and are included in other assets or other liabilities.
     For derivatives, the Company’s exposure to credit risk is measured by the current fair value of all derivatives in a gain position plus a prudent estimate of potential change in value over the life of each contract. The measurement of the potential future exposure is based on a simulation of market rates and generally takes into account legally enforceable risk mitigating agreements for each obligor such as netting and collateral.
     The Company uses collateral arrangements, credit approvals, limits and monitoring procedures to manage credit risk on derivatives. Bilateral collateral agreements are in place for substantially all dealer counterparties. Collateral for dealer transactions is delivered by either party when the credit risk associated with a particular transaction, or group of transactions to the extent netting exists, exceeds defined thresholds of credit risk. Thresholds are determined based on the strength of the individual counterparty. For non-dealer transactions, the need for collateral is evaluated on an individual transaction basis, and it is primarily dependent on the financial strength of the counterparty. At December 31, 2007, the total market value-related credit risk recorded on the balance sheet for derivative transactions, including derivatives used for the Company’s interest rate risk management, was $17.6 billion, including the effect of netting agreements. Of this amount, $3.3 billion exceeded dealer counterparty thresholds and was delivered to the Company as collateral.
TRADING DERIVATIVES
     The fair value and notional amounts for trading derivatives at December 31, 2007 and 2006, are presented below.

	December 31,

	2007		2006
	Fair	Notional	Fair	Notional
(In millions)	Value	Amount	Value	Amount

Forward and futures contracts	$(174)	744,888	562	427,391
Interest rate swap agreements	1,140	3,273,326	2,079	2,715,788
Purchased options, interest rate caps, floors, collars and swaptions	8,729	408,284	7,461	846,142
Written options, interest rate caps, floors, collars and swaptions	(8,480)	508,836	(7,637)	1,184,683
Foreign currency and exchange rate swap commitments	251	48,507	21	49,537
Commodity and equity swaps	$321	22,968	100	26,947

DERIVATIVES USED FOR RISK MANAGEMENT
     The Company may designate a derivative as either an accounting hedge of the fair value of a recognized fixed rate asset or liability or an unrecognized firm commitment (“fair value” hedge), an accounting hedge of a forecasted transaction or of the variability of future cash flows of a floating rate asset or liability (“cash flow” hedge), or a foreign currency fair value or cash flow hedge (“foreign currency” hedge). Changes in the fair value of a derivative that is designated and qualifies as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded as other fee income in the results of operations. To the extent of the effectiveness of a hedge, changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge are recorded in other comprehensive income, net of income taxes. For all hedge relationships, ineffectiveness resulting from differences between the changes in fair value or cash flows of the hedged item and changes in fair value of the derivative are recognized as other fee income in the results of operations. Net interest settlements on derivatives designated as fair value or cash flow hedges are treated as an adjustment to the interest income or interest expense of the hedged assets or liabilities.
Wachovia Corporation 2007 Annual Report     121

Audited Financial Statements

     Concurrent with entering into a transaction that qualifies as an accounting hedge, the Company formally documents the hedge relationship, the risk management objective and the strategy for entering into the hedge. This process and documentation include identification of the hedging instrument, hedged item, risk being hedged and the methodology for assessing effectiveness and measuring ineffectiveness.
     For cash flow hedges, the designated hedged risk is primarily the risk of changes in cash flows attributable to changes in the benchmark interest rate of the hedged item or forecasted transactions. For cash flow hedges, the Company uses regression analysis to make the initial assessment of the expectation of hedge effectiveness, and for each monthly period thereafter to reassess that the hedging relationship is expected to be highly effective during the period designated as being hedged. The Company also uses regression analysis to perform the retrospective evaluation of whether the derivative was effective during the hedged period. The regression analysis includes an evaluation of the quantitative measures of regression necessary to validate the conclusion of high effectiveness. The Company uses the hypothetical derivative method of measuring the hedge ineffectiveness, which is recorded on a monthly basis. Forward purchase commitments of loans and securities available for sale are considered all-in-one hedges for which the prospective and retrospective evaluations are performed through matching terms at inception and on a monthly basis.
     For fair value hedges, the designated hedged risk is primarily the risk of changes in fair value attributable to changes in the benchmark interest rate of the hedged item or transactions. For fair value hedges, the Company assesses the expectation of effectiveness at the inception of the hedge and at each monthly period thereafter by analyzing the price sensitivity of the hedging instrument relative to that of the hedged item for changes in fair value attributable to the hedged risk. On a monthly basis, the Company uses the cumulative dollar-offset approach to validate the effectiveness of the hedge on a retrospective basis. The Company measures ongoing ineffectiveness for fair value hedges by comparing the changes in fair value of the hedging instrument to the changes in fair value of the hedged item attributable to the hedged risk. Fair value hedges of warehoused residential mortgage loans are designated and de-designated on a daily basis, and the frequency of the prospective, retrospective and actual ineffectiveness tests follows the hedge period. Forward sale commitments of securities available for sale share the same issuer, coupon rate and contractual maturity date as the hedged item; therefore, the prospective and retrospective evaluations are performed through matching terms at inception and on a monthly basis.
     The Company discontinues hedge accounting prospectively when either it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; the derivative expires or is sold, terminated or exercised; the derivative is de-designated because it is unlikely that a forecasted transaction will occur; or management determines designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued, the derivative is either terminated or reclassified as a trading account asset or liability. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted as an adjustment to yield over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transaction are still expected to occur, unrealized gains and losses accumulated in other comprehensive income are included in the results of operations in the same period when the results of operations are also affected by the hedged cash flow. The unrealized gains and losses are recognized in the results of operations immediately if the cash flow hedge was discontinued because a forecasted transaction is not expected to occur. In 2007 and 2006, losses of $25 million and $4 million, respectively, were recognized in other fee income representing the ineffective portion of the net gains (losses) on derivatives that qualify as cash flow and fair value hedges. These amounts include the time value of options. In addition, net interest income in 2007 and 2006, was decreased by $12 million and $17 million, respectively, representing ineffectiveness of cash flow hedges caused by differences between the critical terms of the derivative and the hedged item, primarily differences in reset dates. The Company recognized $93 million in other fee income in 2006, representing amounts recorded in other comprehensive income relating to a hedging relationship that had been discontinued in a prior year. Effective April 1, 2007, the Company discontinued hedge accounting on certain variable rate demand deposits that have no stated maturity.
     Commitments to purchase certain securities or loans and certain commitments to sell loans are derivatives. At inception, these commitments may be designated in a hedge relationship; otherwise, they are recorded as either trading derivatives or economic hedges depending upon their purpose. In the normal course of business the Company enters into contracts that contain a derivative that is embedded in the financial instrument. If applicable, an embedded derivative is separated from the host contract and can be designated in a hedge relationship; otherwise, it is recorded as a freestanding derivative and recorded as either a trading derivative or an economic hedge depending upon its purpose. The Company enters into credit derivative agreements in connection with altering the risk profile of certain loans or pools of loans in the Company’s loan portfolio. These credit derivatives do not meet the criteria for designation as an accounting hedge and are recorded as either trading derivatives or economic hedges depending upon their purpose. The Company enters into interest rate lock commitments as part of its commercial and consumer mortgage lending activities. These loan commitments are initially recorded at fair value. Subsequent adjustments in the value of the loan commitment are primarily related to changes in interest rates, changes in the probability that a commitment will be exercised and the passage of time. The estimate of fair value specifically excludes the value of servicing cash flows and excess servicing.
     Derivatives used for risk management activity at December 31, 2007 and 2006, are presented on the following pages.
122      Wachovia Corporation 2007 Annual Report

     Risk management derivative financial instruments at December 31, 2007, are presented below.

	December 31, 2007

						Average
	Hedged Items	Notional	Gross Unrealized (b)			Maturity in
(In millions)	or Transactions	Amount	Gains	Losses	Equity (c)	Years (d)

ASSET HEDGES (a)
Cash flow hedges
Interest rate swaps-receive fixed	First forecasted interest receipts on
	commercial loans

Pay 1 month LIBOR swaps	1 month LIBOR risk	$3,053	93	—	58	3.07
Pay 3 month LIBOR swaps	1 month LIBOR risk	13,584	347	(5)	212	3.83

Purchased interest rate floors -	First forecasted interest receipts on 1
3 month LIBOR	month LIBOR commercial loans	16,250	180	—	109	3.00

Forward purchase commitments	Purchases of mortgage-backed securities
	classified as available for sale	13	—	—	—	0.04

Fair value hedges
Interest rate swaps-pay fixed/	Individual fixed rate debt securities
receive LIBOR	classified as available for sale	1,230	4	(24)	—	13.28

Forward sale commitments	Individual fixed rate debt securities
	classified as available for sale	2,950	8	(15)	—	0.04

Forward sale commitments	Proceeds from sale of mortgage
	warehouse loans	286	—	(1)	—	0.04

Foreign currency forwards	Currency risk associated with foreign
	currency denominated securities
	classified as available for sale	12,681	1	—	—	0.04

Total asset hedges		$50,047	633	(45)	379	2.54

LIABILITY HEDGES (a)
Cash flow hedges
Interest rate swaps-pay fixed	First forecasted interest payments on
	long-term debt

Receive 1 month LIBOR swaps	1 month LIBOR risk	2,264	3	(200)	(122)	10.12
Receive 3 month LIBOR swaps	1 month LIBOR risk	6,534	—	(196)	(121)	3.23
Receive 3 month LIBOR swaps	3 month LIBOR risk	13,000	24	(107)	(51)	2.78
Receive 6 month LIBOR swaps	6 month LIBOR risk	7	—	—	—	5.47

Purchased options interest rate caps -	First forecasted interest payments on
3 month LIBOR	3 month LIBOR long-term debt	45,000	—	(24)	(15)	0.42

Eurodollar futures	First forecasted interest payments on
	3 month LIBOR long-term debt	49,000	6	(48)	(27)	0.25

Fair value hedges
Interest rate swaps-receive fixed/	Individual fixed rate long-term debt
pay floating (e)	issuances	31,726	794	(203)	—	10.90

Foreign currency forwards	Currency risk associated with foreign
	currency denominated repurchase
	agreements	4,497	—	—	—	0.02

Currency swaps	Currency risk associated with individual
	foreign currency denominated long-term
	debt	965	58	—	—	5.31

Total liability hedges		152,993	885	(778)	(336)	3.02

Total		$203,040	1,518	(823)	43	—

Wachovia Corporation 2007 Annual Report       123

Audited Financial Statements

     Risk management derivative financial instruments at December 31, 2006, are presented below.

	December 31, 2006

						Average
	Hedged Items	Notional	Gross Unrealized (b)			Maturity in
(In millions)	or Transactions	Amount	Gains	Losses	Equity (c)	Years (d)

ASSET HEDGES (a)
Cash flow hedges
Interest rate swaps-receive fixed	First forecasted interest receipts on
	commercial loans

Pay 1 month LIBOR swaps	1 month LIBOR risk	$3,172	1	(14)	(8)	4.04
Pay 3 month LIBOR swaps	1 month LIBOR risk	28,752	188	(294)	(66)	3.82

Purchased interest rate floors -	First forecasted interest receipts on 1
3 month LIBOR	month LIBOR commercial loans	7,000	—	(5)	(3)	0.75

Foreign currency forwards	Forecasted receipts on foreign currency
	denominated securities classified as
	available for sale	11,267	—	—	—	0.05

Fair value hedges
Interest rate swaps-pay fixed/	Individual fixed rate debt securities
receive LIBOR	classified as available for sale	1,571	25	(12)	—	15.04

Forward sale commitments	Proceeds from sale of mortgage
	warehouse loans	585	—	(5)	—	0.04

Total asset hedges		$52,347	214	(330)	(77)	2.91

LIABILITY HEDGES (a)
Cash flow hedges
Interest rate swaps-pay fixed	Proceeds from first forecasted issuance of
	short-term liabilities, including deposits
	and repurchase agreements, that are part
	of a rollover strategy

Receive 1 month LIBOR swaps	1 month LIBOR risk	2,389	7	(138)	(81)	10.71
Receive 3 month LIBOR swaps	1 month LIBOR risk	4,630	8	—	5	0.16
Receive 3 month LIBOR swaps	3 month LIBOR risk	12,000	115	(41)	46	4.34

Interest rate swaps-pay fixed	First forecasted interest payments on long-
	term debt

Receive 1 month LIBOR swaps	1 month LIBOR risk	139	2	(2)	—	11.61
Receive 3 month LIBOR swaps	1 month LIBOR risk	1,306	5	(29)	(15)	7.60
Receive 3 month LIBOR swaps	3 month LIBOR risk	6,940	13	—	8	0.16
Receive 6 month LIBOR swaps	6 month LIBOR risk	8	—	—	—	6.47

Purchased options	1 day LIBOR associated with the
	proceeds from first forecasted issuance
	of deposits that are part of a rollover
	strategy when LIBOR is above the cap
Interest rate caps		17,500	—	(12)	(8)	0.97
Eurodollar		31,250	—	(5)	—	0.25

Eurodollar futures	1 day LIBOR associated with the proceeds
	from first forecasted issuance of deposits
	that are part of a rollover strategy	73,059	—	(4)	(2)	0.25

Foreign currency forwards	Forecasted payments on foreign currency
	denominated repurchase agreements	3,375	—	—	—	0.01

Foreign currency forwards	Forecasted payments on foreign currency
	denominated variable rate long-term debt	5,539	—	—	—	0.06

Fair value hedges
Interest rate swaps-receive fixed/	Individual fixed rate long-term debt
pay floating (e)	issuances	26,635	45	(215)	—	8.46

Total liability hedges		184,770	195	(446)	(47)	1.95

Total		$237,117	409	(776)	(124)	—

124     Wachovia Corporation 2007 Annual Report

(a) Includes only derivative financial instruments related to interest rate risk and foreign currency risk management activities that have been designated and accounted for as accounting hedges.
(b) Represents the fair value of derivative financial instruments less accrued interest receivable or payable less unamortized premium or discount.
(c) At December 31, 2007, the net unrealized loss on derivatives included in accumulated other comprehensive income, which is a component of stockholders’ equity, was $199 million, net of income taxes. Of this net of tax amount, a $43 million gain represents the effective portion of the net gains (losses) on interest rate derivatives that qualify as cash flow hedges and a $242 million loss relates to terminated and/or redesignated derivatives. At December 31, 2007, $179 million of net losses, net of income taxes, recorded in accumulated other comprehensive income, is expected to be reclassified as interest income or expense during the next twelve months. The maximum length of time over which cash flow hedges are hedging the variability in future cash flows associated with the forecasted transactions is 18.34 years. At December 31, 2006, the net unrealized loss on derivatives included in accumulated other comprehensive income was $355 million, net of income taxes. Of this net of tax amount, a $124 million loss represents the effective portion of the net gains (losses) on interest rate derivatives that qualify as cash flow hedges, and a $231 million loss relates to terminated and/or redesignated derivatives.
(d) Estimated maturity approximates average life.
(e) At December 31, 2007, such swaps are denominated in U.S. dollars, Euros, Pounds Sterling and Australian dollars in the notional amounts of $26.7 billion, $1.8 billion, $2.9 billion and $307 million respectively, and the hedged risk is the benchmark interest rate.
Wachovia Corporation 2007 Annual Report     125

Audited Financial Statements

     Expected maturities of risk management derivative financial instruments at December 31, 2007, are presented below.

	December 31, 2007
	1 Year	1-2	2-5	5-10	After 10
(In millions)	or Less	Years	Years	Years	Years	Total

CASH FLOW ASSET HEDGES
Notional amount — swaps—receive fixed	$1,505	698	11,270	2,903	261	16,637
Notional amount — other	$13	—	16,250	—	—	16,263
Weighted average receive rate (a)	3.84%	5.23	5.02	4.71	—	4.88
Weighted average pay rate (a)	5.23%	5.13	4.98	5.07	—	5.02
Unrealized gain (loss)	$2	13	481	121	(2)	615

FAIR VALUE ASSET HEDGES
Notional amount — swaps—pay fixed	$—	—	180	237	813	1,230
Notional amount — other	$15,917	—	—	—	—	15,917
Weighted average receive rate (a)	—%	—	3.46	3.45	3.48	3.47
Weighted average pay rate (a)	—%	—	3.39	3.42	3.83	3.69
Unrealized gain (loss)	$(8)	—	(5)	(6)	(8)	(27)

CASH FLOW LIABILITY HEDGES
Notional amount — swaps—pay fixed	$35	15,073	2,874	2,264	1,559	21,805
Notional amount — other	$94,000	—	—	—	—	94,000
Weighted average receive rate (a)	4.30%	4.88	4.96	4.89	4.92	4.90
Weighted average pay rate (a)	5.21%	5.13	5.21	5.67	5.83	5.35
Unrealized gain (loss)	$(67)	(74)	(106)	(158)	(137)	(542)

FAIR VALUE LIABILITY HEDGES
Notional amount — swaps—receive fixed	$4,252	3,100	4,581	9,343	10,450	31,726
Notional amount — other	$4,497	—	789	176	—	5,462
Weighted average receive rate (a)	4.50%	4.02	5.67	4.86	5.29	4.99
Weighted average pay rate (a)	4.97%	5.19	5.01	5.01	5.19	5.08
Unrealized gain (loss)	$13	41	198	310	87	649

126     Wachovia Corporation 2007 Annual Report

     Expected maturities of risk management derivative financial instruments at December 31, 2006, are presented below.

	December 31, 2006

	1 Year	1-2	2-5	5-10	After 10
(In millions)	or Less	Years	Years	Years	Years	Total

CASH FLOW ASSET HEDGES
Notional amount — swaps—receive fixed	$661	1,505	21,983	7,775	—	31,924
Notional amount — other	$18,267	—	—	—	—	18,267
Weighted average receive rate (a)	3.88%	3.84	4.91	4.74	—	4.78
Weighted average pay rate (a)	5.37%	5.37	5.36	5.37	—	5.36
Unrealized gain (loss)	$(11)	(22)	(133)	42	—	(124)

FAIR VALUE ASSET HEDGES
Notional amount — swaps—pay fixed	$—	—	15	308	1,248	1,571
Notional amount — other	$585	—	—	—	—	585
Weighted average receive rate (a)	—%	—	3.58	3.60	3.60	3.56
Weighted average pay rate (a)	—%	—	3.34	3.37	3.79	3.71
Unrealized gain (loss)	$(5)	—	—	1	12	8

CASH FLOW LIABILITY HEDGES
Notional amount — swaps—pay fixed	$14,856	44	1,925	8,579	2,008	27,412
Notional amount — other	$130,723	—	—	—	—	130,723
Weighted average receive rate (a)	5.42%	5.28	5.33	5.33	5.31	5.39
Weighted average pay rate (a)	3.94%	5.95	5.34	5.30	5.87	4.41
Unrealized gain (loss)	$30	(1)	10	(14)	(106)	(81)

FAIR VALUE LIABILITY HEDGES
Notional amount — swaps—receive fixed	$458	4,252	7,050	9,061	5,814	26,635
Weighted average receive rate (a)	4.80%	4.50	4.96	4.84	4.87	4.82
Weighted average pay rate (a)	5.38%	5.37	5.40	5.19	5.04	5.24
Unrealized gain (loss)	$(1)	(19)	(13)	(6)	(131)	(170)

(a)	Weighted average receive and pay rates include the impact of currently effective interest rate swaps only and not the impact of forward-starting interest rate swaps. All interest rate swaps have variable pay or receive rates based on one-month to six-month LIBOR, Euros, Pounds Sterling, or Australian dollars and they are the pay or receive rates in effect at December 31, 2007 and 2006.
     Activity related to risk management derivative financial instruments for each of the years in the two-year period ended December 31, 2007, is presented below.

	December 31, 2007 and 2006

	Asset	Liability
(In millions)	Hedges	Hedges	Total

Balance, December 31, 2005	$58,917	94,621	153,538
Additions (a)	82,650	211,517	294,167
Maturities and amortizations (a)	(12,525)	(55,392)	(67,917)
Terminations	(62,271)	(40,700)	(102,971)
Redesignations and transfers to trading account assets	(14,424)	(25,276)	(39,700)

Balance, December 31, 2006	52,347	184,770	237,117
Additions (a)	65,992	427,312	493,304
Maturities and amortizations (a)	(13,223)	(138,898)	(152,121)
Terminations	(36,402)	(247,061)	(283,463)
Redesignations and transfers to trading account assets	(18,667)	(73,130)	(91,797)

Balance, December 31, 2007	$50,047	152,993	203,040

(a)	Foreign currency forwards are shown as either net additions or maturities. The foreign currency forwards are primarily short-dated contracts. At maturity of these contracts, a new foreign currency forward is typically executed to hedge the same risk as the maturing contracts.
Wachovia Corporation 2007 Annual Report     127

Audited Financial Statements

NOTE 20: COMMITMENTS AND GUARANTEES
     In the normal course of business, the Company engages in a variety of transactions to meet the financing needs of its customers, to reduce its exposure to fluctuations in interest rates and to conduct lending activities. These transactions principally include lending commitments, other commitments and guarantees. These transactions involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the consolidated financial statements.
LENDING COMMITMENTS
     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses, and they may require payment of a fee by the counterparty. Since many of the commitments are expected to expire without being drawn, the total commitment amounts do not necessarily represent future cash requirements.
     Standby and commercial letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit are issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions, and to also assist customers in obtaining long-term tax-exempt funding through municipal bond issues. In the event the bonds are sold back prior to their maturity and cannot be remarketed, in certain conditions, the Company would be obligated to provide funding to finance the repurchase of the bonds. Commercial letters of credit are issued to support international and domestic trade.
     The Company’s maximum exposure to credit loss in the event of nonperformance by the counterparty for commitments to extend credit and standby and commercial letters of credit is represented by the contract amount of those instruments. The Company holds various assets as collateral to support those commitments for which collateral is deemed necessary. The Company uses the same credit policies in entering into commitments and conditional obligations as it does for loans. Except for short-term commitments and letters of credit of $26.0 billion, commitments and letters of credit extend for more than one year, and they expire in varying amounts through 2030. See Note 22 for information related to the notional amount and fair value of lending commitments and letters of credit.
OTHER COMMITMENTS
     In the normal course of business, the Company enters into underwriting commitments. Transactions relating to these underwriting commitments that were open at December 31, 2007, and subsequently settled, had no material impact on the Company’s consolidated financial position or results of operations.
     Minimum lease payments under leases classified as operating leases due in each of the five years subsequent to December 31, 2007, are as follows (in millions): 2008, $886; 2009, $849; 2010, $1.7 billion; 2011, $634; 2012, $771; and subsequent years, $2.9 billion. Total minimum future lease receipts due from noncancelable subleases on operating leases are $649 million. Minimum lease payments under leases classified as capital leases due in each of the five years subsequent to December 31, 2007, are as follows (in millions): 2008, $3; 2009, $2; 2010, $2; 2011, $2; 2012, $2; and subsequent years, $2 million. Rental expense for all operating leases was $989 million, $905 million and $809 million in 2007, 2006 and 2005, respectively.
     The Company has commitments to make investments as part of its Principal Investing business and as part of its involvement in low income housing partnerships. At December 31, 2007, these commitments were $546 million and $425 million, respectively.
     The Federal Reserve Board requires the Company’s bank subsidiaries to maintain reserve balances based on a percentage of certain deposits, which may be satisfied by the Company’s vault cash. At December 31, 2007, average daily reserve balances, including contractually obligated clearing balances required by the Federal Reserve Board, amounted to $323 million.
GUARANTEES
     Guarantees are contracts that contingently require the Company to make payments to a guaranteed party based on an event or a change in an underlying asset, liability, rate or index. Guarantees are generally in the form of securities lending indemnifications, standby letters of credit, liquidity agreements, recourse obligations and residual value guarantees. The carrying amount and the maximum risk of loss of the Company’s guarantees are presented on the following page.
128     Wachovia Corporation 2007 Annual Report

	December 31,

	2007		2006

		Maximum		Maximum
	Carrying	Risk of	Carrying	Risk of
(In millions)	Amount	Loss	Amount	Loss

Securities and other lending indemnifications	$—	59,238	—	61,715
Standby letters of credit	124	29,295	115	28,339
Liquidity agreements	14	36,926	9	33,341
Loans sold with recourse	44	6,710	50	7,543
Residual value guarantees	—	1,123	—	1,131
Written put options	553	11,460	90	7,200
Contingent consideration	—	101	—	167

Total guarantees	$735	144,853	264	139,436

     As a securities lending agent, client securities are loaned, on a fully collateralized basis, to third party broker/dealers. The Company indemnifies its clients against broker default and supports these guarantees with collateral that is marked to market daily. The Company generally requires cash or other highly liquid collateral from the broker/dealer. At December 31, 2007, there was $60.8 billion in collateral supporting the $59.2 billion loaned. There is no carrying amount associated with these agreements.
     As discussed more fully in Note 5, the Company provides liquidity facilities on all commercial paper issued by the conduit it administers. The Company had a maximum exposure to losses of $26.1 billion, including unfunded commitments, related to its liquidity facility at December 31, 2007. In 2007, the Company purchased $656 million of residential subprime mortgage assets from the conduit pursuant to its obligations under the liquidity facility, all of which occurred in the fourth quarter of 2007. The difference between the purchase price and the estimated fair value of the assets of $566 thousand was absorbed by the conduit’s third party subordinated note holder.
     The Company provides liquidity to certain third party commercial paper conduits whereby the Company is obligated to purchase an interest in certain assets that are financed by the conduits, including situations where the conduits are unable to issue commercial paper to finance those assets.
     The Company provides liquidity to certain CDO, fixed rate municipal bond, consumer and commercial mortgage-backed securitization transactions that are partially funded with the issuance of money market and other short-term notes. The Company has entered into arrangements with these unconsolidated entities that obligate the Company to provide liquidity to these entities in the event the entities cannot obtain funding in the market. In the event that the money market or short-term notes issued by the unconsolidated entities cannot be remarketed, the Company could be required to purchase such notes at their then outstanding principal amount.
     At December 31, 2007 and 2006, the total notional amount of the Company’s liquidity commitments to third party conduits and other securitization transactions was $10.8 billion and $13.4 billion, respectively. In 2007, in connection with these agreements, the Company purchased $1.6 billion of assets on which it recorded a net loss of $42 million.
     In some loan sales or securitizations, the Company provides recourse to the buyer that requires the Company to repurchase loans at par plus accrued interest upon the occurrence of certain events, which are generally credit related within a certain period of time. The maximum risk of loss represents the outstanding principal balance of the loans sold or securitized with recourse provisions but the likelihood of the repurchase of the entire balance is remote and a significant portion of the amount repurchased would be recovered from the sale of the underlying collateral. In 2007, 2006 and 2005, the Company did not repurchase a significant amount of loans associated with these agreements.
     Certain of the Company’s derivative transactions recorded as trading liabilities give the counterparty the right to sell to the Company an underlying instrument held by the counterparty at a specified price. These written put contracts generally permit net settlement and include credit default swaps, and equity and currency put options. While these derivative transactions expose the Company to risk in the event the option is exercised, the Company manages this risk by entering into offsetting trades or by taking short positions in the underlying instrument. Additionally, for certain of these contracts, the Company requires the counterparty to pledge the underlying instrument as collateral for the transaction.
Wachovia Corporation 2007 Annual Report     129

Audited Financial Statements

     Some contracts the Company enters into in the normal course of business include indemnification provisions that obligate the Company to make payments to the counterparty or others in the event certain events occur. These contingencies generally relate to changes in the value of underlying assets, liabilities or equity securities or upon the occurrence of events, such as an adverse litigation judgment or an adverse interpretation of tax law.
     The indemnification clauses are often standard contractual terms and were entered into in the normal course of business based on an assessment that the risk of loss would be remote. In 2007, 2006 and 2005, the Company was not required to make any significant payments under indemnification clauses. Since there are no stated or notional amounts included in the indemnification clauses and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur, the Company is not able to estimate the maximum potential amount of future payments under these indemnification clauses. There are no amounts reflected on the balance sheet at December 31, 2007 and 2006, related to these indemnifications.
     As part of the Company’s acquisition activity, the Company often negotiates terms in which a portion of the purchase price is contingent on future events, typically related to the acquired businesses meeting revenue or profitability targets. The additional consideration may be cash or stock. Contingent consideration is paid when the contingency is resolved and it is recorded as additional goodwill. At December 31, 2007, the Company had $101 million in cash and no common stock committed under such agreements that will be paid through 2011 if the contingencies are met.
NOTE 21: LITIGATION AND OTHER REGULATORY MATTERS
     The Company and certain of its subsidiaries are involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising from the conduct of its business activities. These proceedings include actions brought against the Company and/or its subsidiaries with respect to transactions in which the Company and/or its subsidiaries acted as banker, lender, underwriter, financial advisor or broker or in activities related thereto. In addition, the Company and its subsidiaries may be requested to provide information or otherwise cooperate with governmental authorities in the conduct of investigations of other persons or industry groups. It is the Company’s policy to cooperate in all regulatory inquiries and investigations.
     Although there can be no assurance as to the ultimate outcome, the Company and/or its subsidiaries have generally denied, or believe the Company has a meritorious defense and will deny, liability in all significant litigation pending against the Company and/or its subsidiaries, including the matters described below, and the Company intends to defend vigorously each such case. Reserves are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts reserved for those claims. In 2007, the Company recognized $387 million of expense related to litigation and regulatory proceedings.
     In the Matter of KPMG LLP Certain Auditor Independence Issues. The SEC has requested the Company to produce certain information concerning any agreements or understandings by which the Company referred clients to KPMG LLP during the period January 1, 1997 to November 2003 in connection with an inquiry regarding the independence of KPMG LLP as the Company’s outside auditors during such period. The Company is continuing to cooperate with the SEC in its inquiry, which is being conducted pursuant to a formal order of investigation entered by the SEC on October 21, 2003. The Company believes the SEC’s inquiry relates to certain tax services offered to the Company’s customers by KPMG LLP during the period from 1997 to early 2002, and whether these activities might have caused KPMG LLP not to be “independent” from the Company, as defined by applicable accounting and SEC regulations requiring auditors of an SEC-reporting company to be independent of the company. The Company and/or KPMG LLP received fees in connection with a small number of personal financial consulting transactions related to these services. KPMG LLP has confirmed to the Company that during all periods covered by the SEC’s inquiry, including the present, KPMG LLP was and is “independent” from the Company under applicable accounting and SEC regulations.
     Financial Advisor Wage/Hour Class Action Litigation. Wachovia Securities, LLC, the Company’s retail securities brokerage subsidiary, is a defendant in multiple state and nationwide putative class actions alleging unpaid overtime wages and improper wage deductions for financial advisors. In December 2006 and January 2007, related cases pending in U.S. District courts in several states were consolidated for case administrative purposes in the U.S. District Court for the Central District of California pursuant to two orders of the Multi-District Litigation Panel. There is an additional case alleging a statewide class under California law, which is currently pending in Superior Court in Los Angeles County, California. The Company believes that it has meritorious defenses to the claims asserted in these lawsuits, which are part of an industry trend of related wage/hour class action litigation, and intends to defend vigorously the cases.
130     Wachovia Corporation 2007 Annual Report

     Adelphia Litigation. Certain affiliates of the Company are defendants in an adversary proceeding previously pending in the United States Bankruptcy Court for the Southern District of New York related to the bankruptcy of Adelphia Communications Corporation (“Adelphia”). In February 2006, an order was entered moving the case to the United States District Court for the Southern District of New York. The Official Committee of Unsecured Creditors in Adelphia’s bankruptcy case has filed claims on behalf of Adelphia against over 300 financial services companies, including the Company’s affiliates. The complaint asserts claims against the defendants under state law, bankruptcy law and the Bank Holding Company Act and seeks equitable relief and an unspecified amount of compensatory and punitive damages. The Official Committee of Equity Security Holders has sought leave to intervene in that complaint and sought leave to bring additional claims against certain of the financial services companies, including the Company’s affiliates, including additional federal and state claims. On August 30, 2005, the bankruptcy court granted the creditors’ committee and the equity holders’ committee standing to proceed with their claims. On June 11, 2007, the court granted in part and denied in part the motions to dismiss filed by the Company and other defendants. On July 11, 2007, the Company and other defendants requested leave to appeal the partial denial of the motions to dismiss. On January 17, 2008, the district court affirmed the decision of the bankruptcy court on the motion to dismiss with the exception that it dismissed one additional claim.
     In addition, certain affiliates of the Company, together with numerous other financial services companies, have been named in several private civil actions by investors in Adelphia debt and/or equity securities, alleging among other claims, misstatements in connection with Adelphia securities offerings between 1997 and 2001. The Company’s affiliates acted as an underwriter in certain of those securities offerings, as agent and/or lender for certain Adelphia credit facilities, and as a provider of Adelphia’s treasury/cash management services. These complaints, which seek unspecified damages, have been consolidated in the United States District Court for the Southern District of New York. In separate orders entered in May and July 2005, the District Court dismissed a number of the securities law claims asserted against the Company, leaving some securities law claims pending. The Company still has a pending motion to dismiss with respect to these claims. On June 15, 2006, the District Court signed the preliminary order with respect to a proposed settlement of the securities class action pending against the Company and the other financial services companies. At a fairness hearing on the settlement on November 10, 2006, the District Court approved the settlement. The Company’s share of the settlement, $1.173 million, was paid in November 2006. The other private civil actions have not been settled.
     Le-Nature’s, Inc. Wachovia Bank, N.A. is the administrative agent on a $285 million credit facility extended to Le-Nature’s, Inc. in September 2006, of which approximately $270 million was syndicated to other lenders by Wachovia Capital Markets, LLC as Lead Arranger and Sole Bookrunner. Le-Nature’s was the subject of a Chapter 7 bankruptcy petition which was converted to a Chapter 11 bankruptcy petition in November 2006 in U.S. Bankruptcy Court in Pittsburgh, Pennsylvania following a report by a court-appointed custodian in a proceeding in Delaware that revealed fraud and significant accounting irregularities on the part of Le-Nature’s management, including maintenance of a dual set of financial records. On March 14, 2007, the Company filed an action against several hedge funds in Superior Court for the State of North Carolina entitled Wachovia Bank, National Association and Wachovia Capital Markets LLC v. Harbinger Capital Partners Master Fund I, Ltd. et al. , alleging that the hedge fund defendants had acquired a significant quantity of the outstanding debt with full knowledge of the Le Nature’s fraud and with the intention of pursuing alleged fraud and other tort claims against the Company purportedly related to its role in the Le-Nature’s credit facility. The assertion of such claims would constitute a violation of North Carolina’s legal and public policy prohibitions on champerty and maintenance. A preliminary injunction has been entered by the Court that, among other things, prohibits defendants from asserting any such claims in any other forum, but allowing these defendants to bring any claims they believe they possess against the Company as compulsory counterclaims in the North Carolina action. On September 18, 2007, these defendants filed an action in the U.S. District Court for the Southern District of New York against Wachovia Capital Markets LLC, a third party and two members of Le-Nature’s management asserting claims arising under federal RICO laws. Three original purchasers of the debt also joined the action and asserted various tort claims, including fraud. The Company has filed a motion in the North Carolina court seeking to have these defendants held in contempt for violating the preliminary injunction and is seeking dismissal of the New York action. The Company, which itself was victimized by the Le-Nature’s fraud, will pursue its rights against Le-Nature’s and in this litigation vigorously.
Wachovia Corporation 2007 Annual Report     131

Audited Financial Statements

     Interchange Litigation. Wachovia Bank, N.A. and the Company are named as defendants in seven putative class actions filed on behalf of a plaintiff class of merchants with regard to the interchange fees associated with Visa and Mastercard payment card transactions. These actions have been consolidated with more than 40 other actions, which did not name the Company as a defendant, in the United States District Court for the Eastern District of New York. Visa, Mastercard and several banks and bank holding companies are named as defendants in various of these actions, which were consolidated before the Court pursuant to orders of the Judicial Panel on Multidistrict Litigation. The amended and consolidated complaint asserts claims against defendants based on alleged violations of federal and state antitrust laws and seeks damages, as well as injunctive relief. Plaintiff merchants allege that Visa, Mastercard and their member banks unlawfully collude to set interchange fees. Plaintiffs also allege that enforcement of certain Visa and Mastercard rules and alleged tying and bundling of services offered to merchants are anticompetitive. The payment card association defendants and banking defendants are aggressively defending the consolidated action. The Company, along with other members of Visa, is a party to Loss and Judgment Sharing Agreements, which provide that the Company, along with other member banks of Visa, will share, based on a formula, in any losses in connection with certain litigation specified in the Agreements, including the Interchange Litigation. On November 7, 2007, Visa announced that it had reached a settlement with American Express in connection with certain litigation which is covered by the Company’s obligations as a Visa member bank and by the Loss Sharing Agreement.
     Payment Processing Center. On February 17, 2006, the U.S. Attorney’s Office for the Eastern District of Pennsylvania filed a civil fraud complaint against a former Wachovia Bank, N.A. customer, Payment Processing Center (“PPC”). PPC was a third party payment processor for telemarketing and catalogue companies. On April 12, 2007, a civil class action, Faloney et al. v. Wachovia, was filed against Wachovia in the U.S. District Court for the Eastern District of Pennsylvania by a putative class of consumers who made purchases through telemarketer customers of PPC. The suit alleges that between April 1, 2005 and February 21, 2006, the Company conspired with PPC to facilitate PPC’s purported violation of RICO. The Office of the Comptroller of the Currency is conducting a formal investigation of the Company’s handling of the PPC account relationship and of five other customers engaged in similar businesses. The Company is vigorously defending the civil lawsuit and is cooperating with government officials in the investigations of PPC and the Company’s handling of the PPC customer relationship.
     Municipal Derivatives Bid Practices Investigation. The Department of Justice (“DOJ”) and the SEC, beginning in November 2006, have been requesting information from a number of financial institutions, including Wachovia Bank, N.A.’s municipal derivatives group, generally with regard to competitive bid practices in the municipal derivative markets. In connection with these inquiries, Wachovia Bank, N.A. has received subpoenas from both the DOJ and SEC seeking documents and information. The DOJ and the SEC have advised Wachovia Bank, N.A. that they believe certain of its employees engaged in improper conduct in conjunction with certain competitively bid transactions and, in November 2007, the DOJ notified two Wachovia Bank, N.A. employees, both of whom are on administrative leave, that they are regarded as targets of the DOJ’s investigation. Wachovia Bank, N.A. has been cooperating and continues to fully cooperate with the government investigations.
     Other Regulatory Matters. Governmental and self-regulatory authorities have instituted numerous ongoing investigations of various practices in the securities and mutual fund industries, including those discussed in the Company’s previous filings with the SEC and those relating to sales practices and record retention. The investigations cover advisory companies to mutual funds, broker-dealers, hedge funds and others. The Company has received subpoenas and other requests for documents and testimony relating to the investigations, is endeavoring to comply with those requests, is cooperating with the investigations, and where appropriate, is engaging in discussions to resolve the investigations. The Company is continuing its own internal review of policies, practices, procedures and personnel, and is taking remedial action where appropriate.
     Outlook. Based on information currently available, advice of counsel, available insurance coverage and established reserves, the Company believes that the eventual outcome of the actions against the Company and/or its subsidiaries, including the matters described above, will not, individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial position or results of operations. However, in the event of unexpected future developments, it is possible that the ultimate resolution of those matters, if unfavorable, may be material to the Company’s results of operations for any particular period.
132     Wachovia Corporation 2007 Annual Report

NOTE 22: FAIR VALUE OF FINANCIAL INSTRUMENTS
     Information about the fair value of on-balance sheet financial instruments at December 31, 2007 and 2006, is presented below.

	December 31,

	2007		2006

		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
(In millions)	Amount	Value	Amount	Value

FINANCIAL ASSETS
Cash and cash equivalents	$33,630	33,630	34,916	34,916
Trading account assets	55,882	55,882	44,741	44,741
Securities	115,037	115,037	108,619	108,619
Loans, net of unearned income and allowance for loan losses	457,447	458,720	416,798	421,839
Loans held for sale	16,772	16,772	12,568	12,651
Other financial assets	$35,993	35,993	30,550	30,550

FINANCIAL LIABILITIES
Deposits	449,129	448,983	407,458	407,701
Short-term borrowings	50,393	50,393	49,157	49,157
Trading account liabilities	21,585	21,585	18,228	18,228
Other financial liabilities	9,762	9,762	9,286	9,286
Long-term debt	$161,007	159,397	138,594	137,624

     The fair values of performing loans for all portfolio loans were calculated by discounting estimated cash flows through expected maturity dates using estimated market yields that reflect the credit and interest rate risks inherent in each category of loans, and prepayment assumptions. Estimated fair values for the commercial loan portfolio were based on weighted average discount rates ranging from 4.35 percent to 13.48 percent and 5.37 percent to 8.93 percent at December 31, 2007 and 2006, respectively, and for the consumer loan portfolio from 6.10 percent to 11.62 percent and 6.77 percent to 12.65 percent, respectively. For performing residential mortgage loans, fair values were estimated using discounted cash flow analyses utilizing yields for similar mortgage-backed securities. The fair values of nonperforming loans were calculated by discounting estimated cash flows using discount rates commensurate with the risk associated with the cash flows.
     The fair values of noninterest-bearing deposits, savings and NOW accounts, and money market accounts were the amounts payable on demand at December 31, 2007 and 2006. The fair values of fixed-maturity certificates of deposit were calculated by discounting contractual cash flows using current market rates of instruments with similar remaining maturities. The fair value estimates for deposits do not include the value of the Company’s long-term relationships with depositors.
     The fair values of long-term debt were estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt with similar terms.
     Substantially all other financial assets and liabilities have maturities of three months or less, and accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.
     Fair value estimates are based on existing financial instruments, as defined, without estimating the value of certain ongoing businesses, the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In the Company’s opinion, these add significant value.
     The Company has accepted collateral that may be sold or repledged based on contract or custom. At December 31, 2007 and 2006, the fair value of this collateral was approximately $15.4 billion and $14.8 billion, respectively. At December 31, 2007 and 2006, the Company had sold or repledged $4.1 billion and $1.6 billion of such collateral, respectively. The primary source of this collateral is reverse repurchase agreements.
     The Company pledges securities as collateral in repurchase agreements, U.S. Government and other public deposits and other short-term borrowings. This collateral can be sold or repledged by the counterparties. At December 31, 2007, the Company has pledged certain trading account assets as collateral, with a carrying amount of $15.6 billion.
Wachovia Corporation 2007 Annual Report     133

Audited Financial Statements

     Information about the fair value of off-balance sheet financial instruments at December 31, 2007 and 2006, is presented below.

	December 31,

	2007		2006

		Estimated		Estimated
	Notional	Fair	Notional	Fair
(In millions)	Amount	Value	Amount	Value

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
Lending commitments	$276,938	277	249,633	320
Standby letters of credit	29,295	124	28,339	115
Financial guarantees written	$103,997	58	103,730	59

     The fair values of commitments to extend credit, standby letters of credit and financial guarantees written were estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the current creditworthiness of the counterparties. Generally, for fixed rate loan commitments, fair value also considers the difference between the current level of interest rates and the committed rates.
134     Wachovia Corporation 2007 Annual Report

NOTE 23: WACHOVIA CORPORATION (PARENT COMPANY)
     At December 31, 2007, the Parent Company was indebted to subsidiary banks in the amount of $143 million that, under the terms of revolving credit agreements, was collateralized by certain interest-bearing balances, securities, loans, premises and equipment, and it was payable on demand. At December 31, 2007, a subsidiary bank had loans outstanding to Parent Company nonbank subsidiaries in the amount of $3.3 billion that, under the terms of a revolving credit agreement, were collateralized by securities and certain loans, and they were payable on demand. The Parent Company has guaranteed certain borrowings of its subsidiaries that at December 31, 2007, amounted to $405 million.
     At December 31, 2007, the Parent Company’s subsidiaries, including its bank subsidiaries, had available retained earnings of $14.3 billion for the payment of dividends to the Parent Company without regulatory or other restrictions. Subsidiary net assets of $82.9 billion were restricted from being transferred to the Parent Company at December 31, 2007, under regulatory or other restrictions.
     The Parent Company’s condensed balance sheets at December 31, 2007 and 2006, and the related condensed statements of income and cash flows for each of the years in the three-year period ended December 31, 2007, follow.
CONDENSED BALANCE SHEETS

	December 31,

(In millions)	2007	2006

ASSETS
Cash and due from banks	$43	—
Interest-bearing balances with bank subsidiary	15,056	12,670

Total cash and cash equivalents	15,099	12,670

Trading account assets	209	322
Securities (amortized cost $1,940 in 2007; $940 in 2006)	1,787	989
Loans, net	4	4
Loans due from subsidiaries
Banks	5,710	5,273
Nonbanks	7,367	5,016
Investments in wholly owned subsidiaries
Banks	73,246	53,967
Nonbanks	25,170	35,113

Total	98,416	89,080
Investments arising from purchase acquisitions	5,573	1,363

Total investments in wholly owned subsidiaries	103,989	90,443

Other assets	2,294	172

Total assets	$136,459	114,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Commercial paper	5,630	4,422
Other short-term borrowings with affiliates	2,362	2,080
Other liabilities	1,791	1,586
Long-term debt	47,444	34,725
Junior subordinated debentures	2,348	2,348

Total liabilities	59,575	45,161

Minority interest	12	12

Stockholders’ equity	76,872	69,716

Total liabilities and stockholders’ equity	$136,459	114,889

Wachovia Corporation 2007 Annual Report     135

Audited Financial Statements

CONDENSED STATEMENTS OF INCOME

	Years Ended December 31,

(In millions)	2007	2006	2005

INCOME
Dividends from subsidiaries
Banks	$997	3,748	—
Bank holding companies	—	—	4,000
Nonbanks	1,907	601	75
Interest income	1,245	1,122	760
Fee and other income	1,489	1,816	1,511

Total income	5,638	7,287	6,346

EXPENSE
Interest on short-term borrowings	242	214	141
Interest on long-term debt	2,488	1,693	949
Noninterest expense	1,683	1,770	1,495

Total expense	4,413	3,677	2,585

Income before income tax benefits and equity in undistributed net income of subsidiaries	1,225	3,610	3,761
Income tax benefits	(781)	(287)	(113)

Income before equity in undistributed net income of subsidiaries	2,006	3,897	3,874
Equity in undistributed net income of subsidiaries	4,306	3,894	2,769

Net income	$6,312	7,791	6,643

136     Wachovia Corporation 2007 Annual Report

CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

(In millions)	2007	2006	2005

OPERATING ACTIVITIES
Net income	$6,312	7,791	6,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Equity in undistributed net income of subsidiaries	(4,306)	(3,894)	(2,769)
Other, net	(356)	175	1,030

Net cash provided by operating activities	1,650	4,072	4,904

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales and maturities of securities	432	117	386
Purchases of securities	(1,566)	(208)	(631)
Advances to subsidiaries, net	(2,788)	131	(89)
Investments in subsidiaries, net	(6,678)	(6,638)	(2,240)
Longer-term loans originated or acquired	(2)	(3)	(64)
Principal repaid on longer-term loans	2	45	48
Purchases of premises and equipment, net	(39)	(46)	(15)

Net cash used by investing activities	(10,639)	(6,602)	(2,605)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Commercial paper	1,208	746	858
Other short-term borrowings, net	282	783	335
Issuances of long-term debt	17,126	15,995	5,167
Payments of long-term debt	(4,407)	(3,739)	(4,528)
Issuances of preferred stock	2,263	—	—
Issuances of common stock	601	664	337
Purchases of common stock	(1,196)	(4,513)	(2,693)
Excess income tax benefits from share-based payment arrangements	158	152	162
Cash dividends paid	(4,617)	(3,589)	(3,039)

Net cash provided (used) by financing activities	11,418	6,499	(3,401)

Increase (decrease) in cash and cash equivalents	2,429	3,969	(1,102)
Cash and cash equivalents, beginning of year	12,670	8,701	9,803

Cash and cash equivalents, end of year	$15,099	12,670	8,701

CASH PAID (RECEIVED) FOR
Interest	$2,654	1,739	1,209
Income taxes	(654)	(332)	(285)
NONCASH ITEM
Issuance of common stock for purchase accounting acquisitions	$3,942	22,447	—

Wachovia Corporation 2007 Annual Report     137

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,

(In millions, except per share data)	2008	2007

ASSETS
Cash and due from banks	$22,233	15,124
Interest-bearing bank balances	2,287	3,057
Federal funds sold and securities purchased under resale agreements	9,900	15,449

Total cash and cash equivalents	34,420	33,630

Trading account assets	56,000	55,882
Securities	107,693	115,037
Loans, net of unearned income (includes $22 at fair value at September 30, 2008)	482,373	461,954
Allowance for loan losses	(15,351)	(4,507)

Loans, net	467,022	457,447

Loans held for sale (includes $1,516 at fair value at September 30, 2008)	9,247	16,772
Premises and equipment	7,031	6,605
Due from customers on acceptances	664	1,418
Goodwill	18,353	43,122
Other intangible assets	1,858	2,119
Other assets	62,090	50,864

Total assets	$764,378	782,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	55,752	60,893
Interest-bearing deposits	363,088	388,236

Total deposits	418,840	449,129
Short-term borrowings	67,867	50,393
Bank acceptances outstanding	673	1,424
Trading account liabilities	18,388	21,585
Other liabilities	22,274	19,151
Long-term debt	183,350	161,007

Total liabilities	711,392	702,689

Minority interest in net assets of consolidated subsidiaries	2,983	3,335

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	-	-
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2008	-	-
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	-	-
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at September 30, 2008	2,300	2,300
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at September 30, 2008	3,500	-
Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share, 4.025 million shares issued and outstanding at September 30, 2008	4,025	-
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 2.137 billion shares at September 30, 2008	7,124	6,534
Paid-in capital	59,883	56,149
Retained earnings (accumulated deficit)	(22,465)	13,456
Accumulated other comprehensive income (loss), net	(4,364)	(1,567)

Total stockholders’ equity	50,003	76,872

Total liabilities and stockholders’ equity	$764,378	782,896

See accompanying Notes to Consolidated Financial Statements.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In millions, except per share data)	2008	2007	2008	2007

INTEREST INCOME
Interest and fees on loans	$6,972	7,937	20,736	23,278
Interest and dividends on securities	1,521	1,529	4,547	4,481
Trading account interest	415	566	1,508	1,505
Other interest income	492	799	1,434	2,057

Total interest income	9,400	10,831	28,225	31,321

INTEREST EXPENSE
Interest on deposits	2,231	3,334	7,348	9,528
Interest on short-term borrowings	389	801	1,330	2,176
Interest on long-term debt	1,789	2,145	5,514	6,117

Total interest expense	4,409	6,280	14,192	17,821

Net interest income	4,991	4,551	14,033	13,500
Provision for credit losses	6,629	408	15,027	764

Net interest income (loss) after provision for credit losses	(1,638)	4,143	(994)	12,736

FEE AND OTHER INCOME
Service charges	717	689	2,102	1,970
Other banking fees	525	471	1,541	1,336
Commissions	799	600	2,623	1,908
Fiduciary and asset management fees	1,291	1,029	4,085	2,997
Advisory, underwriting and other investment banking fees	243	393	784	1,254
Trading account profits (losses)	(701)	(301)	(1,519)	22
Principal investing	(310)	372	272	718
Securities gains (losses)	(1,978)	(34)	(2,991)	42
Other income	147	(286)	(222)	660

Total fee and other income	733	2,933	6,675	10,907

NONINTEREST EXPENSE
Salaries and employee benefits	3,489	2,628	10,184	8,722
Occupancy	381	325	1,137	968
Equipment	325	283	965	899
Marketing	68	74	260	214
Communications and supplies	173	176	543	527
Professional and consulting fees	242	194	656	576
Goodwill impairment	18,786	-	24,846	-
Other intangible amortization	96	92	296	313
Merger-related and restructuring expenses	697	36	1,189	78
Sundry expense	1,288	717	3,694	1,739

Total noninterest expense	25,545	4,525	43,770	14,036

Minority interest in income (loss) of consolidated subsidiaries	(105)	189	32	464

Income (loss) from continuing operations before income taxes (benefits)	(26,345)	2,362	(38,121)	9,143
Income taxes (benefits)	(2,647)	656	(4,844)	2,794

Income (loss) from continuing operations	(23,698)	1,706	(33,277)	6,349
Discontinued operations, net of income taxes	-	(88)	-	(88)

Net income (loss)	(23,698)	1,618	(33,277)	6,261
Dividends on preferred stock	191	-	427	-

Net income (loss) available to common stockholders	$(23,889)	1,618	(33,704)	6,261

PER COMMON SHARE DATA
Basic earnings
Income (loss) from continuing operations	$(11.18)	0.91	(16.28)	3.36
Net income (loss) available to common stockholders	(11.18)	0.86	(16.28)	3.31
Diluted earnings
Income (loss) from continuing operations	(11.18)	0.90	(16.28)	3.31
Net income (loss) available to common stockholders	(11.18)	0.85	(16.28)	3.26
Cash dividends	$0.05	0.64	1.07	1.76
AVERAGE COMMON SHARES
Basic	2,137	1,885	2,070	1,890
Diluted	2,143	1,910	2,080	1,918

See accompanying Notes to Consolidated Financial Statements.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,

(In millions)	2008	2007

OPERATING ACTIVITIES
Net income (loss)	$(33,277)	6,261
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(17)	(65)
Provision for credit losses	15,027	764
Gain on securitization transactions	57	(97)
Gain on sale of mortgage servicing rights	(3)	(4)
Securities transactions	2,991	(42)
Goodwill impairment	24,846	-
Depreciation and other amortization	1,468	1,369
Trading account assets, net	6,689	(10,094)
Loss (gain) on sales of premises and equipment	21	1
Valuation losses on bank-owned separate account life insurance	314	-
Contribution to qualified pension plan	-	(270)
Income tax shortfall (excess income tax benefit) from share-based payment arrangements	29	(43)
Loans held for sale, net	1,792	(6,952)
Deferred interest on certain loans	(1,051)	(1,087)
Other assets, net	(8,933)	(1,494)
Trading account liabilities, net	(3,197)	(457)
Other liabilities, net	2,463	(1,293)

Net cash provided (used) by operating activities	9,219	(13,503)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	20,796	9,365
Maturities of securities	76,286	33,504
Purchases of securities	(99,208)	(45,876)
Origination of loans, net	(22,526)	(31,488)
Sales of premises and equipment	334	218
Purchases of premises and equipment	(1,558)	(720)
Goodwill and other intangible assets	(112)	(527)
Purchase of bank-owned separate account life insurance, net	(708)	(607)

Net cash used by investing activities	(26,696)	(36,131)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(30,289)	14,479
Securities sold under repurchase agreements and other short-term borrowings, net	17,474	13,557
Issuances of long-term debt	61,172	48,267
Payments of long-term debt	(38,829)	(28,277)
Issuances of preferred shares	7,472	-
Issuances of common stock, net	3,933	323
Purchases of common stock	(20)	(1,197)
(Income tax shortfall) excess income tax benefit from share-based payment arrangements	(29)	43
Cash dividends paid	(2,617)	(3,352)

Net cash provided by financing activities	18,267	43,843

Increase (decrease) in cash and cash equivalents	790	(5,791)
Cash and cash equivalents, beginning of year	33,630	34,916

Cash and cash equivalents, end of period	$34,420	29,125

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$-	1,119
Transfer to securities from loans held for sale resulting from securitizations	4,781	-
Transfer to trading account assets from securities	6,807	-
Transfer to loans from loans held for sale	926	(1,911)
Cumulative effect of accounting changes, net of income taxes	$(24)	(1,447)

See accompanying Notes to Consolidated Financial Statements.

WACHOVIA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS
GENERAL
     Wachovia Corporation and subsidiaries (together “Wachovia” or the “Company”) is a diversified financial services company whose operations are principally domestic.
     The unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, the unaudited condensed consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. The unaudited condensed consolidated financial statements of the Company include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such financial statements for all periods presented. The financial position and results of operations as of and for the nine months ended September 30, 2008, are not necessarily indicative of the results of operations that may be expected in the future. Please refer to the Company’s 2007 Annual Report on Form 10-K for additional information related to the Company’s audited consolidated financial statements for the three years ended December 31, 2007, including the related notes to consolidated financial statements.
     The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions. The Company regularly assesses various assets, including goodwill, for impairment as dictated by applicable GAAP, giving appropriate consideration to general economic and specific market factors.
MERGER
     On October 3, 2008, Wachovia and Wells Fargo & Company signed a definitive merger agreement under which Wells Fargo will acquire all outstanding shares of common stock of Wachovia in a stock-for-stock transaction. Wachovia stockholders will receive 0.1991 of a share of Wells Fargo common stock in exchange for each share of Wachovia common stock. The transaction, based on Wells Fargo’s closing price of $35.16 on October 2, 2008, was valued at $7.00 per Wachovia share or approximately $15.1 billion. The merger, which is subject to Wachovia stockholder approval and regulatory approvals, is expected to be consummated in the fourth quarter of 2008. On October 3, 2008, in connection with the merger agreement, Wachovia entered into a share exchange agreement with Wells Fargo under which Wells Fargo agreed to acquire 10 newly issued shares of Wachovia’s Series M, Class A preferred stock, representing 39.9 percent of the aggregate voting power exercisable by Wachovia common stockholders and Wells Fargo as holder of the preferred stock, in exchange for the issuance of 1,000 shares of Wells Fargo common stock to Wachovia. The share exchange was completed on October 20, 2008.
LIQUIDITY
     Following tumultuous events in the financial services industry in the third quarter of 2008, Wachovia entered into a merger agreement with Wells Fargo & Company on October 3, 2008, as described above. The merger agreement with Wells Fargo was preceded by a deteriorating liquidity situation at the Company as evidenced by a significant level of deposit outflows, particularly commercial deposits. The deposit outflows, coupled with growth in funded assets and inability to access the debt markets, placed significant pressure on the Company’s liquidity. On October 6, 2008, the Company entered into overnight, collateralized financing arrangements with Wells Fargo to provide access to funding for operations in addition to the other financing sources available to the Company including the Federal Reserve. Our Federal Reserve borrowings have maturities through January 2009. Consummation of the merger with Wells Fargo is expected to occur by December 31, 2008, subject to regulatory approvals and Wachovia stockholder approval. If the merger with Wells Fargo is not consummated, there could be a significant adverse impact to the consolidated financial statements of the Company.
PERSONNEL EXPENSE AND RETIREMENT BENEFITS
     Statement of Financial Accounting Standards (“SFAS”) No. 158, “Employers’ Accounting for Certain Defined Benefit Pension and Other Postretirement Plans,” which the Company adopted on December 31, 2006, also requires employers to use a plan measurement date that is the same as its fiscal year-end beginning no later than December 31, 2008. The Company has historically used a measurement date of September 30, and is required under SFAS 158 to change to a December 31 measurement date by no later than December 31, 2008. The Company changed its measurement date using the alternative provided in SFAS 158 where the September 30, 2007, measurement establishes a 15-month cost, three-fifteenths of which, or $4 million, was recorded as an adjustment to retained earnings on January 1, 2008.
     The components of the retirement benefit costs (credits) included in salaries and employee benefits expense for the nine months ended September 30, 2008 and 2007, are presented on the following page.

					Other Postretirement
	Qualified Pension		Nonqualified Pension		Benefits
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
(In millions)	2008	2007	2008	2007	2008	2007

RETIREMENT BENEFIT COSTS (CREDITS)
Service cost	$128	138	-	2	2	3
Interest cost	193	197	16	16	34	33
Expected return on plan assets	(389)	(369)	-	-	(2)	(2)
Amortization of prior service cost	(34)	(20)	(1)	-	-	(6)
Amortization of actuarial losses	58	91	3	6	-	-

Net retirement benefit costs (credits)	$(44)	37	18	24	34	28

EXIT COST PURCHASE ACCOUNTING ACCRUAL ACTIVITY

	Nine Months Ended September 30, 2008
	Employee	Occupancy
	Termination	and
(In millions)	Benefits	Equipment	Total

Wachovia/A.G. Edwards — October 1, 2007
Balance, December 31, 2007	$16	-	16
Purchase accounting adjustments	33	42	75
Cash payments	(27)	-	(27)

Balance, September 30, 2008	$22	42	64

Wachovia/Golden West — October 1, 2006
Balance, December 31, 2007	$49	9	58
Purchase accounting adjustments	(6)	-	(6)
Cash payments	(41)	(9)	(50)

Balance, September 30, 2008	$2	-	2

Wachovia/SouthTrust — November 1, 2004
Balance, December 31, 2007, as restated	$37	-	37
Purchase accounting adjustments	-	-	-
Cash payments	(16)	-	(16)

Balance, September 30, 2008	$21	-	21

SALE-IN, LEASE-OUT TRANSACTIONS
     In the second quarter of 2008, the Company recorded a $975 million charge to interest income related to the recalculation of certain leveraged lease transactions. These transactions, which the Company entered into between 1999 and 2003, are widely known as sale-in, lease-out or “SILO” transactions. This noncash charge resulted from the Company’s analysis of a federal court of appeals opinion in a case involving another financial institution where tax benefits associated with certain lease-in, lease-out or “LILO” transactions were disallowed. The Company believes that some aspects of the court decision could be extended to SILO transactions. Subsequently, a federal court issued an adverse decision regarding a SILO transaction entered into by two other large financial institutions. While tax laws involving SILO transactions remain unsettled, applicable accounting standards, including Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (“FIN 48”) on income taxes and FASB Staff Position FAS 13-2 on leveraged leases, require the Company to update the income tax cash flow assessment on SILO transactions for potential changes in the timing of tax cash flows in light of the court rulings. See Note 1 to the Consolidated Financial Statements in the Company’s 2007 Annual Report on Form 10-K for more information on these leasing transactions and on the applicable accounting standards. On August 6, 2008, the Internal Revenue Service announced a settlement initiative related to SILO transactions. See Note 14 for more information.
GOODWILL
     The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be impairment. The Company operates in four core business segments. Goodwill impairment testing is performed at the sub-segment (or “reporting unit”) level. There are eight reporting units within the Company, including General Bank: Commercial, and Retail and Small Business; Wealth Management; Corporate and Investment Bank: Corporate Lending, Investment Banking, and Treasury and International Trade Finance; and Capital Management: Retail Brokerage Services and Asset Management.
     Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or organically grown, are available to support the value of the goodwill.
     The goodwill impairment analysis is a two-step test. The first step, used to identify potential impairment, involves comparing each reporting unit’s fair value to its carrying value including goodwill. If the fair value of a reporting unit exceeds its carrying value, applicable goodwill is considered not to be impaired. If the carrying value exceeds fair value, there is an indication of impairment and the second step is performed to measure the amount of impairment.

     The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the individual assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit, and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment losses is not permitted under applicable accounting standards.
     See Note 7 for more information on goodwill impairment charges recorded in the nine months ended September 30, 2008.
AUCTION RATE SECURITIES
     In August 2008, Wachovia reached an agreement in principle with various state regulators and the SEC concerning the underwriting, sale and subsequent auctions of certain auction rate securities by two subsidiaries of the Company. Auction rate securities are debt instruments with long-term maturities, but which reprice through auction on a more frequent basis. Based on current market value estimates, affected auction rate securities and expected future redemptions, the Company recorded $997 million in legal reserves in the nine months ended September 30, 2008. This expense, which is reflected in sundry, includes estimated market valuation losses on auction rate securities and applicable fines associated with the settlement agreement.
PREFERRED STOCK
     On February 8, 2008, the Company issued $3.5 billion of non-cumulative perpetual Class A preferred stock. This preferred stock pays dividends of 7.98 percent until 2018, after which dividends will be payable at a floating rate of three-month LIBOR plus 3.77 percent. If the Company does not declare a preferred stock dividend for a particular period, the Company may not pay a dividend on its common stock. Beginning on March 18, 2018, the Company may redeem the preferred stock at par plus accrued but unpaid dividends.
     On April 14, 2008, the Company issued $4.025 billion of non-cumulative perpetual convertible Class A preferred stock. This preferred stock pays dividends of 7.50 percent. If the Company does not declare a preferred stock dividend for a particular period, the Company may not pay a dividend on its common stock. The preferred stock is not redeemable by the Company.
OTHER
     The Company recorded market disruption-related net valuation losses of $103 million and $1.2 billion in other income in the consolidated statement of income for the three and nine months ended September 30, 2008, respectively. For the nine months ended September 30, 2008, this amount included net losses of $374 million related to the Company’s leveraged finance business, $390 million related to the commercial mortgage securitization business, $98 million related to wholesale consumer warehouses and $314 million related to certain bank-owned life insurance assets.
     In March 2008, Visa, Inc. (“Visa”) completed their initial public offering (“IPO”) of shares. Visa redeemed a proportionate share of member banks’ ownership interests, which resulted in the Company recording a gain of $225 million in securities gains (losses) within fee and other income. In connection with the IPO, Visa also established an escrow account of $3 billion to cover litigation, and as a result, the Company recorded a $102 million reduction to previously established reserves representing the Company’s proportionate share of that escrow account. The reduction is reported in sundry expense within noninterest expense.
DISCONTINUED OPERATIONS
     Wachovia owns 100 percent of the outstanding stock of BluePoint Re Limited, a Bermuda-based monoline bond reinsurer. On August 7, 2008, BluePoint was placed in liquidation and its affairs are being wound up by a court-appointed liquidator. In connection therewith, the Company de-consolidated BluePoint in the third quarter of 2008.
     In the second half of 2007, BluePoint recorded significant losses on certain derivative instruments and these losses through December 31, 2007, approximated substantially all of the Company’s investment in BluePoint. The Company’s consolidated results for the third and fourth quarters of 2007 were reclassified to reflect BluePoint’s results as a discontinued operation. Results from the inception of BluePoint in 2005 through June 30, 2007, were not material, and accordingly, have not been included in discontinued operations. Having no obligation to fund additional losses, the Company recorded no additional BluePoint-related losses in the consolidated financial statements in 2008 through the date of de-consolidation.
NEW ACCOUNTING PRONOUNCEMENTS
     On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” Emerging Issues Task Force (EITF) Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” and EITF Issue No. 06-10, “Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements.” The effect of adopting SFAS 157 was recorded directly to first quarter 2008 results of operations or was recorded as a cumulative effect of a change in accounting principle as an adjustment, net of applicable taxes, to beginning retained earnings on January 1, 2008, depending on the nature of the financial instrument to which the new fair value measurement is applied. For SFAS 159 and the two EITF issues, the cumulative effect of adoption was recorded as an adjustment, net of applicable taxes, to beginning retained earnings on January 1, 2008. See Note 18 for SFAS 157 and SFAS 159 disclosures. EITF Issue No. 06-4 and EITF Issue No. 06-10 address the accounting for split-dollar life insurance policies that are held on certain current and former employees. The effect of adopting these standards was a $19 million after-tax charge to January 1, 2008, retained earnings.
RECLASSIFICATIONS
     Certain amounts in 2007 were reclassified to conform with the presentation in 2008. These reclassifications had no effect on the Company’s previously reported consolidated financial position or results of operations.

NOTE 2: TRADING ACCOUNT ASSETS AND LIABILITIES

	September 30,	December 31,

(In millions)	2008	2007

TRADING ACCOUNT ASSETS
U.S. Treasury	$469	604
U.S. Government agencies	3,169	2,811
State, county and municipal	12,741	3,898
Mortgage-backed securities	2,853	2,208
Other asset-backed securities	5,244	11,427
Corporate bonds and debentures	4,472	5,340
Equity securities	1,990	4,411
Derivative financial instruments (a)	21,019	19,116
Sundry	4,043	6,067

Total trading account assets	$56,000	55,882

TRADING ACCOUNT LIABILITIES
Securities sold short	4,966	6,287
Derivative financial instruments (a)	13,422	15,298

Total trading account liabilities	$18,388	21,585

(a)	Derivative financial instruments are reported net of cash collateral received and paid.

NOTE 3: SECURITIES

	September 30, 2008

									Average
	1 Year	1-5	5-10	After 10		Gross Unrealized		Amortized	Maturity
(In millions)	or Less	Years	Years	Years	Total	Gains	Losses	Cost	in Years

MARKET VALUE
U.S. Treasury	$6,037	171	123	-	6,331	11	2	6,322	0.33
Mortgage-backed securities	380	16,366	42,498	5	59,249	352	569	59,466	6.28
Asset-backed
Residual interests from securitizations	4	215	77	21	317	76	17	258	4.01
Retained bonds from securitizations	1,279	100	93	-	1,472	1	49	1,520	1.47
Collateralized mortgage obligations	468	5,940	9,144	1,348	16,900	58	3,358	20,200	5.81
Commercial mortgage-backed	300	779	985	26	2,090	35	270	2,325	4.77
Other	718	2,488	512	218	3,936	20	625	4,541	3.23
State, county and municipal	128	694	452	2,805	4,079	92	199	4,186	13.87
Sundry	2,009	1,822	4,100	5,388	13,319	72	1,388	14,635	8.61

Total market value	$11,323	28,575	57,984	9,811	107,693	717	6,477	113,453	6.21

MARKET VALUE
Debt securities	$11,323	28,575	57,984	9,222	107,104	648	6,440	112,896
Equity securities	-	-	-	589	589	69	37	557

Total market value	$11,323	28,575	57,984	9,811	107,693	717	6,477	113,453

AMORTIZED COST
Debt securities	$11,482	30,045	61,105	10,264	112,896
Equity securities	-	-	-	557	557

Total amortized cost	$11,482	30,045	61,105	10,821	113,453

WEIGHTED AVERAGE YIELD
U.S. Treasury	1.69%	1.90	2.21	-	1.71
Mortgage-backed securities	2.91	5.31	5.41	5.99	5.36
Asset-backed
Residual interests from securitizations	-	21.51	23.89	15.88	21.67
Retained bonds from securitizations	4.56	7.56	6.27	-	4.93
Collateralized mortgage obligations	4.71	5.98	6.25	6.08	6.11
Commercial mortgage-backed	6.28	7.61	5.16	1.40	6.13
Other	4.07	4.77	4.96	6.24	4.75
State, county and municipal	7.58	7.24	6.77	6.29	6.53
Sundry	4.81	5.18	4.43	4.49	4.61
Consolidated	3.11%	5.60	5.50	5.27	5.26

     At September 30, 2008, all securities not classified as trading were classified as available for sale.
     At September 30, 2008, mortgage-backed securities consist principally of obligations of U.S. Government agencies and sponsored entities. Included in mortgage-backed securities are Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) securities with an amortized cost of $42.6 billion and a market value of $42.5 billion, and an amortized cost of $12.6 billion and a market value of $12.5 billion, respectively.
     The FNMA and FHLMC mortgage-backed securities include retained interests from the securitization of residential mortgage loans. These retained interests had an amortized cost of $12.7 billion and a market value of $12.8 billion at September 30, 2008.
     Included in asset-backed securities are retained bonds primarily from the securitization of commercial and consumer real estate, SBA, student and auto loans. At September 30, 2008, retained bonds with an amortized cost and market value of $1.5 billion were considered investment grade based on external ratings. Retained bonds with an amortized cost and market value of $1.2 billion at September 30, 2008, have an external credit rating of AA and above.
     Securities with an aggregate amortized cost of $94.6 billion at September 30, 2008, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
     Expected maturities of beneficial interests and the contractual maturities of all other securities are summarized in the table. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average maturity excludes equity securities and money market funds.
     Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates.
     At September 30, 2008, there were forward commitments to purchase securities on both a regular way and non-regular way basis at a cost that approximates a market value of $494 million. At September 30, 2008, there were commitments to sell securities at a price that approximates a market value of $4.2 billion.
     On a quarterly basis, the Company performs an assessment to determine whether there have been any events or economic circumstances to indicate that a security on which there is an unrealized loss is impaired on an other-than-temporary basis. The Company considers many factors including the severity and duration of the impairment; the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value; recent events specific to the issuer or industry; and for debt securities, external credit ratings and recent downgrades. Securities on which there is an unrealized loss that is deemed to be other-than-temporary are written down to fair value with the write-down recorded as a realized loss in securities gains (losses). Gross unrealized losses at September 30, 2008, are primarily caused by interest rate changes, credit spread widening and reduced liquidity in applicable markets. The Company has reviewed securities on which there is an unrealized loss in accordance with its accounting policy for other-than-temporary impairment described above and recorded $3.1 billion of impairment losses, as noted below. The Company does not consider any other securities to be other-than-temporarily impaired. However, without recovery in the near term such that liquidity returns to the applicable markets and spreads return to levels that reflect underlying credit characteristics, additional other-than-temporary impairments may occur in future periods. With the exception of those securities on which the Company has explicitly changed its intent, at September 30, 2008, the Company had the ability and intent to hold all securities in the available-for-sale portfolio to recovery even if that equates to the maturity of individual securities.
     The components of realized gains and losses on sales of debt and equity securities for the nine months ended September 30, 2008 and 2007, are presented below.

	Nine Months Ended
	September 30,
(In millions)	2008	2007

Debt securities
Gross gains	$130	108
Gross losses (a)	(2,693)	(114)

Net gains (losses) on sales of debt securities	(2,563)	(6)

Equity securities
Gross gains	273	49
Gross losses (b)	(701)	(1)

Net gains (losses) on sales of equity securities	(428)	48

Total securities gains (losses)	$(2,991)	42

(a) Includes impairment losses of $2.7 billion and $95 million in the nine months ended September 30, 2008 and 2007, respectively. Also includes $286 million of losses in the nine months ended September 30, 2008, related to a change in intent from holding the securities to selling them in the near term.
(b) Includes impairment losses of $414 million in the nine months ended September 30, 2008; such losses were insignificant in the nine months ended September 30, 2007. Also includes $502 million of losses in the nine months ended September 30, 2008, related to a change in intent from holding the securities to selling them in the near term.

     The market values and unrealized losses on securities at September 30, 2008, segregated by those securities that have been in an unrealized loss position for less than one year and one year or more are presented below. The applicable date for determining when securities are in an unrealized loss position is September 30, 2008. As such, it is possible that a security had a market value that exceeded its amortized cost on other days during the past twelve-month period. The gross unrealized losses at September 30, 2008, were caused by interest rate changes, credit spread widening and reduced liquidity in applicable markets. The Company has reviewed these securities in accordance with its accounting policy for other-than-temporary impairment, and does not consider the balances presented in the table to be other-than-temporarily impaired.

	September 30, 2008

	Less Than 1 Year		1 Year or More		Total

	Market	Unrealized	Market	Unrealized	Market	Unrealized
(In millions)	Value	Loss	Value	Loss	Value	Loss

AAA/AA-RATED SECURITIES
U.S. Treasury	$293	(2)	-	-	293	(2)
U.S. Government agencies and sponsored entities	29,618	(328)	8,948	(241)	38,566	(569)
Asset-backed	14,385	(3,148)	4,955	(848)	19,340	(3,996)
State, county and municipal	1,173	(83)	254	(46)	1,427	(129)
Sundry	4,025	(362)	2,963	(337)	6,988	(699)

Total AAA/AA-rated securities	49,494	(3,923)	17,120	(1,472)	66,614	(5,395)

A/BBB-RATED SECURITIES
Asset-backed	472	(172)	250	(117)	722	(289)
State, county and municipal	637	(62)	63	(8)	700	(70)
Sundry	2,833	(566)	60	(19)	2,893	(585)

Total A/BBB-rated securities	3,942	(800)	373	(144)	4,315	(944)

BELOW INVESTMENT GRADE
OR NON-RATED SECURITIES
Asset-backed	137	(34)	8	-	145	(34)
State, county and municipal	19	-	2	-	21	-
Sundry	621	(90)	102	(14)	723	(104)

Total below investment grade or non-rated securities	777	(124)	112	(14)	889	(138)

Total	$54,213	(4,847)	17,605	(1,630)	71,818	(6,477)

NOTE 4: VARIABLE INTEREST ENTITIES AND SERVICING ASSETS
VARIABLE INTEREST ENTITIES
     The Company administers a multi-seller commercial paper conduit that arranges financing for certain customer transactions thereby providing customers with access to the commercial paper market. The Company provides liquidity facilities on all the commercial paper issued by the conduit. The conduit is a variable interest entity (“VIE”) and the liquidity agreements are considered variable interests; however, because the Company does not hold a majority of the expected losses or expected residual returns through its variable interests, the Company does not consolidate the conduit on the balance sheet. At the discretion of the administrator, the provisions of the liquidity agreements require the Company to purchase assets from the conduit at par value plus interest, including in situations where the conduit is unable to issue commercial paper. Par value may be different from fair value. Any losses incurred on such purchases would be initially absorbed by the third-party holder of a subordinated note in the conduit. The ability of the conduit to issue commercial paper is a function of general market conditions and the credit rating of the liquidity provider. This conduit has always been able to issue commercial paper. At September 30, 2008 and December 31, 2007, the conduit had total assets of $11.5 billion and $15.0 billion, respectively, and the Company had a maximum exposure to losses of $17.9 billion and $26.1 billion, respectively, including funded positions and committed exposure, related to its liquidity agreements.
     The Company provides liquidity to certain third party commercial paper conduits and other entities in connection with collateralized debt obligation (“CDO”) securitization transactions. The Company has also entered into derivative contracts with certain entities in connection with CDO securitization transactions that may require the Company to purchase assets at a specified price. These entities are VIEs and the Company’s liquidity facilities and derivative exposures are variable interests. The Company does not consolidate these entities because the Company does not hold a majority of the expected losses or expected residual returns through its variable interests. At September 30, 2008 and December 31, 2007, the Company had a maximum exposure to losses of $4.4 billion and $7.3 billion, respectively, related to these agreements.
     The Company holds an investment amounting to $3.0 billion at September 30, 2008, and $3.2 billion at December 31, 2007, in four investment funds managed by European Credit Management Ltd. (“ECM”). In January 2007, the Company purchased a majority interest in ECM. This purchase did not alter the Company’s conclusion that these funds are not subject to consolidation. At September 30, 2008 and December 31, 2007, the funds in which the Company held an investment had total assets of $14.2 billion and $20.0 billion, respectively. In March 2008, the Company entered into repo lending arrangements and a line of credit with one of these funds. The Company also entered into a default protection agreement with another repo lender to this fund. At September 30, 2008, these lending arrangements had a maximum loss exposure, before considering collateral the Company holds, of $125 million, all of which was funded. The total assets of this fund were $715 million at September 30, 2008.
     In the third quarter of 2007, the Company purchased and placed in the securities available for sale portfolio $1.1 billion of asset-backed commercial paper from Evergreen money market funds, which the Company manages. The Company recorded $57 million of valuation losses in 2007 and $761 million in the first nine months of 2008 on the assets purchased from these funds, which were included in securities gains (losses) in the consolidated results of operations. At September 30, 2008, the Company acquired $494 million of Lehman Brothers bonds held by certain Evergreen money market funds. In connection with this guarantee, the Company recorded $432 million of losses in the third quarter of 2008. This amount is part of the $761 million of valuation losses noted above. The Company was not required by contract to purchase or guarantee these or any other assets from the Evergreen funds. The Company does not consolidate the Evergreen money market funds because the Company does not absorb the majority of the expected future variability associated with the funds’ assets, including variability associated with interest rate, liquidity and credit risks.
     In June 2008, the Company provided financing to an Evergreen fund the Company manages, in connection with the liquidation of the fund. As a result of providing this financing, the Company became the primary beneficiary of the fund, which is a VIE, and accordingly consolidated the fund in June 2008. In connection with consolidation of this fund, the Company initially recorded $351 million of trading securities in the consolidated balance sheet and has recognized a total of $172 million in write-downs on these securities in the second and third quarters of 2008.
SERVICING ASSETS
     In connection with certain transactions where the Company securitizes and sells originated or purchased loans with servicing retained, servicing assets or liabilities are recorded based on the fair value of the servicing rights on the date the loans are sold. The Company also purchases certain servicing assets. The Company recognizes individual classes of servicing assets under either a fair value method or an amortized cost method.
     The fair values of originated residential mortgage servicing assets recorded under the fair value method are estimated using discounted cash flows with prepayment speeds and discount rates as the significant assumptions. At September 30, 2008, the weighted average prepayment speed assumption was 15.99 percent and the weighted average discount rate used was 11.51 percent.

     Servicing fee income for the nine months ended September 30, 2008, was $246 million and is included in other banking fees in the consolidated results of operations. Changes in the fair value and amortization of servicing assets are included in other banking fees. The change in the fair value of originated residential mortgage servicing assets and the change in the carrying amount of servicing assets which are recorded at amortized cost in the nine months ended September 30, 2008, are presented below.

	Nine Months Ended September 30, 2008

	Servicing Assets

	Fair Value	Amortized Cost

		Fixed Rate
	Originated	Commercial
	Residential	Mortgage-
(In millions)	Mortgages	Backed	Other	Total

Balance, December 31, 2007	$437	771	240	1,448
Fair value of servicing assets purchased, assumed or originated, or retained from securitizations	259	22	54	335
Servicing sold or otherwise disposed of	(14)	-	-	(14)
Change in fair value due to changes in model inputs and/or assumptions	18	-	-	18
Other changes in fair value, primarily from fees earned	(72)	-	-	(72)
Amortization of servicing assets	-	(109)	(39)	(148)
Impairment	-	(1)	-	(1)

Balance, September 30, 2008	$628	683	255	1,566

FAIR VALUE
September 30, 2008	$628	925	293	1,846
December 31, 2007	$437	991	261	1,689

NOTE 5: LOANS, NET OF UNEARNED INCOME

	September 30,	December 31,

(In millions)	2008	2007

COMMERCIAL
Commercial, financial and agricultural	$128,411	112,509
Real estate — construction and other	17,824	18,543
Real estate — mortgage	27,970	23,846
Lease financing	23,725	23,913
Foreign	32,344	29,540

Total commercial	230,274	208,351

CONSUMER
Real estate secured (a)	224,842	227,719
Student loans	10,335	8,149
Installment loans	26,433	25,635

Total consumer	261,610	261,503

Total loans	491,884	469,854
UNEARNED INCOME	(9,511)	(7,900)

Loans, net of unearned income	$482,373	461,954

(a) Includes deferred interest of $4.1 billion, $3.9 billion, $3.5 billion, $3.1 billion and $2.7 billion, at September 30, June 30 and March 31, 2008, and at December 31 and September 30, 2007, respectively.

NOTE 6: ALLOWANCE FOR LOAN LOSSES AND RESERVE FOR UNFUNDED LENDING COMMITMENTS
     The allowance for loan losses and the reserve for unfunded lending commitments for the nine months ended September 30, 2008 and 2007, are presented below.

	Nine Months Ended
		September 30,

(In millions)	2008	2007

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$4,507	3,360
Provision for credit losses	14,908	724
Provision for credit losses relating to loans transferred to loans held for sale or sold	75	8
Allowance relating to loans acquired, transferred to loans held for sale or sold	(193)	(76)

Total	19,297	4,016

Loan losses	(4,231)	(719)
Loan recoveries	285	208

Net charge-offs	(3,946)	(511)

Balance, end of period	$15,351	3,505

	Nine Months Ended
		September 30,

(In millions)	2008	2007

RESERVE FOR UNFUNDED LENDING COMMITMENTS (a)
Balance, beginning of period	$210	154
Provision for credit losses	44	32

Balance, end of period	$254	186

(a) Included in other liabilities on the consolidated balance sheet.

NOTE 7: GOODWILL AND OTHER INTANGIBLE ASSETS

	September 30,	December 31,

(In millions)	2008	2007

Goodwill	$18,353	43,122
Deposit base	492	619
Customer relationships	1,276	1,410
Tradename	90	90

Total goodwill and other intangible assets	$20,211	45,241

GOODWILL IMPAIRMENT
     The Company performed goodwill impairment testing for all eight of its reporting units at December 31, 2007, and at March 31, June 30 and September 30, 2008, in accordance with the policy described in Note 1. There was no indication of impairment in the first step of the impairment test in any reporting unit at either December 31, 2007, or March 31, 2008, and accordingly, the Company did not perform the second step. At both June 30 and September 30, 2008, there was an indication of impairment in four of the eight reporting units, and accordingly, the second step was performed on these reporting units. Based on the results of the second step, the Company recorded goodwill impairment charges of $18.8 billion and $6.1 billion in the third and second quarters of 2008, respectively, as shown in the table below.

					Corporate and	Capital
	General Bank			Investment Bank		Management	All Other
		Retail and	Wealth	Corporate	Investment	Asset	Reporting
(In millions)	Commercial	Small Business	Management	Lending	Banking	Management	Units	Total

Impairment
Second quarter	$(2,526)	-	-	(2,937)	(597)	-	-	(6,060)
Third quarter	(4,557)	(12,332)	(998)	-	-	(899)	-	(18,786)

Total	$(7,083)	(12,332)	(998)	(2,937)	(597)	(899)	-	(24,846)

Remaining goodwill	$-	11,633	-	-	-	231	6,489	18,353

     At June 30, 2008, the primary cause of the goodwill impairment in the three reporting units was the decline in the Company’s market capitalization, which declined 38 percent in the second quarter, to $33.5 billion. The decline was a function of both financial services industry-wide and company-specific factors. Although there was an initial indication of possible impairment in the General Bank Retail and Small Business reporting unit, which holds the Pick-a-Payment portfolio, the step two measurement indicated no impairment largely due to the value that the retail banking network contributes to that reporting unit.
     At September 30, 2008, the primary cause of the goodwill impairment in the four reporting units was the further and very significant decline in the Company’s market capitalization, which declined 77 percent in the third quarter, as well as the terms of the proposed merger with Wells Fargo.

NOTE 8: LONG-TERM DEBT

	September 30,	December 31,

(In millions)	2008	2007

NOTES AND DEBENTURES ISSUED BY
THE PARENT COMPANY
Notes
Floating rate, 0.67% to 4.571%, due 2008 to 2017	$16,163	15,514
Equity-linked and commodity-linked, due 2008 to 2012	548	792
3.625% to 5.80%, due 2009 to 2020	13,819	9,011
Floating rate, EMTN notes, due 2011 to 2014	3,508	3,649
Floating rate, Australian notes, due 2012	710	789
6.75%, Australian notes, due 2012	118	131
4.375%, EMTN notes, due 2016	1,048	1,090
Subordinated notes
4.875% to 6.375%, due 2008 to 2035	5,811	6,454
Floating rate, due 2015 to 2016	1,250	1,250
4.375% to 4.875%, EMTN notes, due 2018 to 2035	1,928	2,099
6.605%, due 2025	250	250
6.30%	-	200
Floating rate, hybrid trust securities, due 2037 to 2047	2,513	2,513
5.20%, income trust securities, due 2042	2,501	2,501
Subordinated debentures
6.55% to 7.574%, due 2026 to 2035	796	795
Hedge-related basis adjustments	543	406

Total notes and debentures issued by the Parent Company	51,506	47,444

NOTES ISSUED BY SUBSIDIARIES
Primarily notes issued under global bank note programs, varying rates and terms to 2040	26,155	23,562
Floating rate, 2.843% to 3.304%, due 2009 to 2011	2,650	5,133
4.125% to 4.75%, due 2009 to 2012	1,691	2,390
Floating rate, EMTN notes, due 2009 to 2011	4,127	4,316
6.00%, EMTN notes, due 2013	2,106	-
Subordinated notes
Bank, 3.149% to 9.625%, due 2008 to 2038	12,800	12,955
Floating rate, due 2013	417	417
6.75%, Australian notes, due 2017	157	175
Floating rate, Australian notes, due 2017	158	175
5.25%, EMTN notes, due 2023	1,323	1,477

Total notes issued by subsidiaries	51,584	50,600

OTHER DEBT
Auto secured financing, 2.98% to 9.05%, due 2008 to 2015	2,310	6,679
Collateralized notes	-	4,300
Junior subordinated debentures, floating rate, due 2026 to 2029	3,110	3,098
Advances from the Federal Home Loan Bank, 1.00% to 8.45%, due 2008 to 2031	64,942	41,888
Preferred units issued by subsidiaries	1,153	2,852
Capitalized leases	7	8
Mortgage notes and other debt of subsidiaries, varying rates and terms	8,348	3,870
Hedge-related basis adjustments	390	268

Total other debt	80,260	62,963

Total long-term debt	$183,350	161,007

NOTE 9: SHARE-BASED PAYMENTS
     The Company has stock option plans under which incentive and nonqualified stock options as well as restricted stock may be granted periodically to certain employees. The options typically are granted at an exercise price equal to the fair value of the underlying shares at the date of grant, vest based on continued service with the Company for a specified period, generally three years to five years following the date of grant or upon the occurrence of a change in control event as that term is defined in the plan, and have a contractual life of ten years. The restricted stock generally vests over three years to five years or upon the occurrence of a change in control event as that term is defined in the plan. During the vesting period the holder receives dividends and has full voting rights. Employee stock compensation expense for the three and nine months ended September 30, 2008 and 2007, is presented below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In millions)	2008	2007	2008	2007

Employee stock compensation expense
Restricted stock awards	$93	84	386	348
Stock option awards	21	26	96	94

Total employee stock compensation expense	114	110	482	442

Related income tax benefit	40	39	169	155
Retirement-eligible portion of total employee stock compensation expense	$-	1	109	94

     The stock compensation awards granted in the nine months ended September 30, 2008, vest over three to five years based only on continued service with the Company, with the exception of 720,000 shares of restricted stock awards to certain senior executives of the Company, which vest over three years if the Company achieves a specified return on average tangible common stockholders’ equity for 2008; otherwise these shares are forfeited. Additionally, two million shares of restricted stock awarded in the third quarter of 2008 to a senior executive of the Company vest over three years, are exercisable if the Company’s stock price is greater than or equal to certain per share amounts, ranging from $20 to $35, between the grant date and 2014; otherwise these shares are forfeited. For stock options, the exercise price is the closing price on the date of grant, with the exception of 852,000 and 994,000 options awarded to certain senior executives of the Company, for which the exercise price is approximately a 20 percent and 40 percent premium, respectively, above the closing price on the date of grant.
     Information on unrecognized compensation cost for restricted stock and stock options at September 30, 2008 and 2007, and for the nine months ended September 30, 2008 and 2007, is presented below.

	September 30,
(Dollars in millions)	2008		2007

Unrecognized compensation cost
Restricted stock	$486		551
Stock options	$124		168
Weighted average period for cost recognition	1.3	yrs	1.3

	Nine Months Ended
	September 30,
(In millions)	2008	2007

Fair value of restricted stock vested	$272	341
Intrinsic value of stock option awards exercised	36	294
Cash received from the exercise of stock options granted	69	410
Income tax benefit realized from stock options exercised	$11	89

     The Company awarded 11 million stock options in the three months ended March 31, 2008, with a weighted average grant date fair value of $6.82. The more significant assumptions used in estimating the fair value of these stock options include risk-free interest rate of 3.51 percent, expected dividend yield of 7.58 percent, expected volatility of the Company’s common stock of 44 percent and weighted average expected life of the stock options of 8.0 years. The Company calculated its volatility estimate from implied volatility of actively traded options on the Company’s common stock with remaining maturities of two years. In addition, in July 2008, the Company awarded 1.5 million stock options to a senior executive with a grant date fair value of $6.10. The significant assumptions included a risk-free interest rate of 3.53 percent, expected dividend yield of 2.20 percent, expected volatility of 89 percent and an expected life of 8.0 years. For the 2008 grants, the Company determined the estimated life based on historical stock option experience.

     At September 30, 2008, the Company had authorization to reserve 85 million shares of its common stock for issuance under its stock option plans.
     Stock award activity in the nine months ended September 30, 2008, is presented below.

	September 30, 2008

		Weighted-
		Average
(Options and shares in thousands)	Number	Price (a)

STOCK OPTIONS
Options outstanding, beginning of period	128,971	$41.09
Granted	12,268	32.20
Exercised	(3,259)	21.44
Expired	(6,678)	51.92
Forfeited	(838)	44.31

Options outstanding, end of period	130,464	$40.17

Options vested and expected to vest, end of period	128,862	$40.15

Options exercisable, end of period	105,330	$39.27

RESTRICTED STOCK
Unvested shares, beginning of period	19,914	$54.18
Granted	13,876	30.20
Vested	(9,143)	52.77
Forfeited	(860)	46.31

Unvested shares, end of period	23,787	$40.61

(a) The weighted average price for stock options is the weighted average exercise price of the options, and for restricted stock, the weighted average fair value of the stock at the date of grant.
NOTE 10: COMPREHENSIVE INCOME (LOSS)
     Comprehensive income (loss) is defined as the change in equity from all transactions other than those with stockholders, and it includes net income (loss) and other comprehensive income (loss). Comprehensive income (loss) for the three and nine months ended September 30, 2008 and 2007, is presented below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In millions)	2008	2007	2008	2007

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(23,698)	1,618	(33,277)	6,261
OTHER COMPREHENSIVE INCOME (LOSS)
Unamortized gains under employee benefit plans	6	16	17	47
Net unrealized gains (losses) on debt and equity securities	(1,151)	493	(2,968)	(690)
Net unrealized gains (losses) on derivative financial instruments	(69)	3	154	(8)

Total comprehensive income (loss)	$(24,912)	2,130	(36,074)	5,610

NOTE 11: BUSINESS SEGMENTS
     Business segment results are presented excluding merger-related and restructuring expenses, goodwill impairment charges, other intangible amortization, minority interest in consolidated subsidiaries, discontinued operations and the effect of changes in accounting principles. The Company believes that while these items apply to overall corporate operations, they are not meaningful to understanding or evaluating the performance of the Company’s individual business segments. The Company does not take these items into account as it manages business segment operations or allocates capital, and therefore, the Company’s segment presentation excludes these items. Provision for credit losses is allocated to each core business segment in an amount equal to net charge-offs, and the difference between the total provision for the core segments and the consolidated provision, amounting to $4.8 billion and $11.1 billion in the three and nine months ended September 30, 2008, respectively, is recorded in the Parent. The majority of the provision reflected in the Parent relates to loans in the General Bank segment. This methodology holds individual business segments responsible for confirmed net losses associated with operating the business and is consistent with the way in which management, including the chief operating decision maker, reviews segment results.
     The Company continuously updates segment information for changes that occur in the management of the Company’s businesses. In the first quarter of 2008, the Company updated its segment reporting to reflect BluePoint as a discontinued operation (see Note 1), which is included in the Parent, and realigned certain corporate overhead allocations resulting in a shift of such allocations from the four core business segments to the Parent. Segment information for 2007 has been restated to reflect these changes and the impact to previously reported 2007 segment earnings is a $207 million increase to the General Bank, a $21 million increase in Wealth Management, a $330 million increase in the Corporate and Investment Bank, a $77 million increase in Capital Management, and a $405 million decrease in the Parent. Losses from discontinued operations in 2007 excluded from segment earnings were $230 million. Certain amounts presented in periods prior to the third quarter of 2008 have been reclassified to conform to the presentation in the third quarter of 2008.

	Three Months Ended September 30, 2008

						Goodwill
						Impairment,
			Corporate			Net Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(Dollars in millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$3,763	194	1,043	388	(349)	(48)	4,991
Fee and other income	1,003	192	(416)	968	(1,014)	-	733
Intersegment revenue	50	2	(57)	4	1	-	-

Total revenue (a)	4,816	388	570	1,360	(1,362)	(48)	5,724
Provision for credit losses	1,340	8	525	1	4,755	-	6,629
Noninterest expense	2,127	246	1,154	2,145	390	19,483	25,545
Minority interest	-	-	-	-	(71)	(34)	(105)
Income taxes (benefits)	482	50	(423)	(287)	(2,149)	(320)	(2,647)
Tax-equivalent adjustment	10	-	17	-	21	(48)	-

Net income (loss)	857	84	(703)	(499)	(4,308)	(19,129)	(23,698)
Dividends on preferred stock	-	-	-	-	191	-	191

Net income (loss) available to common stockholders	$857	84	(703)	(499)	(4,499)	(19,129)	(23,889)

Lending commitments	$128,178	6,376	99,489	1,657	483	-	236,183
Average loans, net	318,573	22,765	109,323	3,223	24,601	-	478,485
Average core deposits	$292,653	14,690	27,497	54,734	2,735	-	392,309

	Three Months Ended September 30, 2007

			Corporate			Net Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(Dollars in millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$3,466	184	838	268	(172)	(33)	4,551
Fee and other income	935	184	176	1,444	194	-	2,933
Intersegment revenue	59	4	(52)	(8)	(3)	-	-

Total revenue (a)	4,460	372	962	1,704	19	(33)	7,484
Provision for credit losses	207	6	1	-	194	-	408
Noninterest expense	1,898	240	626	1,241	484	36	4,525
Minority interest	-	-	-	-	189	-	189
Income taxes (benefits)	849	46	114	169	(508)	(14)	656
Tax-equivalent adjustment	11	-	9	-	13	(33)	-

Net income (loss) from continuing operations	1,495	80	212	294	(353)	(22)	1,706
Discontinued operations, net of income taxes	-	-	-	-	(88)	-	(88)

Net income (loss)	$1,495	80	212	294	(441)	(22)	1,618

Lending commitments	$132,779	7,007	119,791	1,164	529	-	261,270
Average loans, net	295,188	20,996	82,979	2,142	28,496	-	429,801
Average core deposits	$290,099	17,180	37,208	31,489	3,033	-	379,009

	Nine Months Ended September 30, 2008

						Goodwill
						Impairment,
			Corporate			Net Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(Dollars in millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$10,922	575	3,211	977	(1,497)	(155)	14,033
Fee and other income	2,983	610	82	5,155	(2,155)	-	6,675
Intersegment revenue	162	10	(159)	(14)	1	-	-

Total revenue (a)	14,067	1,195	3,134	6,118	(3,651)	(155)	20,708
Provision for credit losses	2,834	15	1,160	1	11,017	-	15,027
Noninterest expense	6,236	744	2,867	6,328	1,560	26,035	43,770
Minority interest	-	-	-	-	153	(121)	32
Income taxes (benefits)	1,793	160	(384)	(79)	(5,857)	(477)	(4,844)
Tax-equivalent adjustment	31	-	57	2	65	(155)	-

Net income (loss)	3,173	276	(566)	(134)	(10,589)	(25,437)	(33,277)
Dividends on preferred stock	-	-	-	-	427	-	427

Net income (loss) available to common stockholders	$3,173	276	(566)	(134)	(11,016)	(25,437)	(33,704)

Lending commitments	$128,178	6,376	99,489	1,657	483	-	236,183
Average loans, net	316,217	22,374	105,708	2,889	26,548	-	473,736
Average core deposits	$293,361	16,732	30,932	48,844	2,627	-	392,496

	Nine Months Ended September 30, 2007

			Corporate			Net Merger-
			and			Related and
	General	Wealth	Investment	Capital		Restructuring
(Dollars in millions)	Bank	Management	Bank	Management	Parent	Expenses (b)	Consolidated

CONSOLIDATED
Net interest income (a)	$10,240	542	2,328	787	(289)	(108)	13,500
Fee and other income	2,716	582	2,806	4,457	346	-	10,907
Intersegment revenue	161	10	(145)	(27)	1	-	-

Total revenue (a)	13,117	1,134	4,989	5,217	58	(108)	24,407
Provision for credit losses	508	9	5	-	242	-	764
Noninterest expense	5,685	730	2,556	3,772	1,215	78	14,036
Minority interest	-	-	-	-	464	-	464
Income taxes (benefits)	2,495	144	857	527	(1,199)	(30)	2,794
Tax-equivalent adjustment	32	-	30	-	46	(108)	-

Net income (loss)	$4,397	251	1,541	918	(710)	(48)	6,349

Lending commitments	$132,779	7,007	119,791	1,164	529	-	261,270
Average loans, net	292,003	20,517	77,736	1,789	30,115	-	422,160
Average core deposits	$288,209	17,300	36,077	31,463	2,578	-	375,627

(a) Tax-equivalent.
(b) The tax-equivalent amounts included in each segment are eliminated herein in order for “Consolidated” amounts to agree with amounts appearing in the Consolidated Statements of Income.

NOTE 12: BASIC AND DILUTED EARNINGS PER COMMON SHARE
     The calculation of basic and diluted earnings (loss) per common share for the three and nine months ended September 30, 2008 and 2007, is presented below. For the three and nine months ended September 30, 2008, options to purchase an average 139 million and 119 million shares, respectively, were anti-dilutive. For the three and nine months ended September 30, 2007, options to purchase an average 37 million and 26 million shares, respectively, were anti-dilutive. Accordingly, these anti-dilutive options were excluded in determining diluted earnings (loss) per common share in both periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share data)	2008	2007	2008	2007

Net income (loss)	$(23,698)	1,618	(33,277)	6,261
Dividends on preferred stock	191	-	427	-

Net income (loss) available to common stockholders	$(23,889)	1,618	(33,704)	6,261

Basic earnings (loss) per common share	$(11.18)	0.86	(16.28)	3.31
Diluted earnings (loss) per common share (a)	$(11.18)	0.85	(16.28)	3.26

Average common shares — basic	2,137	1,885	2,070	1,890
Common share equivalents and unvested restricted stock	6	25	10	28

Average common shares — diluted	2,143	1,910	2,080	1,918

(a) Calculated using average basic common shares in 2008.

NOTE 13: MERGER-RELATED AND RESTRUCTURING EXPENSES

	Nine Months Ended
	September 30,
(In millions)	2008	2007

RESTRUCTURING EXPENSES — PROJECT RIGHT SIZE (a)
Personnel costs	$513	-
Occupancy and equipment	2	-

Total restructuring expenses — Project Right Size	515	-

MERGER-RELATED AND RESTRUCTURING EXPENSES — A.G. EDWARDS
Personnel costs	321	-
Occupancy and equipment	10	-
Advertising	24	-
System conversion costs	57	-
Other	165	3

Total merger-related and restructuring expenses — A.G. Edwards	577	3

MERGER-RELATED AND RESTRUCTURING EXPENSES — GOLDEN WEST
Personnel costs	4	(2)
Occupancy and equipment	27	2
Advertising	8	1
System conversion costs	25	20
Other	31	33

Total merger-related and restructuring expenses — Golden West	95	54

OTHER MERGER-RELATED AND RESTRUCTURING EXPENSES
Merger-related and restructuring expenses from other mergers, net	2	21

Total merger-related and restructuring expenses	$1,189	78

(a) Project Right Size is the Company’s expense reduction strategy announced in the second quarter of 2008.

NOTE 14: INCOME TAXES
     At January 1, 2008, the Company had $2.6 billion of gross unrecognized income tax benefits (“UTBs”), including $1.5 billion of UTBs attributed to income tax on timing differences and $830 million of UTBs, net of deferred federal and state income tax benefits, that would impact the effective tax rate if recognized. The tax on timing difference items relates to SILO leasing transactions as described below, for which the period of recognition of income or deductions differs for tax return and financial statement purposes. The income tax liability for the change in the period of deduction would not impact the effective income tax rate.
     A reconciliation of the change in the UTB balance from January 1, 2008 to September 30, 2008, is presented below.

					Unrecognized
					Income Tax
			Gross	Deferred	Benefits, Net
	Federal,	Accrued	Unrecognized	Federal and	of Deferred
	State and	Interest and	Income Tax	State Income	Federal and
(In millions)	Foreign Tax	Penalties	Benefits	Tax Benefits	State Benefits

Balance at January 1, 2008	$2,217	425	2,642	(257)	2,385
Additions for tax positions related to the current year	38	-	38	(13)	25
Additions for tax positions related to prior years	1,386	523	1,909	(194)	1,715
Reduction for tax positions related to prior years	(249)	(10)	(259)	13	(246)
Reductions for tax positions related to acquired entities in prior years, offset to goodwill	-	(4)	(4)	(1)	(5)
Reductions related to settlements with taxing authorities	(7)	(1)	(8)	1	(7)

Balance at September 30, 2008	3,385	933	4,318	(451)	3,867
Less: tax attributable to timing items included above	(2,582)	-	(2,582)	-	(2,582)
Less: UTBs included above that relate to acquired entities that would impact goodwill if recognized by December 31, 2008	(77)	(9)	(86)	25	(61)

Total UTBs that, if recognized, would impact the effective income tax rate as of September 30, 2008	$726	924	1,650	(426)	1,224

     On April 29, 2008, the U.S. Court of Appeals for the Fourth Circuit issued an opinion in the matter of BB&T Corporation v. United States of America that disallowed tax benefits associated with certain of BB&T’s LILO transactions (see Note 1 for a more detailed description of these leasing transactions). Although the BB&T decision involved LILOs, the Company believes some aspects of the decision could be extended to SILO transactions. Subsequently, on May 28, 2008, the United States District Court for the Northern District of Ohio issued an adverse decision regarding a SILO transaction entered into by two other large financial institutions.
     While the Company continues to believe its SILO transactions comply with applicable laws, under the principles established by FIN 48, the Company increased its projected December 31, 2008 UTBs by approximately $1.2 billion as a result of applying these decisions to the Company’s SILO transactions. Of the total increase, approximately $900 million represents the tax on timing differences that will impact deferred income tax on the balance sheet, in accordance with the applicable accounting for leveraged leases. The remaining $286 million will impact income tax expense, of which $272 million was recorded through September 30, 2008.
     On August 5, 2008, as part of an IRS initiative, a number of companies including Wachovia received a resolution offer from the IRS regarding SILO transactions. On October 3, 2008, the Company submitted a nonbinding acceptance to participate in the initiative. As discussions with the IRS evolve, management will continue to evaluate any potential effect on the Company’s financial condition and results of operations were the Company to enter into a final settlement agreement with the IRS. Such an agreement would have no effect on the Company’s LILO portfolio as all issues related to this portfolio were settled with the IRS in 2004.
     The IRS is currently examining the Company for tax years 2003 through 2005, certain non-consolidated subsidiaries for tax years 2001 through 2006 and A.G. Edwards for the period ending October 1, 2007. The Company and its subsidiaries are currently subject to examination by various state, local and foreign taxing authorities. While one or more of these examinations may be concluded by year end, management does not believe that a significant impact to the UTB balance will occur.
     With few exceptions, the Company is no longer subject to state, local or foreign income tax examinations by taxing authorities for years before 2000. The expiration of statutes of limitations for various jurisdictions is expected to reduce the UTB balance by an insignificant amount during the remainder of 2008.
     Management monitors changes in tax statutes and regulations and the issuance of judicial decisions to determine the potential impact to uncertain income tax positions. At September 30, 2008, management had identified no other potential subsequent events that are expected to have a significant impact on the UTB balance during the remainder of 2008.

     The reconciliation of federal income tax rates and amounts to the effective income tax rates and amounts for the nine months ended September 30, 2008 and 2007, is presented below.

	Nine Months Ended September 30,

	2008		2007

		Percent of		Percent of
		Pre-tax		Pre-tax
(In millions)	Amount	Income	Amount	Income

Income (loss) from continuing operations before income taxes (benefits)	$(38,121)		$9,143

Tax at federal income tax rate	$(13,342)	35.0%	$3,200	35.0%
Reasons for difference in federal income tax rate and effective income tax rate
Tax-exempt interest, net of cost to carry	(81)	0.2	(61)	(0.7)
State income taxes, net of federal tax benefit	(309)	0.8	85	0.9
Goodwill impairment	8,597	(22.6)	-	-
Life insurance, increase in cash surrender value	(6)	-	(154)	(1.6)
Tax credits, net of related basis adjustments	(203)	0.5	(112)	(1.2)
Change in the beginning-of-the-year deferred tax assets valuation allowance	896	(2.3)	-	-
Foreign income tax rate differential	(144)	0.4	(175)	(1.9)
Other items, net	(252)	0.7	11	0.1

Total income taxes (benefits)	$(4,844)	12.7%	$2,794	30.6%

NOTE 15: DERIVATIVES
DERIVATIVES USED FOR RISK MANAGEMENT
     The Company may designate a derivative as either an accounting hedge of the fair value of a recognized fixed rate asset or liability or an unrecognized firm commitment (“fair value” hedge), an accounting hedge of a forecasted transaction or of the variability of future cash flows of a floating rate asset or liability (“cash flow” hedge), or a foreign currency fair value or cash flow hedge (“foreign currency” hedge). Changes in the fair value of a derivative that is designated and qualifies as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded as other fee income in the results of operations. To the extent of the effectiveness of a hedge, changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge are recorded in other comprehensive income, net of income taxes. For all hedge relationships, ineffectiveness resulting from differences between the changes in fair value or cash flows of the hedged item and changes in fair value of the derivative are recognized as other fee income in the results of operations. Net interest settlements on derivatives designated as fair value or cash flow hedges are treated as an adjustment to the interest income or interest expense of the hedged assets or liabilities.
     Concurrent with entering into a transaction that qualifies as an accounting hedge, the Company formally documents the hedge relationship, the risk management objective and the strategy for entering into the hedge. This process and documentation include identification of the hedging instrument, hedged item, risk being hedged and the methodology for assessing effectiveness and measuring ineffectiveness.
     For cash flow hedges, the designated hedged risk is primarily the risk of changes in cash flows attributable to changes in the benchmark interest rate of the hedged item or forecasted transactions. For cash flow hedges, the Company uses regression analysis to make the initial assessment of the expectation of hedge effectiveness, and for each monthly period thereafter to reassess that the hedging relationship is expected to be highly effective during the period designated as being hedged. The Company also uses regression analysis to perform the retrospective evaluation of whether the derivative was effective during the hedged period. The regression analysis includes an evaluation of the quantitative measures of regression necessary to validate the conclusion of high effectiveness. The Company uses the hypothetical derivative method of measuring the hedge ineffectiveness, which is recorded on a monthly basis. Forward purchase commitments of loans and securities available for sale are considered all-in-one hedges for which the prospective and retrospective evaluations are performed through matching terms at inception and on a monthly basis.
     For fair value hedges, the designated hedged risk is primarily the risk of changes in fair value attributable to changes in the benchmark interest rate of the hedged item or transactions. For fair value hedges, the Company assesses the expectation of effectiveness at the inception of the hedge and at each monthly period thereafter by analyzing the price sensitivity of the hedging instrument relative to that of the hedged item for changes in fair value attributable to the hedged risk. On a monthly basis, the Company uses the cumulative dollar-offset approach to validate the effectiveness of the hedge on a retrospective basis. The Company measures ongoing ineffectiveness for fair value hedges by comparing the changes in fair value of the hedging instrument to the changes in fair value of the hedged item attributable to the hedged risk. Fair value hedges of warehoused residential mortgage loans are designated and de-designated on a daily basis, and the frequency of the prospective, retrospective and actual ineffectiveness tests follows the hedge period. Forward sale commitments of securities available for sale share the same issuer, coupon rate and contractual maturity date as the hedged item; therefore, the prospective and retrospective evaluations are performed through matching terms at inception and on a monthly basis.
     The Company discontinues hedge accounting prospectively when either it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; the derivative expires or is sold, terminated or exercised; the derivative is de-designated because it is unlikely that a forecasted transaction will occur; or management determines designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued, the derivative is either terminated or reclassified as a trading account asset or liability. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted as an adjustment to yield over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transaction are still expected to occur, unrealized gains and losses accumulated in other comprehensive income are included in the results of operations in the same period when the results of operations are also affected by the hedged cash flow. The unrealized gains and losses are recognized in the results of operations immediately if the cash flow hedge was discontinued because a forecasted transaction is not expected to occur. For the nine months ended September 30, 2008, gains of $31 million were recognized in other fee income representing the ineffective portion of the net gains (losses) on derivatives that qualify as cash flow and fair value hedges. This amount includes the time value of options. In addition, net interest income in the nine months ended September 30, 2008, was decreased by $31 million, representing ineffectiveness of cash flow hedges caused by differences between the critical terms of the derivative and the hedged item, primarily differences in reset dates.
     Commitments to purchase certain securities or loans and certain commitments to sell loans are derivatives. At inception, these commitments may be designated in a hedge relationship; otherwise, they are recorded as either trading derivatives or economic hedges depending upon their purpose. In the normal course of business the Company enters into contracts that contain a derivative that is embedded in the financial instrument. If applicable, an embedded derivative is separated from the host contract and can be designated in a hedge relationship; otherwise, it is recorded as a freestanding derivative and recorded as either a trading derivative or an economic hedge depending upon its purpose. The Company enters into credit derivative agreements in connection with altering the risk profile of certain loans or pools of loans in the Company’s loan portfolio. These credit derivatives do not meet the criteria for designation as an accounting hedge and are recorded as either trading derivatives or economic hedges depending upon their purpose. The Company enters into interest rate lock commitments as part of its commercial and consumer mortgage lending activities. These loan commitments are initially recorded at fair value. Subsequent adjustments in the value of the loan commitment are primarily related to changes in interest rates, changes in the probability that a commitment will be exercised and the passage of time. The estimate of fair value specifically excludes the value of servicing cash flows and excess servicing.
     Derivatives used for risk management activity at September 30, 2008, are presented on the following page.

	September 30, 2008
						Average
		Notional	Gross Unrealized			Maturity in
(In millions)	Hedged items or Transactions	Amount	Gains	Losses (b)	Equity (c)	Years (d)
ASSET HEDGES (a)
Cash flow hedges
Interest rate swaps-receive fixed	First forecasted interest receipts on commercial loans

Pay 1 month LIBOR swaps	1 month LIBOR risk	$2,983	97	-	59	2.38
Pay 3 month LIBOR swaps	1 month LIBOR risk	17,910	346	(86)	157	3.82

Purchased interest rate floors-3 month LIBOR	First forecasted interest receipts on 1 month LIBOR commercial loans	9,000	-	(34)	(21)	1.85

Call options on Eurodollar futures	First forecasted interest receipts on 1 month LIBOR commercial loans	12,000	-	(5)	-	0.25

Fair value hedges
Interest rate swaps-pay fixed/ receive LIBOR	Individual fixed rate debt securities	691	3	(19)	-	10.67

Forward sale commitments	Individual fixed rate debt securities	2,800	38	-	-	0.10

Foreign currency forwards	Currency risk associated with foreign currency denominated securities classified as available for sale	8,919	4	(8)	-	0.02

Total asset hedges		$54,303	488	(152)	195	1.90

LIABILITY HEDGES (a)
Cash flow hedges
Interest rate swaps-pay fixed	First forecasted interest payments on long-term debt

Receive 1 month LIBOR swaps	1 month LIBOR risk	2,056	2	(199)	(122)	9.40
Receive 3 month LIBOR swaps	1 month LIBOR risk	6,488	-	(183)	(113)	2.47
Receive 3 month LIBOR swaps	3 month LIBOR risk	8,225	2	(21)	(10)	2.20
Receive 6 month LIBOR swaps	6 month LIBOR risk	7	-	-	-	4.72

Eurodollar futures	1 day LIBOR risk associated with the proceeds from first forecasted issuance of repurchase agreements that are part of a rollover strategy	-	-	-	-	0.25

Eurodollar futures	First forecasted interest payments on 3 month LIBOR long-term debt	82,375	73	(30)	19	0.25

Fair value hedges
Interest rate swaps-receive fixed/ pay floating (e)	Individual fixed rate long-term debt issuances	31,341	953	(219)	-	10.27

Foreign currency forwards	Currency risk associated with foreign currency denominated repurchase agreements and long-term debt	21,147	16	(110)	-	0.13

Currency swaps (e)	Currency risk associated with individual foreign currency denominated long-term debt	870	-	(33)	-	4.56

Total liability hedges		152,509	1,046	(795)	(226)	2.64

Total		$206,812	1,534	(947)	(31)	-

(a) Includes only derivative financial instruments related to interest rate risk and foreign currency risk management activities that have been designated and accounted for as accounting hedges.
(b) Represents the fair value of derivative financial instruments less accrued interest receivable or payable less unamortized premium or discount.
(c) At September 30, 2008, the net unrealized gain on derivatives included in accumulated other comprehensive income, which is a component of stockholders’ equity, was $16 million, net of income taxes. Of this net of tax amount, a $31 million loss represents the effective portion of the net gains (losses) on interest rate derivatives that qualify as cash flow hedges and a $47 million gain relates to terminated and/or redesignated derivatives. At September 30, 2008, $56 million of net gains, net of income taxes, recorded in accumulated other comprehensive income, is expected to be reclassified as interest income or expense during the next twelve months. The maximum length of time over which cash flow hedges are hedging the variability in future cash flows associated with the forecasted transactions is 17.59 years.
(d) Estimated maturity approximates average life.
(e) At September 30, 2008, such swaps are denominated in U.S. dollars, Euros, Pounds Sterling and Australian dollars in the notional amounts of $24.6 billion, $3.9 billion, $2.6 billion and $1.1 billion, respectively, and the hedged risk is the benchmark interest rate.

     Expected maturities of risk management derivative financial instruments at September 30, 2008, are presented below.

	September 30, 2008

	1 Year	1-2	2-5	5-10	After 10
(In millions)	or Less	Years	Years	Years	Years	Total

CASH FLOW ASSET HEDGES
Notional amount — swaps—receive fixed	$672	311	19,170	740	-	20,893
Notional amount — other	$12,000	5,000	4,000	-	-	21,000
Weighted average receive rate (a)	2.95%	4.72	4.63	4.02	-	4.56
Weighted average pay rate (a)	2.75%	2.71	2.85	2.60	-	2.84
Unrealized gain (loss)	$(5)	(9)	342	(10)	-	318

FAIR VALUE ASSET HEDGES
Notional amount — swaps—pay fixed	$-	-	305	70	316	691
Notional amount — other	$11,719	-	-	-	-	11,719
Weighted average receive rate (a)	-%	-	1.66	1.66	1.67	1.66
Weighted average pay rate (a)	-%	-	3.26	3.30	3.76	3.49
Unrealized gain (loss)	$33	1	(7)	(2)	(7)	18

CASH FLOW LIABILITY HEDGES
Notional amount — swaps—pay fixed	$5,061	8,364	532	1,584	1,235	16,776
Notional amount — other	$82,375	-	-	-	-	82,375
Weighted average receive rate (a)	2.80%	2.82	2.88	3.26	3.12	2.94
Weighted average pay rate (a)	5.15%	7.40	5.61	5.69	5.98	5.48
Unrealized gain (loss)	$(33)	(35)	(28)	(121)	(139)	(356)

FAIR VALUE LIABILITY HEDGES
Notional amount — swaps—receive fixed	$1,950	2,900	5,330	12,387	8,774	31,341
Notional amount — other	$21,147	-	712	158	-	22,017
Weighted average receive rate (a)	5.00%	5.56	4.94	4.71	5.20	4.98
Weighted average pay rate (a)	2.82%	2.77	3.63	3.11	3.91	3.37
Unrealized gain (loss)	$(82)	75	87	305	222	607

(a) Weighted average receive and pay rates include the impact of currently effective interest rate swaps only and not the impact of forward-starting interest rate swaps. All the interest rate swaps have variable pay or receive rates based on one-month to six-month LIBOR, Euros, Pounds Sterling, or Australian dollars and they are the pay or receive rates in effect at September 30, 2008.

     Activity related to risk management derivative financial instruments for the nine months ended September 30, 2008, is presented below.

	September 30, 2008

	Asset	Liability
(In millions)	Hedges	Hedges	Total

Balance, December 31, 2007	$50,047	152,993	203,040
Additions (a)	109,990	280,943	390,933
Maturities and amortizations (a)	(50,250)	(142,689)	(192,939)
Terminations	(55,232)	(133,636)	(188,868)
Redesignations and transfers to trading account assets	(252)	(5,102)	(5,354)

Balance, September 30, 2008	$54,303	152,509	206,812

(a) Foreign currency forwards are shown as either net additions or maturities. The foreign currency forwards are primarily short-dated contracts. At maturity of these contracts, a new foreign currency forward is typically executed to hedge the same risk as the maturing contracts.
NOTE 16: GUARANTEES

	September 30, 2008		December 31, 2007

		Maximum		Maximum
	Carrying	Risk of	Carrying	Risk of
(In millions)	Amount	Loss	Amount	Loss

Securities and other lending indemnifications	$-	37,652	-	59,238
Standby letters of credit	126	32,604	124	29,295
Liquidity agreements	643	25,821	14	36,926
Loans sold with recourse	44	6,244	44	6,710
Residual value guarantees	-	1,372	-	1,220
Written put options	2,124	12,900	2,001	15,273
Contingent consideration	-	11	-	101

Total guarantees	$2,937	116,604	2,183	148,763

NOTE 17: LITIGATION
     The following supplements and amends Wachovia’s discussion of certain matters previously reported in the “Legal Proceedings” sections of Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007, Wachovia’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, and Wachovia’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.
     Le Nature’s, Inc. On August 26, 2008, the U.S. District Court dismissed the case pending against Wachovia in the Southern District of New York. Plaintiffs have appealed that ruling. Plaintiffs also filed a case asserting similar allegations in the New York State Supreme Court for the County of Manhattan; Wachovia has filed a motion to stay this case pending final resolution of the federal action. In addition, the Bondholder case filed against Wachovia in California has been transferred by the U.S. District Court for the Northern District of California to the U.S. District Court for the Western District of Pennsylvania.
     Interchange Litigation. On October 14, 2008, Visa announced an agreement in principle to settle litigation commenced by Discover Card against it. Wachovia has certain obligations to Visa as a member bank and in connection with its previously disclosed Loss Sharing agreement with Visa. Wachovia has fully reserved for these obligations.
     Payment Processing Center. On August 14, 2008, Wachovia reached agreements to settle the Faloney and Harrison class action lawsuits. The settlements have received preliminary approval from the U.S. District Court for the Eastern District of Pennsylvania, with a fairness hearing scheduled for January 2009.
     Municipal Derivatives Bid Practices Investigation. Wachovia, along with numerous other financial institutions, has received a number of additional civil complaints from various municipalities filed in various state and federal courts. A number of the federal cases are in the process of being consolidated through the Multi-District Litigation procedures.
     Auction Rate Securities. On August 15, 2008, Wachovia announced it had reached settlements in principle with the Secretary of State for the State of Missouri (as the lead state in the North American Securities Administrators Association task force investigating the marketing and sale of auction rate securities), with the New York State Attorney General’s Office and with the SEC of their respective investigations of sales practice and other issues related to the sales of auction rate securities (“ARS”) by certain affiliates and subsidiaries of Wachovia. Without admitting or denying liability, the agreements in principle require that Wachovia purchase certain ARS sold to customers in accounts at Wachovia, reimburse investors who sold ARS purchased at Wachovia for less than par, provide liquidity loans to customers at no net interest until the ARS are repurchased, offer to participate in special arbitration procedures with customers who claim consequential damages from the lack of liquidity in ARS and refund refinancing fees to certain municipal issuers who issued ARS and later refinanced those securities through Wachovia. Wachovia, without admitting or denying liability, will also pay a total fine of $50 million to the state regulatory agencies and agree to entry of consent orders by the two state regulators and an injunction by the SEC. Wachovia intends to begin buying back the ARS in November 2008. In addition, Wachovia is a defendant in three new purported civil class actions relating to its sale of ARS. Baytide Petroleum v. Wachovia Securities, LLC, et al. was filed in the U.S. District Court for the Northern District of Oklahoma. The other two cases, Mayfield v. Wachovia Securities, LLC, et al. and Mayor and City of Baltimore v. Wachovia Securities, LLC, et al., were both filed in the U.S. District Court for the Southern District of New York and allege identical antitrust related claims.
     Golden West and Related Litigation. On October 14, 2008, the New York City Pension Funds was named the lead plaintiff in the Lipetz matter and an order is in place setting the timeframe for filing an amended complaint and response thereto. The plaintiff in Estate of Romain voluntarily dismissed its shareholder derivative case against Wachovia. A new shareholder derivative case, Arace v. Wachovia Corporation, et al., was filed on September 10, 2008, in the U.S. District Court for the Southern District of New York.
     Evergreen Ultra Short Opportunities Fund (the “Fund”) Investigation. The SEC and the Secretary of the Commonwealth, Securities Division, of the Commonwealth of Massachusetts are conducting separate investigations of Evergreen Investment Management Company, LLC (“EIMCO”) and Evergreen Investment Services, Inc. (“EIS”) concerning alleged issues surrounding the drop in net asset value of the Fund in May and June 2008. In addition, various Evergreen entities are defendants in three purported class actions, Keefe v. EIMCO, et al.; Krantzberg v. Evergreen Fixed Income Trust, et al.; and Mierzwinski v. EIMCO, et al., all filed in the U.S. District Court for the District of Massachusetts and related to the same events. The cases generally allege that investors in the Fund suffered losses as a result of (i) misleading statements in the Fund’s prospectus, (ii) the failure to accurately price securities in the Fund at different points in time and (iii) the failure of the Fund’s risk disclosures and description of its investment strategy to inform investors adequately of the actual risks of the fund.

     Merger Related Litigation. On October 4, 2008, Citigroup, Inc. (“Citigroup”) purported to commence an action in the Supreme Court in the State of New York captioned Citigroup, Inc. v. Wachovia Corp., et al., naming as defendants Wachovia, Wells Fargo, and the directors of both companies. The complaint alleged that Wachovia breached an exclusivity agreement with Citigroup, which by its terms was to expire on October 6, 2008, by entering into negotiations and an eventual acquisition agreement with Wells Fargo, and that Wells Fargo and the individual defendants had tortiously interfered with the same contract. In the complaint, Citigroup seeks $20 billion in compensatory damages and $40 billion in punitive damages. After significant procedural activity over the week of October 4-9, including a voluntary dismissal and re-filing of the action in amended form, the case was removed on October 9 to the U.S. District Court for the Southern District of New York. On October 10, Citigroup filed a motion to remand the case to the New York state court, and filed a new proposed amended complaint. The proposed amended complaint includes claims for breach of contract, tortious interference with contract, unjust enrichment, promissory estoppel, and quantum meruit. In the proposed amended complaint, which the court has not yet approved, Citigroup seeks $20 billion in compensatory damages, $20 billion in restitutionary and unjust enrichment damages, and $40 billion in punitive damages. On October 24, Wachovia and Wells Fargo filed a joint response to the motion to remand.
     On October 4, 2008, Wachovia filed a complaint in the U. S. District Court for the Southern District of New York, captioned Wachovia Corp. v. Citigroup, Inc. The complaint seeks declaratory relief, stating that the Wells Fargo merger agreement is valid, proper, and not prohibited by the exclusivity agreement. On October 5, Wachovia filed a motion for a preliminary injunction seeking to prevent Citigroup from interfering with or impeding its merger with Wells Fargo. On October 9, 2008, Citigroup issued a press release stating that Citigroup would no longer seek to enjoin the merger, but would continue to seek compensatory and punitive damages against Wachovia and Wells Fargo. On October 14, 2008, Wells Fargo filed a related complaint in the U. S. District Court for the Southern District of New York, captioned Wells Fargo v. Citigroup, Inc. The complaint seeks declaratory and injunctive relief, stating that the Wells Fargo merger agreement is valid, proper, and not prohibited by the exclusivity agreement. Citigroup has moved to dismiss the complaint.
     On October 8, 2008, a purported class action complaint captioned Irving Ehrenhaus v. John D. Baker, et al., was filed in the Superior Court for the County of Mecklenburg in the State of North Carolina. The complaint names as defendants Wachovia, Wells Fargo, and the directors of Wachovia. The complaint alleges that the Wachovia directors breached their fiduciary duties in approving the merger with Wells Fargo at an allegedly inadequate price, and that the Wells Fargo directors aided and abetted the alleged breaches of fiduciary duty. The action seeks to enjoin the Wells Fargo merger, or to recover compensatory or rescissory damages if the merger is consummated, as well as an award of attorneys’ fees and costs. Plaintiffs have asked the Court for expedited discovery and to set a hearing date for a preliminary injunction motion to enjoin the shareholder vote and the closing of the transaction.
     Data Treasury Litigation. Wachovia Bank, N.A. and Wachovia Corporation are among over 55 defendants named in two actions asserting patent infringement claims filed by Data Treasury Corporation in the U.S. District Court for the Eastern District of Texas. Data Treasury seeks a declaration that its patents are valid and have been infringed, and seeks damages and permanent injunctive relief. One of the cases is stayed pending re-examination of the patents by the U.S. Patent Office and the other case is currently in discovery.
     Outlook. Based on information currently available, advice of counsel, available insurance coverage and established reserves, Wachovia believes that the eventual outcome of the actions against Wachovia and/or its subsidiaries, including the matters described above, will not, individually or in the aggregate, have a material adverse effect on Wachovia’s consolidated financial position or results of operations. However, in the event of unexpected future developments, it is possible that the ultimate resolution of those matters, if unfavorable, may be material to Wachovia’s results of operations for any particular period.

NOTE 18: FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION
FAIR VALUE MEASUREMENTS
     The Company adopted SFAS 157, “Fair Value Measurements,” on January 1, 2008. SFAS 157 establishes a framework for measuring fair value, expands disclosures about fair value measurements and provides new income recognition criteria for certain derivative contracts. SFAS 157 nullifies the guidance included in EITF Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities,” that prohibited the recognition of gain or loss at the inception of a derivative contract unless the fair value was based on observable market data. SFAS 157 requires that a fair value measurement reflect assumptions market participants would use in pricing an asset or liability. In addition, SFAS 157 prohibits the use of “block discounts” for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in an active market, and requires a company to consider its creditworthiness when valuing derivatives and other liabilities recorded at fair value. For the nine months ended September 30, 2008, the impact of the Company’s own credit risk on its derivative liability position was insignificant.
     The provisions of SFAS 157 are applied prospectively with changes recorded in current earnings, except changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF 02-3, existing hybrid financial instruments measured at fair value and block discounts, all of which are recorded as an adjustment to beginning retained earnings on the date of adoption. Accordingly, the Company recorded a cumulative effect adjustment of $61 million ($38 million after-tax) as an increase to beginning retained earnings on January 1, 2008. Additionally, on the date of adoption, the Company recorded net gains in the first quarter 2008 results of continuing operations of $481 million related primarily to a change in methodology used to calculate the fair value of certain investments in private equity funds held in a wholly owned investment company subsidiary, as described in more detail in the Principal Investments section below.
     FASB Staff Position (“FSP”) No. 157-2, “Effective Date of FASB Statement No. 157,” delays the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except for items recognized or disclosed at fair value on a recurring basis. Under the provisions of FSP 157-2, the Company has not applied certain provisions of SFAS 157 to non-financial assets, such as real estate owned.
     SFAS 157 defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date (referred to as an exit price). SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy under SFAS 157 are:
     Level 1 Quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.
     Level 2 Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
     Level 3 Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.
     A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. SFAS 157 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
DETERMINATION OF FAIR VALUE
     In determining fair value, the Company uses market prices of the same or similar instruments whenever such prices are available, even in situations where trading volume may be low when compared with prior periods as has been the case during the current market disruption. A fair value measurement assumes that an asset or liability is exchanged in an orderly transaction between market participants, and accordingly, fair value is not determined based upon a forced liquidation or distressed sale. Where necessary, the Company estimates fair value using other market observable data such as prices for synthetic or derivative instruments, market indices, industry ratings of underlying collateral or models employing techniques such as discounted cash flow analyses. The discount rate used will vary among different types of financial instruments, and particularly in the case of illiquid markets, is appropriately adjusted to reflect the illiquidity of the markets. The assumptions used in the models, which typically include assumptions for interest rates, credit losses and prepayments, are corroborated by and independently verified against market observable data where possible. Market observable real estate data is used in valuing instruments where the underlying collateral is real estate or where the fair value of an instrument being valued highly correlates to real estate prices. Where appropriate, the Company may use a combination of these valuation approaches.
     Where the market price of the same or similar instruments is not available, the valuation of financial instruments becomes more subjective and involves a high degree of judgment. Where modeling techniques are used, the models are subject to independent validation procedures in accordance with risk management policies and procedures. Further, pricing data is subject to independent verification.
     The following sections describe the valuation methodologies used by the Company to measure classes of financial instruments at fair value and specify the level in the fair value hierarchy where various financial instruments are generally classified. Valuation models, significant inputs to those models and any significant assumptions are included where appropriate.

Derivatives
     The Company enters into both exchange-traded and over-the-counter (“OTC”) derivatives. Exchange-traded derivatives are generally valued using quoted market or exchange prices and are accordingly classified within Level 1 of the fair value hierarchy.
     The majority of the Company’s derivatives, however, are not listed on an exchange and are instead executed over the counter. As no quoted market prices exist for such instruments, OTC derivatives are valued using internal valuation techniques. Valuation techniques and inputs to internally-developed models depend on the type of derivative and the nature of the underlying rate, price or index upon which the derivative’s value is based. Key inputs can include yield curves, credit curves, foreign-exchange rates, prepayment rates, volatility measurements and correlation of such inputs. Where model inputs can be observed in a liquid market and the model does not require significant judgment, such derivatives are typically classified within Level 2 of the fair value hierarchy. Examples of derivatives within Level 2 include generic interest rate swaps, foreign currency swaps, commodity swaps and option contracts. When instruments are traded in less liquid markets and significant inputs are unobservable, such derivatives are classified within Level 3. Examples of derivatives within Level 3 include complex and highly structured derivatives, credit default swaps referenced to subprime residential mortgage-backed securities (“RMBS”) and long-dated equity options where volatility is not observable. Additionally, significant judgments are required when classifying financial instruments within the fair value hierarchy, particularly between Levels 2 and 3, as is the case for certain derivatives. For example, while short-dated derivatives are typically classified within Level 2 of the fair value hierarchy, long-dated derivatives are classified within Level 3. The designation between short-dated and long-dated derivatives is subject to interpretation and can vary by type of derivative.
     Derivatives include accounting hedges, trading derivatives, economic hedges and interest rate locks in the Company’s mortgage business. Accounting hedges are included in other assets or other liabilities. Those derivatives that are held for trading purposes are considered trading derivatives and are included in trading account assets or liabilities. Economic hedges are included in other assets or other liabilities, and interest rate locks are included in other assets.
Securities and Trading Activities
     When available, the Company uses quoted market prices in active markets to determine the fair value of securities. Such instruments are classified within Level 1 of the fair value hierarchy. Examples include exchange-traded equity securities and some highly liquid government securities such as U.S. Treasuries.
     When instruments are traded in secondary markets and quoted market prices do not exist for such securities, the Company generally relies on internal valuation techniques or on prices obtained from independent vendors. Trading assets and liabilities are typically valued using trader prices that are subject to independent price verification procedures. The majority of fair values derived using internal valuation techniques are verified against multiple pricing sources, including prices obtained from independent vendors. Vendors compile prices from various sources and often apply matrix pricing for similar securities when no price is observable. The Company reviews pricing methodologies provided by the vendors in order to determine if observable market information is being used, versus unobservable inputs. When evaluating the appropriateness of an internal trader price compared to vendor prices, considerations include the range and quality of vendor prices. Vendor prices are used to ensure the reasonableness of a trader price; however, valuing financial instruments involves judgments acquired from knowledge of a particular market and is not perfunctory. If a trader asserts that a vendor price is not reflective of market value, justification for using the trader price, including recent sales activity where possible, must be provided to and approved by the appropriate levels of management. Similarly, while securities available for sale traded in secondary markets are typically valued using a vendor price, these prices are reviewed and, if deemed inappropriate by a trader who has the most knowledge of a particular market, can be adjusted. Securities measured with these internal valuation techniques are generally classified within Level 2 of the hierarchy and often involve using quoted market prices for similar securities, pricing models or discounted cash flow analyses using inputs observable in the market where available. Examples include corporate bonds and U.S. Government agency and Government-sponsored entity mortgage-backed securities and collateralized mortgage obligations.
     Where significant inputs are unobservable in the market due to limited activity or a less liquid market, securities valued using models with such inputs are classified in Level 3 of the fair value hierarchy. Securities classified within Level 3 include subprime RMBS and collateralized debt obligations (“CDOs”) backed by subprime RMBS, which the Company refers to as ABS CDOs. ABS CDOs are valued using the prices of similar instruments, the pricing of completed or pending third party transactions or the pricing of the underlying collateral within the CDO. Where prices are not readily available, management’s best estimate is used. Additional examples of securities classified within Level 3 include certain residual and retained interests in securitizations and collateralized loan obligations (“CLOs”) that are backed by leveraged loans. Subordinated and residual interests and CLOs for which there are no quoted market prices are valued using discounted cash flow analyses with credit losses, prepayments and discount rates as assumptions.
Principal Investments
     With the adoption of SFAS 157, the valuation methodology for investments in the Company’s principal investing business, included in other assets, changed significantly. Prior to adoption, for public equity investments, fair value was based on quoted market prices, net of applicable blockage discounts and other discounts relating to trading restrictions and liquidity. Public equity investments are now valued using quoted market prices and discounts will only be applied when there are trading restrictions that are an attribute of the investment. Accordingly, the Company recorded gains of $28 million after-tax ($45 million pre-tax) as a cumulative effect adjustment to beginning 2008 retained earnings, related to removal of blockage discounts previously applied in determining the fair value of certain public equity investments. These public equity investments are classified within Level 1 of the fair value hierarchy unless adjustments for restrictions are applied, which would result in a classification as either Level 2 or 3.

     Prior to adoption of SFAS 157, investments in non-public securities, both private direct investments and investments in funds, were recorded at the Company’s estimate of fair value, which was generally the original cost basis unless either the investee had raised additional debt or equity capital and the Company believed the transaction, taking into consideration differences in the terms of securities, was a better indicator of fair value; or the Company believed the fair value was less than the carrying amount. Under SFAS 157, private direct investments are valued using metrics such as security prices of comparable public companies, acquisition prices for similar companies and original investment purchase price multiples, while also incorporating a portfolio company’s financial performance and specific risk factors. For certain fund investments, where the best estimates of fair value were primarily determined based upon fund sponsor data, the Company now uses net asset value (“NAV”) provided by the fund sponsor as an appropriate measure of fair value. In some cases, such NAVs require adjustments based on certain unobservable inputs. Due to the absence of quoted market prices and the inherent lack of liquidity for these investments, significant management judgment is required, and as such, non-public securities are classified within Level 3 of the hierarchy. These changes in valuation methodology to reflect an estimated exit price, versus the prior methodology that was based primarily upon initial fair value and fund sponsor data, led to the Company’s recognition of a $466 million pre-tax gain related to adoption of SFAS 157 on January 1, 2008.
Mortgage Servicing Rights
     With the adoption of SFAS 156, “Accounting for Servicing of Financial Assets,” the Company elected to record a class of originated residential mortgage servicing assets at fair value on an ongoing basis. Mortgage servicing rights (“MSRs”), which are classified in other assets, do not trade in active markets with readily observable prices. Valuations of originated residential MSRs recorded at fair value are estimated using discounted cash flows with prepayment speeds and discount rates as significant assumptions. Accordingly, MSRs are included within Level 3 of the fair value hierarchy. See Note 4 for additional information on MSRs.
Loans and Loans Held For Sale
     The market value of loans and loans held for sale is determined based on quoted market prices for the same or similar loans when such information is available; otherwise the Company uses outstanding investor commitments, discounted cash flow analyses with market assumptions or the fair value of the collateral if the loan is collateral dependent. Loans held for sale are aggregated for purposes of calculating the market value, consistent with the strategy for sale of the loans. Such loans are classified within either Level 2 or Level 3 of the fair value hierarchy. Where assumptions are made using significant unobservable inputs, such loans held for sale are classified as Level 3.
ITEMS MEASURED AT FAIR VALUE ON A RECURRING BASIS
     The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2008, for each of the fair value hierarchy levels.

	September 30, 2008

(In millions)	Level 1	Level 2	Level 3	Netting (b)	Total

ASSETS
Cash trading instruments	$1,367	28,534	5,080	-	34,981
Derivatives	805	76,236	8,487	(64,509)	21,019

Total trading account assets	2,172	104,770	13,567	(64,509)	56,000
Securities	6,684	92,754	8,255	-	107,693
Loans	-	-	22	-	22
Loans held for sale	-	1,448	68	-	1,516
Other assets (a)	277	1,380	3,284	(3,001)	1,940

Total assets at fair value	$9,133	200,352	25,196	(67,510)	167,171

LIABILITIES
Cash trading instruments	2,067	2,888	11	-	4,966
Derivatives	633	72,386	9,002	(68,599)	13,422

Total trading account liabilities	2,700	75,274	9,013	(68,599)	18,388
Other liabilities (a)	30	1,186	32	(3,001)	(1,753)

Total liabilities at fair value	$2,730	76,460	9,045	(71,600)	16,635

(a) Other assets and other liabilities include accounting hedges and economic hedges that are entered into for certain risk management purposes. Other assets also include principal investments and mortgage servicing assets carried at fair value.
(b) Derivatives are reported net of cash collateral received and paid, and to the extent the criteria of FIN 39 are met, positions with the same counterparty are netted as a part of a legally enforceable master netting agreement between the Company and the derivative counterparty.

LEVEL 3 ITEMS MEASURED AT FAIR VALUE ON A RECURRING BASIS
     The determination to classify a financial instrument within Level 3 of the fair value hierarchy is based on the significance of the unobservable inputs to the overall fair value measurement. However, in addition to unobservable inputs, the valuation of Level 3 instruments typically includes observable inputs as well. Thus, the gains and losses reflected in the rollforward of balances in the tables on the following pages include changes in fair value that are due at least partially to observable factors that are part of the valuation methodology. Additionally, the Company uses derivatives classified within Level 1 or 2 of the fair value hierarchy to manage certain risk characteristics of Level 3 financial instruments. Because Level 1 and 2 instruments are not included in this discussion or in the rollforward, gains and losses may appear to reflect a certain degree of volatility when presented exclusive of related Level 1 and 2 derivatives that may be used to offset risk in Level 3 instruments.
     Additionally, certain instruments within Level 3 assets include derivatives related to private label RMBS and certain commercial mortgage-backed securities transactions. Included in derivative assets and liabilities is activity associated with the intermediation of ABS and commercial real estate (“CRE”) CDO securitizations, where the Company purchases credit default protection related to the securitization of specific RMBS and CRE reference obligations and then sells protection on the same exposure to various market participants, resulting in a significant amount of credit default exposure being economically hedged. Of the $8.5 billion of Level 3 derivative assets, $5.4 billion represents credit default exposure that is economically hedged with derivative liabilities on the same reference obligation. The remaining Level 3 derivative assets and liabilities are also subject to the Company’s established risk management practices.
     Total Level 3 assets were 3 percent of the Company’s total assets at both June 30, 2008, and September 30, 2008. During the nine months ended September 30, 2008, the Company purchased $2.6 billion of RMBS; recorded $1.8 billion of other-than-temporary impairment losses, which were primarily driven by interest rate changes, credit spread widening and reduced liquidity in applicable markets; and had net transfers of $641 million from Level 3 to Level 2 relating to securities available for sale. Additionally, the Company recorded $1.0 billion of net market disruption-related losses related to cash instruments within trading account assets.
     The following tables present the changes in the Level 3 assets and liabilities for the three and nine months ended September 30, 2008.

	Three Months Ended September 30, 2008
							Change in
							unrealized gains
			Included in	Purchases,			(losses) relating
			other	issuances and	Transfers in		to instruments
	Beginning	Included in	comprehensive	settlements,	and/or out	Ending	still held at the
(In millions)	balance	earnings	income (loss)	net	of Level 3	balance	reporting date

ASSETS
Cash trading instruments	$6,209	(474)	-	(663)	8	5,080	(500)
Securities	8,177	(1,258)	188	(446)	1,594	8,255	(1,137)
Loans	18	(4)	-	(1)	9	22	(4)
Loans held for sale	43	-	-	(22)	47	68	(14)
Other assets	$3,491	(163)	-	(44)	-	3,284	(117)

LIABILITIES
Cash trading instruments	$43	-	-	(32)	-	11	-
Derivatives, net (a)	1,220	60	-	(755)	(10)	515	3
Other liabilities	$76	13	-	(57)	-	32	8

(a) Total Level 3 derivative exposures are netted for presentation purposes.

	Nine Months Ended September 30, 2008
							Change in
							unrealized gains
			Included in	Purchases,			(losses) relating
			other	issuances and	Transfers in		to instruments
	Beginning	Included in	comprehensive	settlements,	and/or out	Ending	still held at the
(In millions)	balance	earnings	income (loss)	net	of Level 3	balance	reporting date

ASSETS
Cash trading instruments	$6,494	(1,048)	-	(716)	350	5,080	(863)
Securities	9,575	(2,301)	(246)	1,868	(641)	8,255	(1,523)
Loans	-	(7)	-	(2)	31	22	(7)
Loans held for sale	106	-	-	(85)	47	68	(15)
Other assets	$2,737	560	-	(13)	-	3,284	464

LIABILITIES
Cash trading instruments	$29	4	-	(65)	43	11	-
Derivatives, net (a)	605	125	-	(188)	(27)	515	246
Other liabilities	$32	57	-	(57)	-	32	(31)

(a) Total Level 3 derivative exposures are netted for presentation purposes.
     Gains and losses (realized and unrealized) included in earnings for the three and nine months ended September 30, 2008, for Level 3 assets and liabilities reported in net interest income, trading account profits (losses), principal investing, securities gains (losses) and other income are presented in the tables below.

	Three Months Ended September 30, 2008

		Trading
	Net	Account		Securities
	Interest	Profits	Principal	Gains	Other
(In millions)	Income	(Losses)	Investing	(Losses)	Income

Total gains (losses)	$7	(534)	(307)	(1,258)	120
Change in unrealized gains (losses) relating to
assets still held at September 30, 2008	$-	(508)	(355)	(1,137)	239

	Nine Months Ended September 30, 2008

		Trading
	Net	Account		Securities
	Interest	Profits	Principal	Gains	Other
(In millions)	Income	(Losses)	Investing	(Losses)	Income

Total gains (losses)	$14	(1,207)	255	(2,300)	256
Change in unrealized gains (losses) relating to
assets still held at September 30, 2008	$-	(657)	67	(1,522)	383

ITEMS MEASURED AT FAIR VALUE ON A NONRECURRING BASIS
     Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value measurement in certain circumstances, for example, when there is evidence of impairment. These instruments are measured at fair value on a nonrecurring basis and include assets such as certain loans held for sale, which are measured at the lower of cost or market value (“LOCOM”), and certain loans that have been deemed impaired.
     Loans held for sale with a carrying amount of $1.7 billion were written down to their fair value of $1.2 billion, resulting in a loss of $469 million, which was included in results of operations for the nine months ended September 30, 2008. Certain of these positions are economically hedged with derivatives classified as trading account assets.

     When a loan held for investment is deemed impaired, a creditor measures impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, impairment may be measured based on the fair value of the loan or on the fair value of the underlying collateral if the loan is collateral dependent. Loans deemed to be impaired based on a fair value measurement totaled $6.6 billion with the portion deemed to be impaired included in the allowance for loan losses.
     The Company recorded goodwill impairment charges of $18.8 billion and $6.1 billion in the third and second quarters of 2008, respectively, which were primarily driven by the significant decline in the Company’s market capitalization. See Note 7 for additional information on goodwill impairment.
     The following table presents financial instruments still held on the balance sheet at September 30, 2008, by level within the fair value hierarchy for which a nonrecurring change in fair value was recorded during the three and nine months ended September 30, 2008. Because certain items, such as loans held for sale, are not measured at fair value on a recurring basis, certain carrying amounts may reflect fair value measurements at an earlier interim period and may no longer represent the fair value at September 30, 2008. Additionally, the carrying amount of any loans fully charged off is zero. Other assets include foreclosed properties, and related losses include charge-offs on loans prior to reclassification as foreclosed properties.

					Total gains (losses)

					September 30, 2008
	Fair Value Measurements				Three	Nine
					Months	Months
(In millions)	Level 1	Level 2	Level 3	Total	Ended	Ended

ASSETS
Loans	$-	4,738	1,819	6,557	(1,231)	(2,335)
Loans held for sale	-	1,114	74	1,188	(63)	(469)
Goodwill	-	-	11,864	11,864	(18,786)	(24,846)
Other assets	-	416	55	471	(174)	(240)
LIABILITIES
Other liabilities	$-	-	4	4	(4)	(4)

FAIR VALUE OPTION
     The Company adopted SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” on January 1, 2008. SFAS 159 permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value reported in the results of operations. The election to carry an instrument at fair value is made at the individual contract level and can be made only at origination or inception of the instrument, or upon the occurrence of an event that results in a new basis of accounting. The election is irrevocable. On January 1, 2008, the Company recorded a cumulative effect adjustment of $60 million ($38 million after-tax) as a charge to beginning retained earnings as a result of the adoption of SFAS 159.
     The instruments for which the Company elected fair value and the resulting transition adjustment are presented below.

	As of		As of
	January 1,		January 1,
	2008, prior to	Transition	2008, after
	adoption of	adjustment	adoption of
(In millions)	SFAS 159	gain (loss)	SFAS 159

Trading account assets	$6,807	(60)	6,747
Loans held for sale	16	-	16

Pretax cumulative effect of adoption of fair value option		(60)
Income taxes		22

Cumulative effect of adoption of fair value option		$(38)

     The total transition adjustment is attributable to certain securities available for sale elected for fair value option and represents the unrealized loss at December 31, 2007, reclassified from accumulated other comprehensive income to retained earnings effective January 1, 2008. The intent of the Company’s election was to provide an alternative to hedge accounting. Following election of the fair value option, these securities available for sale were reclassified to trading account assets as required by SFAS 159. Election of fair value and the consequent move to trading account assets did not change the intent of the Company to hold the elected securities as originally intended when they were reported as securities available for sale. During the third quarter of 2008, $4.3 billion of the securities carried at fair value were sold as a part of the Company’s overall strategy to de-leverage the balance sheet and preserve capital. The remaining securities carried at fair value continue to be managed as they had been managed within securities available for sale.

     On January 1, 2008, certain purchased distressed nonperforming residential real estate loans held for sale were also elected to be carried at fair value with corresponding changes in fair value reported in the results of operations. As these loans held for sale were carried at LOCOM prior to adoption and were in a loss position, no transition adjustment was required. This election was intended to decrease earnings volatility.
     As the adoption of SFAS 159 provides the Company with the opportunity to mitigate volatility in earnings caused by measuring related assets and liabilities differently without the need to apply complex hedge accounting provisions, the Company has chosen to elect fair value option for certain financial assets and liabilities on a prospective basis and will continue to evaluate opportunities for election going forward.
     During the nine months ended September 30, 2008, the Company elected fair value for certain newly originated residential mortgage loans held for sale. These elections were made due to the short holding period of such loans. Securities elected upon adoption included certain seasoned mortgage-backed securities and were elected due to their predictable price risk as interest rates change, in connection with the Company’s risk management strategy.
     Also, during the nine months ended September 30, the Company elected fair value for certain letters of credit that are hedged with derivative instruments to better reflect the economics of the transactions. These letters of credit are included in trading account assets or liabilities. Additionally, certain residential mortgage loans held for sale carried at fair value were transferred to the loan portfolio, where they continue to be carried at fair value with unrealized gains and losses reported in the results of operations.
     Prospectively, the Company plans to elect fair value for certain newly originated loans and loans held for sale, certain purchased securities and certain debt issuances with related unrealized gains and losses reported in the results of operations.
     The following tables present gains and losses due to changes in fair value for items measured at fair value pursuant to election of the fair value option for the three and nine months ended September 30, 2008.

	Three Months Ended September 30, 2008

	Trading
	Profits	Other
(In millions)	(Losses)	Income	Total

Trading account assets	$(21)	-	(21)
Loans	-	(4)	(4)
Loans held for sale	$-	10	10

	Nine Months Ended September 30, 2008

	Trading
	Profits	Other
(In millions)	(Losses)	Income	Total

Trading account assets	$(36)	-	(36)
Loans	-	(7)	(7)
Loans held for sale	$-	3	3

     The above amounts do not include interest and dividends earned during the period. Such interest and dividends are recorded in interest income or interest expense on an accrual basis. Additionally, amounts do not reflect associated hedges.
     For the nine months ended September 30, 2008, the estimated change in fair value of loans and other receivables for which the fair value option was elected that was attributable to changes in instrument-specific credit risk was insignificant.
     As of September 30, 2008, the aggregate fair value of loans and long-term receivables for which the fair value option was elected was exceeded by the aggregate unpaid contractual principal amount by $25 million. The aggregate fair value of loans carried at fair value that are 90 days or more past due as of September 30, 2008, was $3 million, and the contractual principal amount of such loans exceeded the fair value by $20 million. The aggregate fair value of loans that were in nonaccrual status as of September 30, 2008, was $8 million and the contractual principal amount of such loans exceeded the fair value by an insignificant amount.
     The aggregate carrying amount of items not eligible for the fair value option is $23.7 billion, which represents the Company’s lease financing receivables, which are included in loans on the balance sheet.